AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER   , 1997

                                                     REGISTRATION NO. 333-38093
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.
            (EXACT NAME OF REGISTRANTS AS SPECIFIED IN ITS CHARTER)

         COLORADO                   799302                   84-1422931
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL        91-1842691
     JURISDICTION OF        CLASSIFICATION NUMBER)        (I.R.S. EMPLOYER
     INCORPORATION OR                                  IDENTIFICATION NUMBER)
      ORGANIZATION)

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.
                     C/O CASINO AMERICA, INC., AS MANAGER
                              711 WASHINGTON LOOP
                           BILOXI, MISSISSIPPI 39530
                                 601-436-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                          ALLAN B. SOLOMON, SECRETARY
                        ISLE OF CAPRI BLACK HAWK L.L.C.
                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.
                     C/O CASINO AMERICA, INC., AS MANAGER
                              711 WASHINGTON LOOP
                           BILOXI, MISSISSIPPI 39530
                                 601-436-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                WITH A COPY TO:
                                PAUL W. THEISS
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                (312) 782-0600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                       PROPOSED       PROPOSED
                                         AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES       TO BE      OFFERING PRICE   AGGREGATE     REGISTRATION
         TO BE REGISTERED              REGISTERED      PER UNIT    OFFERING PRICE     FEE(1)
-----------------------------------------------------------------------------------------------
 13% Series B First Mortgage Notes
  Due 2004 with Contingent Inter-
  est.............................    $75,000,000        100%       $75,000,000     $22,727.27

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(1) Previously paid.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 8, 1997
PROSPECTUS

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                     ISLE OF CAPRI BLACK HAWK CAPITAL CORP.
                                  ----------
          OFFER TO EXCHANGE 13% SERIES B FIRST MORTGAGE NOTES DUE 2004
         WITH CONTINGENT INTEREST WHICH HAVE BEEN REGISTERED UNDER THE
           SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING
      13% SERIES A FIRST MORTGAGE NOTES DUE 2004 WITH CONTINGENT INTEREST
                                  ----------
  Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company"), and Isle of Capri Black Hawk Capital Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $75 million aggregate principal amount of 13% Series B First Mortgage Notes due 2004 with Contingent Interest (the "New Notes") of the Issuers for a like principal amount of the Issuers' issued and outstanding 13% Series A First Mortgage Notes due 2004 with Contingent Interest (the "Old Notes" and, together with the New Notes, the "Notes") with the holders (each holder of Old Notes a "Holder") thereof. The terms of the New Notes are substantially identical to the terms of the Old Notes that are to be exchanged therefor. See "Description of the New Notes." The Company is using the net proceeds of the offering of the Old Notes to finance the development, construction, equipping and operation of the Isle of Capri Casino and related amenities (the "Isle-Black Hawk") to be located in Black Hawk, Colorado. The total indebtedness of the Company consists of the Old Notes in the amount of $75.0 million and, when added to FF&E Financing (as defined herein) expected to be incurred in the future in the amount of $13.2 million, is expected to be $88.2 million. The Company is a limited liability company in which Casino America of Colorado, Inc., a wholly owned subsidiary of Casino America, Inc. ("Casino America"), owns a 60% interest and Blackhawk Gold, Ltd., a wholly owned subsidiary of Nevada Gold & Casinos, Inc. ("Nevada Gold"), owns a 40% interest. Pursuant to the Members Agreement (as defined herein), the Company will make quarterly distributions of cash from operations to Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. in proportion to their respective ownership interests in the Company, subject to restrictions in the Indenture governing both the Old Notes and the New Notes. Casino America will be entitled to the payment of a management fee pursuant to a Management Agreement (as defined herein) with the Company.
  The Company is in the development stage and has no revenue from operations. The Isle-Black Hawk is largely undeveloped and is not expected to be operational until early 1999.
  Fixed Interest on the New Notes is payable at the rate of 13% per annum, semiannually on February 28 and August 31 of each year, commencing February 28, 1998. The New Notes will mature on August 31, 2004. Contingent Interest (as defined herein) is payable on the New Notes on each interest payment date, in an aggregate amount equal to 5% of the Company's Consolidated Cash Flow (as defined herein) for the two fiscal quarter period ending during the January or July immediately preceding such interest payment date (each a "Semiannual Period"); provided that no Contingent Interest shall be payable with respect to any period prior to the date that the Isle-Black Hawk is first Operating (as defined herein). The Issuers, at their option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due subject to certain conditions described herein. See "Description of the New Notes-- Principal, Maturity and Interest." The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the New Notes prior to maturity. The Notes are without recourse to Casino America of Colorado, Inc., Casino America, Blackhawk Gold, Ltd. or Nevada Gold and no such party is a guarantor of the Notes or has any fiduciary obligation to the Holders. The New Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after August 31, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the date of redemption. Notwithstanding the foregoing, at any time prior to August 31, 2000, the Issuers may redeem up to 35% of the original principal amount of the New Notes at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption with the net proceeds of a Public Equity Offering (as defined herein). Upon a Change in Control (as defined herein), each holder of the New Notes will have the right to require the Issuers to repurchase such holder's New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. There can be no assurance, however, that the Company will have sufficient funds to satisfy its repurchase obligations upon a Change in Control. Beginning with the first Operating Year (as defined herein) after the Isle-Black Hawk becomes Operating, the Issuers will be required to offer to purchase, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, the maximum principal amount of New Notes that may be purchased with 50% of the Company's Excess Cash Flow (as defined herein) in respect of the Operating Year then ended.
  Prior to the Exchange Offer, there has been no established trading market for the New Notes. The Issuers do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Therefore, there can be no assurance as to the existence or liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. Following the consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligations to such Holders to provide for the registration of the Old Notes under the Securities Act. See "Exchange Offer-- Consequences of not Exchanging Old Notes." Broker-dealers selling the New Notes may be deemed to be "underwriters" under the Securities Act (as defined herein).
  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON                , 1998, UNLESS EXTENDED, PROVIDED THAT NO
EXTENSION WILL BE PERMITTED BEYOND 45 BUSINESS DAYS FROM THE DATE OF THIS PROSPECTUS.
                                  ----------
  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION
    WITH AN INVESTMENT IN THE NEW  NOTES, INCLUDING BY HOLDERS OF OLD NOTES
       WHO TENDER  THEIR  OLD NOTES  IN  THE EXCHANGE  OFFER,  SEE  "RISK
         FACTORS" ON PAGE 13 OF THIS PROSPECTUS.
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------
                The date of this Prospectus is December  , 1997

  The New Notes will be senior secured obligations of the Issuers and will rank pari passu in right of payment with any existing and future senior Indebtedness (as defined herein) of the Issuers and will rank senior in right of payment to all subordinated Indebtedness of the Issuers. As of the date of this Prospectus, the Notes were the only outstanding senior Indebtedness of the Issuers. The Company also intends to incur approximately $13.2 million of FF&E Financing in the future. The New Notes will be secured by a first priority lien, subject to Permitted Liens (as defined herein), in substantially all of the existing and future assets of the Issuers, including, without limitation (i) a pledge of the net proceeds from the Old Notes Offering (as defined herein) deposited and held as collateral in the Cash Collateral Accounts pending disbursement pursuant to the Cash Collateral and Disbursement Agreement, (ii) a security interest in substantially all of the assets that will comprise the Isle-Black Hawk and (iii) an assignment of certain agreements pursuant to which the Isle-Black Hawk will be constructed and managed and certain licenses and permits relating thereto. The New Notes will not be secured by furniture, fixtures and equipment financed by FF&E Financing or any gaming or liquor licenses. See "Description of the New Notes--Security."

  The Issuers will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on
            , 1998, or such later time and date to which the Exchange Offer is extended (the "Expiration Date"), provided that no such extension may be made beyond 45 business days from the date of this Prospectus. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Issuers. The Issuers have agreed to pay the expenses of the Exchange Offer. There will be no cash proceeds to the Issuers from the Exchange Offer. See "Use of Proceeds."

  The Old Notes were issued and sold (the "Old Notes Offering") on August 20, 1997 (the "Closing Date") in a transaction that was not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered for exchange in order to satisfy certain obligations of the Issuers under Registration Rights Agreements (as defined herein) between the Issuers and the Initial Purchasers (as defined herein). The New Notes will be obligations of the Issuers evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture which governs both the Old Notes and the New Notes. The form and terms (including principal amount, interest rate, dividend payment, maturity and ranking) of the New Notes are the same as the form and terms of the Old Notes except that the New Notes (i) have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Notes; (ii) will not be entitled to registration rights; and (iii) will not provide for any Liquidated Damages (as defined herein). See "The Exchange Offer--Registration Rights; Liquidated Damages."

  The Issuers are making the Exchange Offer pursuant to the registration statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser or holder who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the

Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of one year after the date on which the Registration Statement (as defined herein) was declared effective by the Commission, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                             AVAILABLE INFORMATION

  The Issuers have filed with the Commission a registration statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Issuers and the New Notes, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  Upon the effectiveness of the Registration Statement, the Issuers will be subject to the reporting requirements of the Exchange Act and the interpretations issued thereunder by the staff of the Commission. The Registration Statement, such reports and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material also may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

  The financial statements of Casino America are publicly available through the offices of the Commission and can also be obtained by contacting Casino America at 711 Washington Loop, Biloxi, Mississippi 39530, phone number 601-436-7000. The financial statements of Nevada Gold are publicly available through the offices of the Commission and can also be obtained by contacting Nevada Gold at 3040 Post Oak Blvd., Suite 675, Houston, Texas 77056, telephone number 713-621-2245. Neither Casino America nor Nevada Gold is a guarantor of the Notes or has any fiduciary obligation to the Holders.

                                    SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used herein, the term "Black Hawk Market" means the combined gaming markets of the adjacent cities of Black Hawk and Central City, Colorado. Prospective investors are urged to read this Prospectus in its entirety, including, without limitation, the "Risk Factors" beginning on page 13.

                                  THE COMPANY

  The Company plans to develop, own and operate the Isle-Black Hawk as a premier casino gaming facility to be located in the Black Hawk Market approximately 40 miles west of Denver. The Isle-Black Hawk will be one of the first gaming facilities encountered by customers traveling from Denver to the Black Hawk Market. Upon completion, the Isle-Black Hawk will be one of the largest gaming facilities in Colorado. Plans for the Isle-Black Hawk include a 55,000 square foot, single-floor gaming facility featuring approximately 1,100 slot machines, 24 table games and 1,000 on-site parking spaces, a fine dining restaurant, a delicatessen, a full service buffet and other related amenities. The Isle-Black Hawk will be designed and constructed pursuant to a bonded, "guaranteed maximum price" design/build agreement (the "Design/Build Agreement"), which also provides for the addition of a hotel at the option of the Company for an agreed-upon increase to the guaranteed maximum price. This "guaranteed maximum price" may be increased if plans or specifications change or the project encounters unforeseen geological or excavation conditions or due to certain delays caused by the Company, certain changes in law or many other contingencies, any or all of which may increase the actual price paid for the development of the Isle-Black Hawk. See "Recent Developments."

  The Black Hawk Market includes many small, privately held gaming facilities that the Company believes offer limited amenities and are characterized by a shortage of convenient on-site parking. In addition, there are several larger gaming facilities in the Black Hawk Market that provide varying levels of services and amenities. Management believes that the Isle-Black Hawk's large and modern gaming facility, superior location, convenient on-site covered parking and extensive amenities will afford it a significant competitive advantage. The Isle-Black Hawk is expected to include the largest single-floor gaming facility in Colorado upon its opening and will offer a broad array of amenities, including what is expected to be the largest buffet in the Black Hawk Market. The Company believes that the customer convenience afforded its patrons by providing ample on-site, covered self-parking spaces will significantly differentiate the Isle-Black Hawk from its competitors. Management believes that, upon completion, parking at the Isle-Black Hawk will represent in excess of 25% of the total covered parking spaces in the Black Hawk Market. The Isle-Black Hawk will be designed and operated under a distinctive Caribbean theme as an "Isle of Capri Casino," further differentiating it from other gaming facilities in the area, which primarily stress Victorian and western themes. In addition, the Company will utilize database marketing techniques used by Casino America at its existing facilities.

  Casino gaming in Colorado is restricted to the three towns of Black Hawk, Central City and Cripple Creek and two Native American gaming facilities located in the southwest corner of the state. The Black Hawk Market, which includes both Black Hawk and Central City, primarily attracts drive-in or "day trip" customers from the population centers of Denver, Boulder, Fort Collins and Golden, Colorado as well as Cheyenne, Wyoming. These population centers are located within a 100-mile radius of the Black Hawk Market. The population within this 100-mile radius has experienced steady growth from a population of
2.8 million in 1990 to 3.2 million in 1996. Gaming revenues generated in the Black Hawk Market have grown from $127.6 million in 1992, the first full year of gaming operations, to $308.8 million in 1996. For the twelve-month period ended September 30, 1997, gaming revenues in the City of Black Hawk, which accounted for 72.5% of gaming revenues in the Black Hawk Market, grew at a rate of 6.6% compared to the prior twelve-month period.

  The total cost for the Isle-Black Hawk is estimated to be $103.6 million, which includes approximately (i) $14.4 million in contributed value for a 9.12-acre site upon which the Isle-Black Hawk will be developed, (ii)

$47.3 million for the estimated development and construction budget for the Isle-Black Hawk pursuant to the Design/Build Agreement, which is a bonded "guaranteed maximum price" contract, (iii) $10.3 million for furniture, fixtures and equipment not included within the guaranteed maximum price under the Design/Build Agreement, (iv) $5.4 million for project development costs, fees and permits, (v) $2.8 million for pre-opening costs and opening bankroll,
(vi) $19.1 million for a completion reserve and an interest reserve and (vii) $4.3 million for fees and expenses related to the Old Notes Offering and the Exchange Offer. The design/build team under the Design/Build Agreement includes Haselden Construction, Inc. ("Haselden"), a large Denver-based general contractor with experience in constructing facilities in the mountain towns of Colorado, including Black Hawk, as well as Parkhill-Ivins Architects, a Denver-based architectural firm that has designed several other facilities in the Black Hawk Market. The Company commenced excavation and other site preparation activities in August 1997, which are anticipated to be substantially completed within approximately six to nine months of their commencement. Following the completion of site preparation, on-site construction activities will commence and are expected to take approximately ten months to complete. Accordingly, the Company expects to open the Isle-Black Hawk in early 1999. See "Recent Developments." Under the terms of the Design/Build Agreement and the Cash Collateral and Disbursement Agreement, the Company has the option, which must be exercised by March 1, 1998, to add a hotel which, if exercised, would add $6.3 million to the "guaranteed maximum price" under the Design/Build Agreement (the "Hotel Option"). In the event that the Company exercises the Hotel Option, the Company expects to fund the construction of the hotel within the project budget described herein. See "Material Agreements--Design/Build Agreement."

  Casino America will manage and implement a business and marketing strategy for the Isle-Black Hawk. The Isle-Black Hawk will be designed and operated under the theme of an "Isle of Capri Casino," a theme used by Casino America at its existing gaming facilities that emphasizes a tropical island atmosphere and offers value-oriented gaming facilities and complementary amenities. Casino America will license the use of the "Isle of Capri(R)" name to the Company, together with other service marks and trade names utilized at its existing gaming facilities. Casino America has developed, constructed, and currently operates gaming facilities at four locations and has developed two hotels, a 367-room hotel at its Biloxi, Mississippi facility and a 241-room hotel at its Lake Charles, Louisiana facility. Each of these facilities is wholly owned by Casino America and were developed by Casino America or, in two cases, Casino America in conjunction with joint venture partners (the interests of which were purchased by Casino America in 1996 with financing from a debt offering). Casino America has never sponsored programs with offerings made to other investors.

  Casino America, as manager of the Isle-Black Hawk (the "Manager"), intends to utilize database marketing techniques previously developed and implemented at its existing gaming facilities. Database marketing is intended to identify a facility's core customers by tracking visits and levels of play, and that information is then used to foster increased customer loyalty and promote repeat visits through, among other things, various promotional activities and special events. The Company intends to use its promotional programs, particularly the Island Gold Players Club, to build its database of core customers. The Company also intends to use bus programs to promote group visits and other promotional programs designed to increase customer volume, track customer trends and develop its customer database.

RECENT DEVELOPMENTS

  The Company delivered a "Notice to Proceed" to Haselden under the Design/Build Agreement on August 25, 1997, at which time excavation and site preparation activities were commenced. Except as set forth in the following paragraph, the Company believes that excavation and site preparation activities have been conducted through the date of this Prospectus within the budgeted amounts therefor, and within the project completion schedule. As of November 23, 1997, approximately $5,444,000 had been disbursed from the Construction Disbursement Amount. All necessary local permits and approvals have been obtained as required to date, and the Company is not aware of any material issues concerning its pending gaming approval applications with the State of Colorado.

  Haselden has notified the Company that excavation and site preparation activities have uncovered a greater amount of less stable weathered rock and overburden soil than originally anticipated. Consequently, Haselden expects that substantial additional structural support of the mountain wall forming the rear of the construction site for the Isle-Black Hawk will be required. In addition, the City of Black Hawk has required certain changes to the Company's excavation and site preparation plans with regard to the slope of the rear wall excavation. Haselden's position is that it is entitled to an increase in the guaranteed maximum price under the Design/Build Agreement and an extension to the construction schedule. Although the Company and Haselden have not yet agreed to the amount of any price adjustment or any revision to the construction schedule, the preliminary, unsubstantiated estimates provided by Haselden indicate that the foregoing developments may lead to a price increase and schedule extension that could be material. The Company and Haselden are working to determine the extent of the necessary changes and which party should bear any increased cost or schedule delays. In the meantime, based on preliminary discussions with Haselden, the Company presently intends to add between $2.7 million and $3.0 million to the development and construction budget for the Isle-Black Hawk pending such determination, to be drawn first from accrued and future interest earnings on amounts in the Construction Disbursement Account, with the remainder, if necessary, to be drawn from the Completion Reserve Account, to provide for an expected increase in the "guaranteed maximum price" under the Design/Build Agreement ultimately resulting from the foregoing, and has revised its estimate of the date of substantial completion of the Isle-Black Hawk from "late 1998 or early 1999" to "early 1999." The Company believes that sufficient funds remain to enable the Isle-Black Hawk to be developed as planned and open for business within the anticipated time frame.

CAPITALIZATION TRANSACTIONS

  The Company was formed in April 1997 and is owned 60% by Casino America of Colorado, Inc. and 40% by Blackhawk Gold, Ltd. Simultaneously with the consummation of the Old Notes Offering, (i) Casino America of Colorado, Inc. assigned to the Company the contractual right to purchase a portion of the property (the "Casino America Parcel") upon which the Isle-Black Hawk will be developed, $100,000 of the purchase price of which was previously paid by Casino America on behalf of Casino America of Colorado, Inc., (ii) Casino America of Colorado, Inc. contributed sufficient cash to the Company to enable the Company to purchase the Casino America Parcel for the unpaid balance of the purchase price of $6.4 million, (iii) Blackhawk Gold, Ltd. transferred, or caused to be transferred, to the Company the remaining portion of the property upon which the Isle-Black Hawk will be developed (the "Blackhawk Gold Parcel"),
(iv) the Company exercised and closed the purchase right referred to in clause
(i) above and (v) Casino America of Colorado, Inc. contributed to the Company $1,000,000 consisting of (A) development costs paid by Casino America of Colorado, Inc. to third parties in the amount of $0.3 million and (b) cash in the amount of $0.7 million (collectively, the "Capitalization Transactions").

  Until the completion of the Isle-Black Hawk, the executive offices of the Company will be located in care of the Manager at 711 Washington Loop, Biloxi, Mississippi 39530 (telephone number (601) 436-7000).

                                 CASINO AMERICA

  Casino America is a leading developer, owner and operator of dockside and riverboat casinos and related facilities in emerging gaming markets in the United States, owning and operating five dockside or riverboat casinos at four facilities. All of Casino America's gaming facilities are based on a tropical island theme and operate under the "Isle of Capri Casino" name. Casino America owns and operates a dockside riverboat casino and hotel in Bossier City, Louisiana, two riverboat casinos at a single facility on a site one mile from Lake Charles, Louisiana where it is presently constructing a 241-room hotel, a dockside casino and 367-room hotel in Biloxi, Mississippi and a dockside casino and recreational vehicle park in Vicksburg, Mississippi. Casino

America also owns and operates Pompano Park, a harness racing track in Pompano Beach, Florida. For the fiscal year ended April 27, 1997, Casino America had total revenues of $375.6 million, Adjusted EBITDA (as defined herein) of $69.2 million and net loss of $21.1 million which included certain settlement expenses and valuation charges. Excluding these expenses and charges, and also excluding certain pre-opening costs for its Lake Charles operation and an extraordinary after-tax charge resulting from the refinancing of debt, Casino America would have had a net loss of $0.2 million for the fiscal year ended April 27, 1997. For the six months ended October 26, 1997, Casino America had total revenues of $218.0 million, Adjusted EBITDA of $46.4 million and net income of $4.0 million. See "Business--Casino America." The term "EBITDA," while commonly used, is not defined by generally accepted accounting principles ("GAAP"). EBITDA is not calculated the same by all companies and should not be considered an accurate comparative measure or considered without referring to GAAP financial information and should not be construed as an alternative either to income from operations or cash flows from operating activities.

  Casino America's business strategy, which has been implemented in its existing operations, emphasizes the development and operation of value-oriented gaming facilities and complementary amenities with a tropical island theme using the "Isle of Capri Casino" brand name. Casino America believes that the use of the "Isle of Capri Casino" brand name and associated theme creates a readily identifiable brand image connoting excitement, quality and value, which Casino America complements by emphasizing customer service and non-gaming entertainment amenities. Casino America believes that this strategy fosters customer loyalty, enhances the ability to compete effectively in existing markets and facilitates the efficient and cost-effective development of gaming facilities in new markets. Casino America, as Manager of the Isle-Black Hawk, intends to tailor and implement this business strategy for the Black Hawk Market. Other than the Completion Capital Commitment and the deferral, under certain circumstances required by the Indenture and the collateral documents executed in connection therewith, of certain payments due to it under the Management Agreement, Casino America is under no obligation, and does not intend, to provide financial support for the Company.

                           SOURCES AND USES OF FUNDS
                             (DOLLARS IN MILLIONS)

  The Issuers will not receive any proceeds in connection with the Exchange Offer. The net proceeds received by the Company from the Old Notes Offering (after the deduction of discounts and commissions, fees and other expenses in connection with the Old Notes Offering) were approximately $72.0 million. The net proceeds from the Old Notes Offering, together with contributions received in the Capitalization Transactions and certain FF&E Financing, are being used to finance the development, construction, equipping and operation of the Isle-Black Hawk.

  The sources and uses of funds for the development, construction, equipping and operation of the Isle-Black Hawk are as follows:

              SOURCES
              -------
First Mortgage Notes........ $ 75.0
FF&E Financing..............   13.2
Equity contributions(1)(2)..   15.4
                             ------
    Total Sources........... $103.6
                             ======

                  USES
                  ----
Land(1)...........................  $ 14.4
Construction costs(3)(4)..........    44.4
Furniture, fixtures and equipment.    13.2
Permits, fees and other(5)........     5.4
Working capital(6)................     2.8
Interest reserve(7)...............    14.1
Estimated offering fees and
 expenses.........................     4.3
Completion Reserve(8).............     5.0
                                    ------
    Total Uses....................  $103.6
                                    ======

--------
(1) Reflects the contribution to the Company (a) by Casino America of Colorado, Inc. of a contractual right to purchase the Casino America Parcel, $0.1 million of the purchase price of which was previously paid by Casino America on behalf of Casino America of Colorado, Inc., (b) by Casino America of Colorado, Inc. of $6.4 million in cash to enable the Company to purchase the Casino America Parcel for the unpaid balance of the purchase price and (c) by Blackhawk Gold, Ltd. of the Blackhawk Gold Parcel, valued at $7.9 million (a portion of which secured $0.4 million of mortgage indebtedness repaid with the proceeds of the Old Notes Offering). See "--Capitalization Transactions," "Material Agreements--Members Agreement" and "Material Agreements--Land Purchase Contract."
(2) Includes a $1.0 million contribution to the Company by Casino America of Colorado, Inc. consisting of (a) development costs paid by Casino America of Colorado, Inc. to third parties in an amount of $0.3 million and (b) cash in the amount of $0.7 million. See "Material Agreements--Operating Agreement."
(3) Represents the bonded "guaranteed maximum price" set forth in the Design/Build Agreement of $47.3 million, less $2.9 million of non-gaming furniture, fixtures and equipment. This price includes a contingency allowance of $2.2 million. Such price is subject to increase if plans and specifications change or the project encounters certain unforeseen geological or excavation conditions, changes in law, delays caused by the Company or other contingencies. The price also will be increased or decreased based upon the amount that the actual costs to complete certain allowance items, in the aggregate, are above or below $2.6 million. The Design/Build Agreement also provides contractor incentives for early completion and construction cost savings as well as liquidated damages payable to the Company for certain unexcused delays. Although the Company believes that the site preparation and construction budget is reasonable, actual costs may be higher given the risks inherent in the site preparation and construction process. See "--Recent Developments," "Risk Factors-- Construction Budget and Site Risks," "Risk Factors--Permits and Approvals," "Risk Factors--Adverse Weather and Road Conditions; Seasonality," "Risk Factors--Environmental Matters" and "Material Agreements--Design/Build Agreement."
(4) Assumes that the Company does not exercise the Hotel Option, which is exercisable on or before March 1, 1998. If the Company exercises the Hotel Option, the "guaranteed maximum price" set forth in the Design/Build Agreement will increase by $6.3 million. If the Company exercises the Hotel Option, it intends to fund the increased costs of construction through cost savings achieved through value engineering, the availability of contractor's funds represented by the contractor's contingency allowance and the sources identified in footnote 8 below.
(5) Includes approximately $3.9 million in permits and impact fees, $1.1 million for operating supplies and $0.4 million used to repay mortgage indebtedness on a portion of the Blackhawk Gold Parcel.
(6) Includes pre-opening costs and opening bankroll for the Isle-Black Hawk currently estimated to be $1.8 million and $1.0 million, respectively.
(7) Reserve established for the payment of the first three interest payments on the Notes. The amount set forth is an estimate and is subject to change based on the actual interest rate payable on the Notes and the yield rate of the Government Securities purchased with the proceeds of the Offering and deposited in the Interest Reserve Account.
(8) Represents the Company's $5.0 million deposit of Offering proceeds into the Completion Reserve Account. Excludes interest earnings on amounts deposited in the Construction Disbursement Account and the Completion Reserve Account, which the Company will invest in Investment Grade Securities. Pursuant to the Cash Collateral and Disbursement Agreement, the Company may use amounts in the Completion Reserve Account to fund increases to the construction budget, subject to certain limitations. See "--Recent Developments." Also excludes the Completion Capital Commitment of Casino America, pursuant to which Casino America will commit to contribute to the Company up to $5.0 million in the event that such amounts are necessary to cause the Isle-Black Hawk to become Operating on or before April 1, 1999, or if the Isle-Black Hawk is not Operating by such date. See "Description of the New Notes--Completion Capital Commitment."

                               THE EXCHANGE OFFER

Securities Offered......  $75,000,000 principal amount of 13% Series B First
                          Mortgage Notes due 2004 with Contingent Interest. The terms of the New Notes are identical in all material respects to those of the Old Notes except for certain transfer restrictions and registration rights relating only to the Old Notes and except for certain Liquidated Damages provisions relating only to the Old Notes described below under "--Summary Description of the New Notes."

Issuance of Old Notes;
 Registration Rights....
                          The Old Notes were issued on August 20, 1997 to Jefferies & Company, Inc. (the "Initial Purchaser"), which placed the Old Notes with "qualified institutional buyers" (as such term is defined in Rule 144A promulgated under the Securities Act). In connection therewith, the Issuers executed and delivered for the benefit of the holders of Old Notes a certain registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Issuers agreed (i) to file a registration statement on or prior to October 19, 1997 with respect to the Exchange Offer and (ii) to use its best efforts to cause such registration statement to be declared effective by the Commission on or prior to December 18, 1997. In certain circumstances, the Issuers will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes. If the Issuers do not comply with their obligations under the Registration Rights Agreement, they will be required to pay Liquidated Damages to holders of the Old Notes under certain circumstances. See "The Exchange Offer--Registration Rights; Liquidated Damages."

The Exchange Offer......  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy the obligations of the Issuers contained in the Registration Rights Agreement. Based upon the position of the staff of the Commission set forth in no-action letters issued to third parties in other transactions substantially similar to the Exchange Offer (Exxon Capital Holdings Corporation (available April 13, 1988), Morgan Stanley & Co., Inc. (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchaser or any holder who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale for such New Notes.

                          Although there has been no indication of any change in the Commission staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. See "Risk Factors."

Procedures for            Tendering Holders of Old Notes must complete and sign
 Tendering..............  the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Holders of the Old
                          Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old
                          Notes registered in the name of a broker, dealer, commercial bank, trust companies or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer.
                          Letters of Transmittal and certificates representing
                          Old Notes should not be sent to the Issuers. Such documents should only be sent to the Exchange Agent.
                          Questions regarding how to tender and requests for information should be directed to the Exchange Agent.
                          See "The Exchange Offer--Procedures for Tendering Old
                          Notes."

Tenders, Expiration
 Date; Withdrawal ......
                          The Exchange Offer will expire on 5:00 p.m., New York
                          City time, on             , 1998, or such later date
                          and time to which the Exchange Offer is extended, provided that no such extension may be made beyond 45 business days after the date of this Prospectus. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old Notes" and "-- Withdrawal Rights."

Certain Conditions to
 the Exchange Offer.....
                          The Exchange Offer is subject to certain customary conditions, all of which may be waived by the Issuers, including the absence of (i) threatened or pending proceedings seeking to restrain the Exchange Offer or resulting in a material delay to the Exchange Offer; (ii) a general suspension of trading on any national securities exchange or in the over-the-counter market; (iii) a banking moratorium; (iv) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; and (v) change or threatened change in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuers and their subsidiaries taken as a whole that, in the sole judgment of the Issuers, is or may be adverse to the Issuers. The Issuers shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the foregoing events occurs which, in the sole judgment of the Issuers, make it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange. If the Issuers fail to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, they are obligated to file with the Commission a Shelf Registration Statement to cover resales of the Transfer Restricted Securities (as defined herein) by the holders thereof who satisfy certain conditions. If the Issuers fail to consummate the Exchange Offer or file a Shelf Registration Statement in accordance with the Registration Rights Agreement, the Issuers will pay Liquidated Damages to each holder of Transfer Restricted Securities until the cure of all defaults. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. See "The Exchange Offer-- Registration Rights; Liquidated Damages" and "-- Certain Conditions to the Exchange Offer."

Federal Income Tax
 Consequences...........
                          For Federal income tax purposes, the exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the Holders or the Issuers. See "Certain Federal Income Tax Considerations."

Use of Proceeds.........  There will be no proceeds to the Issuers from the exchange pursuant to the Exchange Offer.

Exchange Agent..........  IBJ Schroder Bank & Trust Company is serving as
                          Exchange Agent in connection with the Exchange Offer.

                  CONSEQUENCES OF NOT EXCHANGING THE OLD NOTES
  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Old Notes under the Securities Act. See "Risk Factors-- Consequences of Exchange and Failure to Exchange" and "The Exchange Offer-- Consequences of Not Exchanging Old Notes."

                                 THE NEW NOTES

Securities Offered .....  $75.0 million aggregate principal amount of 13%
                          Series B First Mortgage Notes due 2004 With
                          Contingent Interest (the "New Notes").

Issuers ................  The New Notes will be the joint and several obligations of Isle of Capri Black Hawk L.L.C. and its wholly owned subsidiary, Isle of Capri Black Hawk Capital Corp.

Maturity Date ..........  August 31, 2004.

Fixed Interest Rate ....  The New Notes will bear fixed interest at 13% per annum.

Interest Payment Dates    Interest on the New Notes will be payable semi-
 .......................  annually on each February 28 and August 31, commencing February 28, 1998.

Contingent Interest ....
                          Contingent Interest is payable on the New Notes, on each interest payment date, in an aggregate principal amount equal to 5% of the Company's Consolidated Cash Flow for the two fiscal quarter period ending during the January or July immediately preceding such interest payment date (each, a "Semiannual Period"); provided that no Contingent Interest shall be payable with respect to any period prior to the date that the Isle-Black Hawk is first Operating (as defined below at page 104; see "Description of the New Notes-- Certain Definitions--Operating"). The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if and only to the extent that (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio (as defined herein) for the Company's most recently completed Semiannual Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (ii) the principal amount of the New Notes corresponding to such Contingent Interest has not then matured or become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (a) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (b) upon the maturity of the corresponding principal amount of the Notes (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Contingent Interest at the rate of 14% per annum. The aggregate amount of Contingent Interest payable in a Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of New Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. The payment of Contingent Interest is subject to certain restrictions set forth herein. See "Description of the New Notes--Principal, Maturity and Interest."

Ranking ................  The New Notes will be senior secured obligations of the Issuers and will rank pari passu in right of payment with any existing and future senior Indebtedness of the Issuers, including FF&E Financing, and will rank senior in right of payment to all subordinated Indebtedness of the Issuers. As of the Closing Date, the Old Notes were the only outstanding senior Indebtedness of the Issuers.

Security................  The New Notes will be secured by a first priority lien, subject to Permitted Liens, in substantially all of the existing and future assets of the Issuers, including, without limitation, (i) a pledge of the net proceeds from the Old Notes Offering deposited and held as collateral in the Cash Collateral Accounts pending disbursement pursuant to the Cash Collateral and Disbursement Agreement, (ii) a security interest in substantially all of the assets that will comprise the Isle-Black Hawk and (iii) an assignment of certain agreements pursuant to which the Isle-Black Hawk will be constructed and managed and certain licenses and permits relating thereto. The New Notes will not be secured by furniture, fixtures and equipment financed by FF&E Financing. In addition, the Company's Colorado gaming and liquor licenses are not pledgeable or transferable. See "Description of the New Notes--Security." All rights and remedies with respect to the security interest are expressly subject to all laws, statutes, regulations and orders affecting gaming. See "Description of the New Notes-- Security--Certain Gaming Law Limitations."

No Recourse Against
 Affiliates.............  The New Notes are without recourse to the members of the Company or their respective parent or affiliate entities.

Completion Capital
 Commitment.............  Casino America has delivered to the Company a completion capital commitment (the "Completion Capital Commitment") pursuant to which it committed to contribute to the Company up to $5.0 million in the event that there are insufficient funds available to complete the development, construction and equipping of the Isle-Black Hawk, so that the Isle-Black Hawk is Operating on or before April 1, 1999, or in the event that the Isle-Black Hawk is not Operating on or before April 1, 1999; provided, however, that if the Isle-Black Hawk is not Operating by such date, Casino America has committed to contribute to the Company $5.0 million in cash less any amounts previously contributed to the Company pursuant to the Completion Capital Commitment.

Optional Redemption.....  The New Notes will be redeemable at the option of the
                          Issuers, in whole or in part, on or after August 31, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. Notwithstanding the foregoing, at any time prior to August 31, 2000, the Issuers may redeem up to 35% of the original principal amount of the New Notes at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption with the net proceeds of a Public Equity Offering; provided that at least $48.75 million of the aggregate principal amount of the New Notes remains outstanding immediately thereafter and that the call for such redemption occurs within 45 days of the date of the closing of such offering. See "Description of the New Notes--Optional Redemption."

Gaming Redemption.......  The New Notes will be subject to mandatory disposition and redemption requirements following certain determinations by any Gaming Authority (as defined herein). See "Description of the New Notes-- Gaming Redemption."

Offers to Purchase
 Change in Control......  Upon a Change in Control, the Issuers will be required to offer to repurchase all of the outstanding New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurance that the Issuers will have sufficient funds to satisfy their repurchase obligations upon a Change in Control. See "Description of the New Notes-- Repurchase at Option of the Holders--Change in Control."

Excess Cash Purchase
 Offer..................  Beginning with the first Operating Year after the
                          Isle-Black Hawk becomes Operating, the Issuers will be required to offer to purchase, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, the maximum principal amount of the New Notes that may be purchased with 50% of the Company's Excess Cash Flow in respect of the Operating Year then ended. "Excess Cash Flow," as defined below under "Description of the New Notes--Certain Definitions--Excess Cash Flow," is calculated after the Company's cash interest expense (including Contingent Interest). See "Description of the New Notes--Excess Cash Purchase Offer." The Company does not believe that its obligations to make Excess Cash Purchase Offers will materially and adversely affect its financial condition.

Asset Sales and Events    In addition, under certain circumstances, the Issuers
 of Loss................  may be required to use proceeds from Asset Sales (as defined herein) or Events of Loss (as defined herein) to offer to purchase a portion of the New Notes. See
                          "Description of the New Notes--Repurchase at the Option of Holders--Asset Sales" and "Description of the New Notes--Repurchase at the Option of Holders--
                          Event of Loss."

Certain Covenants.......  The Indenture pursuant to which the New Notes will be issued (and pursuant to which the Old Notes were issued) contains certain covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) make restricted payments, (ii) incur additional indebtedness and issue preferred stock, (iii) incur liens, (iv) pay dividends, (v) enter into mergers or consolidations, (vi) enter into certain transactions with affiliates, (vii) sell assets and (viii) issue and sell capital stock of subsidiaries. In addition, the Indenture provides that Capital will not hold any assets, become liable for any other obligations or engage in any business activities. See "Description of the New Notes-- Certain Covenants."

Cash Collateral and
 Disbursement
 Agreement..............
                          All of the net proceeds from the Old Notes Offering were initially deposited by the Company in the Cash Collateral Accounts as described below. The Cash Collateral Accounts have been pledged to the Trustee for the benefit of the Holders as security for the Notes. The proceeds of the Cash Collateral Accounts will be disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement. See "Description of the New Notes--Cash Collateral and Disbursement Agreement."

Construction
 Disbursement Account...

                          Of the net proceeds from the Old Notes Offering, approximately $52.9 million (net of initial disbursements made on the Closing Date) was deposited in the Construction Disbursement Account pending disbursement for the development, construction and opening of the Isle-Black Hawk and for other expenses of the Company, in each case upon satisfaction of certain conditions set forth in the Cash Collateral and Disbursement Agreement. Pending disbursement from the Construction Disbursement Account, such proceeds will be invested in Investment Grade Securities. As of November 30, 1997, approximately $5,444,000 had been disbursed from the Construction Disbursement Account for excavation and site preparation work.

Completion Reserve        Of the net proceeds from the Old Notes Offering, $5.0
 Account................  million was deposited in the Completion Reserve
                          Account pending disbursement in the
                          event there are insufficient funds in the Construction Disbursement Account to complete the Isle-Black Hawk. Pending disbursement from the Completion Reserve Account, such proceeds will be invested in Investment Grade Securities.

Interest Reserve
 Account................  Of the net proceeds from the Old Notes Offering, approximately $14.1 million was deposited in the Interest Reserve Account and used to purchase Government Securities representing funds sufficient to pay the first three Fixed Interest payments on the Notes. Any delay in the estimated completion date of the Isle-Black Hawk could adversely affect the Company's ability to make fixed interest payments commencing with the payment due August 31, 1999, and may result in a default on the interest payments on the New Notes.

Isle of Capri Black
 Hawk Capital Corp......  Isle of Capri Black Hawk Capital Corp. is a wholly owned subsidiary of the Company whose sole purpose is to serve as a co-issuer of the Notes in order to facilitate the Offering.

  For a more detailed discussion of the terms of the New Notes, see "Description of the New Notes."

                      SUMMARY DESCRIPTION OF THE OLD NOTES

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except that if the Exchange Offer is not consummated by February , 1998, subject to certain exceptions, with respect to the first 90-day period immediately following thereafter, the Issuers will be obligated to pay Liquidated Damages to each Holder of Old Notes in an amount equal to $.05 per week for each $1,000 principal amount of Old Notes held by such Holder.

                                  RISK FACTORS

  Holders of the Old Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the factors set forth under "Risk Factors."

                                 RISK FACTORS

  Potential investors in the New Notes, including Holders of Old Notes who tender their Old Notes in the Exchange Offer, should carefully consider the following matters, together with other information contained herein, before investing in the New Notes.

RISK OF NEW VENTURE; LACK OF PRIOR OPERATING HISTORY

  To date, the Company's activities have been limited to development activities and certain excavation and site preparation activities and, as a result, the Company has had no earnings or operations. Although certain members of Casino America's management have had experience constructing and operating dockside, riverboat and land-based gaming facilities outside of Colorado, neither the Company nor Casino America, which will manage the Company's gaming operations, have previously been involved in constructing or operating a land-based gaming facility or any facility in the Black Hawk Market. Moreover, the Isle-Black Hawk is a start-up development and, as such, will be subject to all of the risks inherent in establishing a new business enterprise, including, but not limited to, unanticipated site-related, construction, licensing, permitting or operating problems, as well as having no proven ability to market and operate a land-based gaming facility or any new venture in the Black Hawk Market. There can be no assurance that the Company or Casino America will be able to market successfully the Isle-Black Hawk or that the operations thereof will be profitable or will generate sufficient operating cash flow to enable the Company to make payments of principal and interest on the Notes.

SUBSTANTIAL LEVERAGE

  The Company is highly leveraged, with substantial debt service in addition to construction and operating expenses. As of the Closing Date, the Old Notes were the only outstanding senior Indebtedness of the Company. In addition, the Indenture permits the Company to incur up to $15.0 million of FF&E Financing outstanding at any time, approximately $13.2 million of which the Company intends to incur in connection with the opening of the Isle-Black Hawk. See "Capitalization." Giving pro forma effect to the expected incurrence of $13.2 million of FF&E Indebtedness, the Company would have had total indebtedness of $88.2 million and total equity of $15.0 million.

  The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including, but not limited to, the following: (i) the Company's increased vulnerability to adverse general economic and industry conditions, (ii) the dedication of a substantial portion of the Company's operating cash flow to the payment of principal and interest on Indebtedness, thereby reducing the funds available for operations and further development of the Isle-Black Hawk and (iii) the Company's impaired ability to obtain additional financing for future working capital, capital expenditures, acquisitions or other general corporate purposes. There can be no assurance that any such additional financing will be available in the future on terms satisfactory to the Company, if at all. Failure by the Company to obtain any required additional financing in the future could have a material adverse effect on its financial condition and results of operations.

POTENTIAL INABILITY TO REPAY DEBT

  Of the net proceeds from the Old Notes Offering, approximately $14.1 million was deposited in the Interest Reserve Account and used to purchase Government Securities representing funds sufficient to pay the first three Fixed Interest payments on the Notes. Other than these funds, the Issuers' ability to meet the debt service obligations on the Notes is entirely dependent upon the successful completion of the Isle-Black Hawk, expected to take place in early 1999, and the Company's future operating performance, which is itself dependent on a number of factors, many of which are outside of the Company's control, including prevailing economic conditions and financial, business, regulatory and other factors affecting the Company's operations and business. Any delay in the estimated completion date of the Isle-Black Hawk could adversely affect the Company's ability to make fixed interest payments commencing with the payment due August 31, 1999, and may result in a default on the interest payments on the New Notes. Any significant increases in the construction budget for the Isle-Black Hawk or delays in completing the construction and commencing the operation of the Isle-Black Hawk would adversely affect the operating results of the Company and could result in the Company's not being able to make required payments on its debt obligations, including the Notes. Assuming timely completion of the Isle-Black Hawk and its successful operation thereafter, management believes that the Company's operating cash flow will be sufficient to meet its expenses, including interest costs. There can be no assurance, however, that the Company will be profitable or will generate sufficient operating cash flow to enable the Company to (i) service its Indebtedness, including the Notes, or (ii) purchase any Notes required to be purchased by the terms of the Indenture. Since operations at the Isle-Black Hawk have not yet commenced and the Black Hawk Market has few, if any, facilities directly comparable to the Isle-Black Hawk, it is difficult to formulate estimates of the Isle-Black Hawk's potential earnings. None of Casino America, Nevada Gold, Casino America of Colorado, Inc. or Blackhawk Gold, Ltd. or guarantors of the Notes has any fiduciary obligation to the Noteholders.

  If the Company is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as reducing or delaying planned capital expenditures, selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms or at all. None of Casino America, Nevada Gold, Casino America of Colorado, Inc. or Blackhawk Gold, Ltd. will have any obligation under the Notes nor does any such party have any obligation to provide any financing to or on behalf of the Company, except for Casino America's obligation to pay up to $5.0 million pursuant to, and subject to the conditions in, the Completion Capital Commitment. In addition, Casino America will be limited, subject to certain exceptions, in its ability to provide additional capital to the Company (other than pursuant to the Completion Capital Commitment) even should it desire to do so, by the terms of certain debt agreements to which it is subject, including the indenture governing the $315.0 million aggregate principal amount of its outstanding 12 1/2% Senior Secured Notes due 2003.

CONSTRUCTION BUDGET AND SITE RISKS

  The Company has entered into the Design/Build Agreement with Haselden to design and construct the Isle-Black Hawk and perform all necessary excavation and other site work, as well as provide certain non-gaming furniture, fixtures and equipment, for a "guaranteed maximum price" to the Company of $47.3 million. The $47.3 million price is a guaranteed maximum price for construction of the casino, which the timetable set forth in the Design/Build Agreement contemplates to be completed within approximately 15.5 months from the date the Company issued a notice to proceed with construction. The Company issued the notice to proceed on August 25, 1997. The price may be increased if plans or specifications change or the project encounters unforeseen geological or excavation conditions, certain delays caused by the Company, certain changes in law or certain other contingencies, any or all of which may increase the actual price paid for the development of the Isle-Black Hawk. See "Material Agreements--Design/Build Agreement." The construction of Isle-Black Hawk and the hotel (if applicable) may be delayed without any cost to Haselden if such delays result from (i) certain delays caused by the Company, (ii) certain force majeure events, (iii) unforeseen environmental, excavation or geological problems, (iv) weather delays which exceed 15 days or (v) certain changes in law. Construction projects such as the Isle-Black Hawk entail significant construction risks, including, but not limited to, cost overruns, delay in receipt of governmental approvals, changes in laws applicable to the project, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering conditions, work stoppages, natural disasters, construction scheduling problems and weather interferences, any of which, if they occurred, could delay construction or result in a substantial increase in costs to the Company. Such risks may be compounded by the Company's decision to construct the Isle-Black Hawk on an accelerated schedule under which construction will be in progress while final plans are being completed and which will include the use of multiple shifts, early ordering of materials and fast-tracking. An accelerated construction schedule may cause actual construction costs to exceed budgeted amounts.

  Of the net proceeds from the Old Notes Offering, approximately $52.9 million (net of initial disbursements on the Closing Date) was deposited in the Construction Disbursement Account pending disbursement upon satisfaction of certain conditions, including certain conditions subject to the satisfaction of an independent construction consultant (the "Independent Construction Consultant"). The primary purpose of the Independent Construction Consultant is to monitor the construction process and provide independent verification that the construction time line and budget are within specified parameters. Pursuant to the Cash Collateral and Disbursement Agreement, the Disbursement Agent (as defined herein) will require certain certifications from the Independent Construction Consultant to determine the satisfaction of conditions for disbursements. There can be no assurance that the Independent Construction Consultant will discharge its responsibilities in a manner that will ensure that funds will not be disbursed prior to satisfaction of all applicable requirements.

  Because the site for the Isle-Black Hawk is located in an area previously used for mining, the risk exists that mine tunnels or other structural aberrations at or near the site will be uncovered or exacerbated in the excavation process. If such matters were uncovered or exacerbated, additional measures would be required to remediate and stabilize the site. Such measures can increase the costs of excavation significantly and also cause considerable delay to the excavation and construction process. Pursuant to the Design/Build Agreement, the Company has assumed the risk of any cost increases resulting from any unforeseen excavation problems, including the existence of any mine tunnels or other structural aberrations at or near the site. In addition to the foregoing concerns, excavation is an inherently dangerous and unpredictable process and no assurance can be given against unforeseen events or circumstances that could result in delays or increased cost. See "Summary-- Recent Developments."

PERMITS AND APPROVALS

  The opening of the Isle-Black Hawk will be contingent upon, among other things, the Company's receipt of all required licenses, permits and authorizations. The scope of the approvals required for a project of this nature is extensive, including, without limitation, gaming and liquor licenses, pre-opening permits from gaming authorities, state and local land-use permits, excavation, building and zoning permits, architectural approvals, approval of street and traffic signal improvements and health and safety permits. In addition, unexpected changes or concessions required by local, regulatory and state authorities, or challenges from local or special interest groups, could involve significant additional costs and could delay or prevent the completion of construction or the opening of all or part of the Isle-Black Hawk. There can be no assurance that the Company will receive the necessary permits, licenses and approvals for the construction and operation of the Isle-Black Hawk that it has not yet obtained, or that such permits, licenses and approvals will be obtained within the anticipated time frame. Unexpected changes or concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay or prevent the scheduled openings of the facilities. Any failure to receive any required approvals could have a material adverse effect on the Company and its ability to pay amounts due under the Notes.

COMPETITION

  Competition in the Black Hawk Market is intense. Certain of the Company's current and future competitors, particularly the larger gaming facilities, have or may have more gaming experience than the Company or Casino America and significantly greater financial resources than the Company. For instance, Colorado Gaming & Entertainment Co., owner and operator of Bullwhackers Black Hawk, Bullwhackers Central City and Silver Hawk Casino, has announced that it has entered into a merger agreement pursuant to which it will be acquired by a subsidiary of Ladbroke Group PLC of England, a multi-national operator of the U.K.'s largest chain of betting shops and approximately 160 Hilton International hotels. Colorado Gaming & Entertainment Co. has announced that it anticipates that the merger will close late in the first quarter or early in the second quarter of 1998.

  Of the 31 gaming facilities currently operating in the Black Hawk Market, seven have over 400 gaming positions and two offer varying types of hotel accommodations. These larger gaming facilities all have on-site parking and have high-profile brand names established in the local market, such as Gilpin Hotel Casino, Colorado Central Station, Fitzgeralds Black Hawk, Bullwhackers Black Hawk and Harvey's Wagon Wheel Hotel/Casino. In addition to the existing gaming facilities, several new development projects and expansion plans have been announced or are in process. Riviera Black Hawk, Inc., an indirect wholly-owned subsidiary of Riviera Holdings Corporation, has announced that it acquired a 71,000 square foot site in Black Hawk, Colorado, on which it intends to construct a large casino. The site for the Riviera project is an undeveloped site directly across Main

Street from the Isle-Black Hawk. Riviera has announced that it expects to begin construction of the casino in the fourth quarter of 1997, with an opening scheduled for the spring of 1999. In addition, a joint venture between Jacobs Entertainment, Ltd. and the owner/operator of Gilpin Hotel Casino is currently constructing a gaming facility in Black Hawk. The Jacobs Entertainment, Ltd. casino is located near Colorado Central Station. Other projects have also been announced, proposed, discussed or rumored for the Black Hawk Market, such as a large "Country World" casino and Radisson hotel, a "Black Hawk Brewery" casino and a Swiss-themed "St. Moritz" casino/resort. Country World Casinos Inc., which proposes to develop the Country World Casino and Radisson hotel, has announced that it has obtained a development site in Black Hawk and retained a management company for the proposed casino. Country World Casinos Inc. has also announced that it has retained an investment bank to assist in raising the necessary financing but has not yet obtained such financing. The media has reported that a formal application for permitting, zoning and platting, as well as development plans, have been submitted to the City of Black Hawk for a large "St. Moritz" casino and resort hotel to be located directly off of Route 119 (the main access route connecting the City of Black Hawk with Interstate 70). Plans for this casino and resort hotel include 260 hotel rooms, 1100 gaming positions and amenities such as a tennis court and a swimming pool, which would make this project the largest in Colorado. Media reports have also speculated that the project would be managed by a national hotel and resort operator. The Company is not aware of whether these or other announced, proposed, discussed or rumored projects are proceeding or have obtained the necessary financing. Therefore only the proposed number of slots, table games and parking at the Riviera and Jacobs projects have been factored into the comparisons contained in this Prospectus.

  The gaming facilities located at or near the intersection of Main and Mill Streets are expected to provide significant competition to the Isle-Black Hawk. Colorado Central Station, one of the larger gaming facilities in the Black Hawk Market, is located across the intersection from the Isle-Black Hawk and has approximately 700 slot machines, approximately 20 gaming tables, other amenities such as a food court and a bar and among the most parking of any gaming property in Black Hawk with approximately 690 valet parking spaces. Riviera has announced that the plans for its gaming facility in Black Hawk include 1,000 slot machines and a 500 space covered parking garage. The developers of the Jacobs facility have announced that it will have 800 slot machines, 20 table games, underground parking for 450 vehicles (with an affiliated two-story overflow parking facility for approximately 200 additional vehicles) and 50 hotel rooms. In addition, construction is proceeding on a third major intersection off State Highway 119 in between the two current access points onto Main Street in Black Hawk which will provide access directly to the Jacobs Entertainment, Ltd. casino from State Highway 119, thereby allowing traffic the option to bypass the Isle-Black Hawk. Finally, if the proposed St. Moritz casino and resort hotel is completed directly off of Route 119, it may give potential gaming patrons the option of bypassing Mill and Main Streets altogether.

  Historically, Black Hawk has enjoyed an advantage over Central City because customers have to drive by and, in part, through Black Hawk to reach Central City. Central City has proposed the development of a road directly connecting Central City and Black Hawk with Interstate 70 which could result in the elimination of this particular advantage, since customers would be able to reach Central City without driving by or through Black Hawk.

  The Isle-Black Hawk will compete, to a limited extent, with the casinos located in Cripple Creek, since both the Black Hawk Market and Cripple Creek compete for customers from Denver. The Isle-Black Hawk will also compete with other forms of gaming, including lottery gaming, and horse and dog racing as well as other forms of entertainment.

  The market data and certain information, including parking data, contained in this Prospectus with respect to the current Black Hawk Market is based on information supplied by the city of Black Hawk and various public announcements and filings made by certain of the larger casinos in the Black Hawk Market, in addition to other sources the Company believes to be reliable. The Company has not independently verified any such information, announcements or filings. Accordingly, investors should not place undue reliance on such data, as there can be no assurance that such data is accurate in all material respects. The Black Hawk Market and the gaming market in Colorado generally are subject to changes, including changes due to facilities expanding or closing or new facilities opening. The data contained in this Prospectus, including data regarding the Isle-Black Hawk's expected position in the Black Hawk Market (in terms of size, comparable amenities, parking, proximate competition and other relevant factors), could be rendered inaccurate by such changes.

DEPENDENCE UPON SINGLE GAMING SITE

  The Company does not currently anticipate having operations other than the Isle-Black Hawk and is entirely dependent upon the Isle-Black Hawk for its revenues. Accordingly, the Company will be subject to greater risks than a geographically diversified gaming operation, including, but not limited to, risks related to local economic and competitive conditions, complications caused by weather or road closure, road construction on primary access routes, changes in local and state governmental laws and regulations (including changes in laws and regulations affecting gaming operations and taxes) and natural and other disasters. Any decline in the number of residents near or visitors to the Black Hawk Market, a downturn in the overall economy of the area served by the Black Hawk Market, a decrease in gaming activities in the Black Hawk Market or an increase in competition could have a material adverse effect on the Company.

ADVERSE WEATHER AND ROAD CONDITIONS; SEASONALITY

  The city of Black Hawk is located in the Colorado Rocky Mountains, which can be subject to inclement weather. Wind, blizzard, flood or other severe weather conditions could (i) cause significant physical damage to the Isle-Black Hawk or (ii) result in reduced hours of operation or access to the Isle-Black Hawk, or the complete closure of the Isle-Black Hawk for a period of time, any of which may have a material adverse effect on the Company. In addition, the city of Black Hawk is serviced by winding mountain roads that require extremely cautious driving, particularly in bad weather. These roads have tunnels that are subject to closure. In addition, congestion on the roads leading to Black Hawk is not uncommon during the peak summer season, holidays and other times of year and may discourage potential customers from traveling to the Isle-Black Hawk, particularly if road construction is in process.

  The Company expects the highest level of customer visits to occur during the summer months, due to more favorable weather conditions. Therefore, a poor summer season, due to any cause, including causes outside the Company's control, would have a material adverse effect on the Company.

ABILITY TO REALIZE ON COLLATERAL; BANKRUPTCY CONSIDERATIONS

  The Notes will be secured by a first priority lien, subject to Permitted Liens, on substantially all of the assets of the Company, including the Isle-Black Hawk and the components thereof, the real property on which the Isle-Black Hawk will be developed and improvements to be constructed thereon. The Notes will not be secured by furniture, fixtures and equipment financed by FF&E Financing. The Company's Colorado gaming license is not pledgeable or transferable. Under Colorado gaming laws and the regulations promulgated thereunder, the Trustee may be precluded from or otherwise limited or delayed in exercising certain powers of attorney contained in the Collateral Documents (as defined herein) or selling collateral, including, without limitation, slot machines, at a foreclosure sale since only a person licensed by the Colorado gaming authorities may have slot machines in their possession. In addition, the Trustee may be delayed in its efforts to sell collateral due to various legal restrictions, including, without limitation, requirements that an operator of a gaming facility be licensed by state authorities or that prior approval of a sale or disposition of collateral be obtained. Licensing restrictions would also apply to the Trustee and its agents, if the Trustee sought to operate, or retain an operator for, the Isle-Black Hawk. In such a case, the Trustee or its agent, as the case may be, would have to be licensed as an operator of the casino. Without the ability to operate or transfer the gaming operations and related assets, the improved real estate at the Isle-Black Hawk would be of diminished value. Licensing restrictions may also adversely affect the number of bidders, and quality of bids submitted, at any sale of the collateral.

  In addition to gaming law restrictions, the Trustee's ability to foreclose upon and sell collateral will be subject to the procedural and other restrictions of state real estate law and commercial law. The right of the Trustee under the Indenture, as the secured party under the Collateral Documents, to foreclose upon and sell the collateral subject thereto upon an acceleration after any Event of Default is likely to be significantly impaired by applicable bankruptcy laws if a bankruptcy proceeding were to be commenced by or against the Company prior to or possibly even after the Trustee has foreclosed upon and sold the collateral. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict if payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the Trustee could foreclose upon or sell the collateral, whether the term of the Notes could be altered in a bankruptcy case or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral. Furthermore, to the extent a bankruptcy court were to determine that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold "undersecured claims" with respect to any such deficiency. Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

   In the event the holders of the Notes are undersecured, the Trustee may be entitled to a deficiency judgment under certain circumstances after application of any proceeds from any foreclosure sale. There can be no assurance, however, that the Trustee would be successful in obtaining any deficiency judgment, what the amount of any such judgment if obtained might be, or that the Company would be able to satisfy any such judgment, if obtained.

  Certain of the Company's affiliates are involved in activities that are related to the Company's business and assets. In addition, the Company and its affiliates have overlapping officers and directors. In the event that an affiliate of the Company is the subject of a proceeding under the United States Bankruptcy Code ("Bankruptcy Code"), the creditors of such affiliated entity or the trustee in bankruptcy may argue that the assets and liabilities of the various entities, including the Company, should be consolidated so as to cause the assets of the Company to be available for satisfaction of claims against the bankrupt affiliate. Although the Company believes that it is a distinct and separate legal entity from its affiliates, there can be no assurance that in the event of a bankruptcy of one of its affiliated entities a bankruptcy court would not order consolidation of the assets of the Company and its affiliates.

CERTAIN BANKRUPTCY CONSIDERATIONS--LIMITED LIABILITY COMPANIES

  The Company is a limited liability company organized under the laws of the State of Colorado. Limited liability companies ("LLCs") are relatively recent creations not only under the laws of the State of Colorado but also under the laws of other jurisdictions. Generally stated, LLCs are intended to provide both the limited liability of the corporate form for their members and certain advantages of partnerships, including "pass-through" income tax treatment for members, and thus have attributes of both corporations and partnerships. Given their recent creation, LLCs and their members have been involved in relatively few bankruptcy cases as debtors, and there has been little reported judicial authority addressing bankruptcy issues as they pertain to LLCs. Moreover, the existing judicial authority on such issues in bankruptcies of analogous entities (e.g., partnerships) is not well settled. Consequently, a bankruptcy of the Company, its members or any of their affiliates, may be litigated and decided in the absence of dispositive judicial precedent, and thus, no assurance can be made as to any particular outcome.

  Pursuant to the provisions of the Operating Agreement, the bankruptcy of a member of the Company is intended to have little, if any, effect on the Company or its business operations. Among other things, the Operating Agreement provides that bankruptcy of a member will not cause automatically the Company's dissolution provided that there remains at least one member that is not bankrupt, and the Company is to continue in business and is to continue to be managed by the Managers. The foregoing provisions are expressly permitted by the provisions of the Colorado statutory law, although there has been little, if any, reported judicial authority interpreting such provisions under the Colorado statutory law or similar provisions under the LLC statutes of other jurisdictions. Moreover, even if the foregoing provisions would be enforceable under state law, the enforceability of any or all of such provisions under the Bankruptcy Code is not assured. In particular, in the event of the bankruptcy of a member, the member as a debtor-in-possession in a Chapter 11 case, any trustee appointed for the member's bankruptcy estate, or any creditor or other party in interest of the member may challenge the enforceability of such provisions under various Bankruptcy Code provisions and the Bankruptcy Code may preempt such provisions and their enforceability under state law. As indicated, there is no definitive judicial authority that addresses these issues in the context of LLCs, and there is conflicting authority that addresses similar issues arising in possibly analogous partnership bankruptcies. Any of such challenges, even if ultimately unsuccessful, could lead to a disruption of the Company's business and an alteration in the manner in which that business is managed and, ultimately, could have a material adverse effect on the ability of the Issuers to meet their obligations under the Notes.

  Steps have been taken to make the bankruptcy of either member remote as a practical matter. For example, the members themselves are subsidiaries that are restricted under their respective charter documents from having any business other than the ownership of their membership interests in the Company. Also, with respect to Nevada Gold, which owns all of the outstanding stock of Blackhawk Gold, Ltd., its bankruptcy is intended to be made remote through the payment on the Closing Date of substantially all of Nevada Gold's known indebtedness and the limitation contained in a promissory note between Nevada Gold and Casino America on Nevada Gold's ability to incur indebtedness for three years after the Closing Date. In its most recently filed report on Form 10-K for the year ended March 31, 1997, the audited financial statements for Nevada Gold were qualified by a "going concern" opinion of its auditors. Such "going concern" qualification has been removed from their audit opinion upon payment of substantially all of its outstanding debts, which payment took place concurrent with the closing of the Old Notes Offering. However, there can be no assuring that these steps will prove successful; for example, there can be no assurance that the members will never be collapsed or otherwise legally consolidated with their shareholders in the event of the latter's financial difficulties or that Nevada Gold will never have future creditors that will render it insolvent or otherwise cause it financial difficulties. Consequently there can be no assurance that these steps will ensure that no member will ever become a debtor in a bankruptcy case or otherwise subject to the jurisdiction of a bankruptcy court. See "Business--Nevada Gold."

FRAUDULENT CONVEYANCE CONSIDERATIONS

  In connection with the issuance of the Notes, the Issuers will grant security interests in the collateral to the Trustee, including, without limitation, certain after acquired property. Various fraudulent conveyance and revocatory laws have been enacted for the protection of creditors (including, in some instances, parties who were not creditors at the time of the challenged transfer but who subsequently became creditors ("future creditors")) and may permit a court of competent jurisdiction to avoid, i.e., nullify, any transfer of a property interest (such as an outright transfer of ownership of property or the granting of a security interest or other lien in property) or any obligation incurred (collectively, a "transfer") by any of the parties involved in the transactions described in this Offering Circular.

  Generally, however, if a court were to find that (a) the debtor made or incurred the challenged transfer or obligation with the intent of hindering, delaying or defrauding its present or future creditors or (b)(i) the debtor received less than reasonably equivalent value or fair consideration for incurring the challenged obligation or making the challenged transfer and (ii) the debtor (A) was insolvent or was rendered insolvent by reason of incurring the challenged obligation or making the challenged transfer, (B) was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the applicable fraudulent transfer law and each a "Financially Non-Viable Condition"), such court could, subject to applicable statutes of limitations, avoid in whole or in part the challenged obligation or transfer or subordinate claims with respect to the challenged obligation or transfer to all other debts of the debtor. The determination of whether the debtor was a Financially Non-Viable Condition at the relevant time will vary depending upon the law applied in any such proceeding. Generally, however, a debtor will be considered insolvent if the sum of its debts was greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, as they become fixed in amount and nature. Also, a debtor generally will be considered to have been left with unreasonably small capital if its remaining capital, including its reasonably projected cash flow, was reasonably likely to be insufficient for its foreseeable needs, taking into account its foreseeable business operations and reasonably foreseeable economic conditions.

  With respect to the members and their shareholders, the most significant possible fraudulent transfer issues are likely to pertain to the transfers made by such entities in connection with the capitalization of the Company, which consist principally of real estate upon which the Isle-Black Hawk is to be constructed. See "Capitalization Transactions." However, with respect to a challenge based on actual fraud, the Issuers intend and believe that each of such transferors is making its capital contributions (and is entering into the related transactions) for legitimate business purposes and without the intent to hinder, delay or defraud any of its creditors.

  The Issuers intend and believe that the transfers made in connection with the capitalization of the Company will not constitute actual or constructive fraudulent transfers as to the transferors' creditors. For example, the formation of the Company was the product of arms-length negotiation between unrelated parties, and the allocation of the percentages of member interests between the transferors based upon their initial capital contributions is intended to reflect the ratio that the fair market value of the property contributed by such transferor bears to the fair market value of the combined contributed property. Consistent with the foregoing, the member interests to be received by Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. in exchange for their respective contributions are intended to have a value that is essentially the equivalent of the fair market value of the property contributed. Moreover, it is intended that the value of the outstanding capital stock of Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. will have value essentially equivalent to the value of their respective membership interests in the Company because all the assets contributed to Casino America of Colorado, Inc. and Blackhawk Gold, Ltd., respectively, will in turn be contributed to the Company. Consequently, the Issuers believe that each of such transferors will have received at least reasonably equivalent value (if not equivalent value) in return for the contributed property within the meaning of general fraudulent transfer principles. Moreover, each such transfer would not be a constructive fraudulent transfer, regardless of whether the transferor received reasonably equivalent value or fair consideration in return therefor, if such transferor was not in a Financially Non-Viable Condition at the time of or as a result of the transfer. The Issuers believe that this will be the case.

  Notwithstanding the foregoing, there can be no assurance that a transferor's contribution of its property will not be found to have constituted either an actual or a constructive fraudulent transfer. Any such possible fraudulent transfer challenges, even if ultimately unsuccessful, could lead to a disruption of the Company's business and an alteration in the manner in which that business is managed and, ultimately, could have a material adverse effect on the ability of the Issuers to meet their obligations under the Notes.

  In connection with the issuance of the Notes, the Issuers and any future subsidiaries of the Company will grant security interests in collateral to the Trustee, including, without limitation, in certain after-acquired property of the Company and any of its subsidiaries. The Issuers intend and believe that the Issuers, and any of the future subsidiaries of the Company, are and will be undertaking the transactions described in this Offering Circular, including the issuance and collateralization of the Notes, for legitimate business purposes and without the intent to hinder, defraud or delay their creditors. Substantially all of the collateral to be pledged by the Issuers and any future subsidiaries of the Company to secure the Notes is expected to be acquired or improved, in whole or in part, with the proceeds received from the sale of the Notes, and each of the Issuers and any future subsidiaries of the Company are not expected to be in a Financially Non-Viable Condition at the time of the granting of the security interest and other liens in substantially all of the collateral. However, there can be no assurance that the security interests and liens granted in the material portion of the collateral will never be avoided as having constituted fraudulent conveyances as to the creditors of the Issuers or of any subsidiaries of the Company.

MECHANIC'S LIENS

  Colorado law provides contractors, subcontractors and material suppliers with a lien on the real property being improved by their services or materials in order to secure their right to be paid. Following compliance with applicable Colorado law, such parties may foreclose their liens if they are not paid in full. The priority of all mechanic's liens arising out of a particular construction project relates back to the date on which construction of the project first commenced. Construction of the Isle-Black Hawk (for purposes of Colorado law) commenced prior to the recordation of the Deed of Trust securing the repayment of the Notes. Accordingly, all contractors, subcontractors and material suppliers who provide services or material in connection with the Isle-Black Hawk, including parties providing services or materials prior to the Old Notes Offering, after the Old Notes Offering or the Exchange Offer and/or near the end of the construction period, and who otherwise comply with the applicable requirements of Colorado law, will have a lien on the project, senior in priority to the lien of the Deed of Trust.

  The Company has taken steps to minimize the possibility that mechanic's liens may be filed, including requiring that Haselden procure a performance and payment bond to ensure performance under the Design/Build

Agreement. The bond, however, may not cover costs resulting from defaults by the Company under the Design/Build Agreement or other defenses Haselden may have to performance thereunder. In addition, the Cash Collateral and Disbursement Agreement will require that no periodic payments be released unless lien releases are obtained from all contractors, subcontractors and suppliers being paid with the proceeds of such periodic payments (subject only to retainage amounts).

  Notwithstanding the foregoing, there can be no assurance that enforceable mechanic's liens will not be senior to the lien of the Deed of Trust under certain circumstances, including for work performed or materials supplied (i) within 120 days prior to the recording of the Deed of Trust (which was concurrent with the consummation of the Old Notes Offering) by contractors, subcontractors or suppliers who have not been identified or paid or (ii) by unpaid contractors, subcontractors or suppliers who are not covered by the performance bond. The Company has not obtained payment or performance collateral to satisfy any such liens nor has it obtained title insurance protection against such liens.

ENVIRONMENTAL MATTERS

  The Isle-Black Hawk will be located in an area that has been designated by the Environmental Protection Agency ("EPA") as a National Priorities List ("NPL") area under the Comprehensive Environmental Response, Compensation and Liability Act, as a result of hazardous substance contamination caused by historical mining activity in the Black Hawk Market. The EPA can require owners or operators of property to remediate contamination on or from their property in a NPL area or to reimburse costs incurred by the government in connection with such remediation. However, the property upon which the Isle-Black Hawk will be developed has already been remediated by an affiliate of the Company that was responsible for disposing of waste tailings and rock located on the property that were generated during the construction and operation of the National Tunnel. This remediation was performed under a consent order with the EPA, and the EPA has issued a notification that no further action is required to remediate known contamination on the parcel. Nevertheless, there can be no assurance that the EPA or another governmental entity, including the State of Colorado, might not require additional remediation for other contaminated soil that might be uncovered during excavation or construction at the parcel or for contamination in the groundwater which sampling has disclosed. In addition, the EPA requires the maintenance and monitoring of drainage pipes installed in a tunnel, the opening of which is located on property which is owned by Nevada Gold and is adjacent to the parcel on which the Isle-Black Hawk will be developed, in order to prevent the backup of heavily mineralized, acidic water. In the event of an unexpected water discharge from the tunnel, the Company's property and access roads to the Isle-Black Hawk could suffer damage and require remediation or repair.

GAMING REGULATION

  The Company and the operation of the Isle-Black Hawk will be subject to comprehensive and stringent governmental regulation, including the restriction of permissible gaming to slot machines and card games of blackjack and poker, each with a maximum single bet of five dollars, and the restrictions that no more than 35% of the square footage of any building and no more than 50% of any one floor of such building may be used for gaming.

  Gaming licensees (including the Company) have a continuing duty to report to the gaming authorities information concerning persons with a financial or equity interest in the licensee, including, without limitation, persons who loan money to the licensee. Persons found unsuitable by the Colorado authorities may be required immediately to terminate any interest in a licensee. Holders of the Notes may be subject to the regulatory review process. In the event a holder of a New Note is found unsuitable by the appropriate gaming authorities, the Company may, at its option, (a) require such holder to transfer the New Note to an acceptable party or (b) redeem the New Note at a redemption price equal to the lesser of the principal amount thereof or the price at which the holder acquired the New Note, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any. See "Description of the Notes--Gaming Redemption." Additionally, if Casino America reasonably determines, based on communications with regulatory authorities, that Blackhawk Gold, Ltd.'s interest in the Company will cause Casino America or its affiliates (including the Company) a licensing problem in any jurisdiction including Colorado, and such licensing problem cannot be resolved, Casino America can require Blackhawk Gold, Ltd. to sell its ownership interest in the Company to Casino America of Colorado, Inc. or to any other party acceptable to Casino America. In the event of a sale to Casino America of Colorado, Inc., the purchase price shall equal the capital account balance of Blackhawk Gold, Ltd. in the Company. See "Material Agreements--Members Agreement--Members."

LACK OF GAMING LICENSES

  Applicable Colorado law requires each of the Company, Casino America of Colorado, Inc., Blackhawk Gold, Ltd., Casino America, Nevada Gold and their respective officers, directors, members and significant shareholders to submit to a background regulatory review process prior to the licensing of the Isle-Black Hawk. The review process includes submission of a gaming application, an investigation and submission of a personal history and financial information. In addition, all employees of the Company engaged in gaming operations will have to be separately licensed. The applicant for the gaming license has the burden of proving its qualification for license. There can be no assurance that all necessary licenses will be issued, or issued on a timely basis. Any license issued or other approval granted is a revocable privilege, and must be renewed, as a general rule, on an annual basis. The Colorado gaming authorities have broad discretion to condition, suspend, revoke, limit, restrict or deny renewal of any gaming license at any time. Persons found unsuitable by the Colorado gaming authorities may be required immediately to terminate any interest in, association or agreement with or relationship to a licensee. A finding of unsuitability with respect to any officer, director, employee, associate, lender or beneficial owner of a licensee or applicant also may jeopardize the licensee's license or the applicant's license application. A license grant may be conditioned upon the termination of any relationship with unsuitable persons.

  While the Company believes that it will be able to obtain all requisite licenses, no assurances can be given that all such licenses will be issued or granted, or, if issued and granted, not subject to additional material restrictions or subsequently revoked. The failure or inability to obtain any such licenses in a timely manner, the imposition of additional material restrictions in connection therewith, or the subsequent revocation of any such license, would materially and adversely affect the Company.

  Unless properly licensed, no person is permitted to collect gaming revenues. In addition, no person is permitted to act as an attorney in fact for any licensee. Gaming licenses are not saleable, otherwise transferable or subject to nominee arrangements. Only properly licensed persons may own or sell any slot machine or other gaming device. The foregoing limitations may impair the ability of the holders of the Notes to realize upon the collateral. See "-- Ability to Realize on Collateral; Bankruptcy Considerations," "Gaming and Liquor Regulatory Matters" and "Description of the Notes."

LEGISLATIVE ISSUES

  The legalization of gaming in or near any area from which the Isle-Black Hawk is expected to draw customers would have a material adverse effect on the Isle-Black Hawk's business. Additionally, the legalization of various types of gaming, such as video lottery terminals, in existing venues such as airports, race tracks or drinking establishments, would have a material adverse effect on the Isle-Black Hawk's business. See "Gaming and Liquor Regulatory Matters." Colorado law requires statewide voter approval for any expansion of limited gaming into additional locations and, depending on the authorization approved by the statewide vote, requires, in addition, voter approval from the locality in question.

  In 1994, Colorado voters refused by a margin of 93% to 7% to permit gaming in Manitou Springs (located near Colorado Springs and Cripple Creek) or slot machines in airports. On November 5, 1996, Colorado voters defeated by a margin of 69% to 31% a proposal to allow gaming in the community of Trinidad, located on the New Mexico border. Recently, the state legislature passed, but the Governor vetoed, a bill that would have permitted video lottery terminals in dog and horse race tracks under certain terms and conditions. Several cities within Colorado have active citizens' lobbies that were able to place gaming initiatives on recent statewide ballots. Although these initiatives have failed, new initiatives could be introduced on future statewide ballots to allow expansion of gaming in Colorado or prohibit gaming in the Black Hawk Market. Future initiatives, if passed, could significantly increase the competition for gaming customers, thereby adversely affecting business in the Black Hawk Market. Additionally, there can be no assurance against future legislation that would impose additional restrictions or prohibitions on, or assess additional fees with respect to, the Company's business.

  Currently, Colorado law does not authorize video lottery terminals. However, Colorado law permits the legislature, with executive approval, to authorize new types of lottery gaming at certain locations, such as video lottery terminals. As used herein, "video lottery terminals" mean games of chance, similar to slot machines, in which the player pushes a button that causes a random set of numbers or characters to be displayed on a video screen. Depending on the display, the player may be awarded a ticket, which can be exchanged for cash or playing credit. Certain lottery gaming could compete with slot machine gaming.

  In August 1996, President Clinton signed a bill creating the National Gambling Impact and Policy Commission to conduct a comprehensive study of all matters relating to the economic and social impact of gaming in the United States. The legislation provides that, not later than two years after the enactment of such legislation, the commission must issue a report to the President and to Congress containing its findings and conclusions, together with recommendations for legislation and administrative actions. Any such recommendations, if enacted into law, could adversely impact the gaming industry and have a material adverse effect on the Company's business or results of operations.

  Additionally, from time to time, certain federal legislators have proposed the imposition of a federal tax on gaming revenues. Any such tax could have a material adverse effect on the Company's financial condition or results of operations.

STATE GAMING TAX ISSUES

  The amendment to the Colorado Constitution that legalized limited gaming also subjects casinos in Colorado to a gaming tax of up to 40% of adjusted gross proceeds of gaming operations ("AGP"). AGP is generally defined as the total amounts wagered less all payments to players. With respect to games of poker, AGP means those sums wagered in a hand retained by the licensee as compensation. Currently, the gaming tax on AGP is: 2% on the first $2 million of AGP; 4% on AGP from $2 million to $4 million; 14% on AGP from $4 million to $5 million; 18% on AGP from $5 million to $10 million; and 20% on AGP over $10 million. In 1992, the citizens of Colorado passed Amendment No. 1 to the Colorado Constitution that requires any change in tax rates or any new tax to be voted on by the electorate. Nevertheless, in 1996, the Colorado Commission, by promulgation of a regulation, raised the tax rate on AGP. There can be no assurance that tax rates or fees applicable to the Isle-Black Hawk will not be increased in the future, either by the Colorado electorate, legislation or action by the Colorado Commission, resulting in an adverse effect on the Company's operations. Effective October 1 of each year, the Colorado Commission establishes the gaming tax for the following 12 months.

DEPENDENCE ON KEY PERSONNEL

  The success of the Company is largely dependent upon the efforts and skills of the Manager and key executive officers of the Company and the Manager. The loss of the services of the Manager or any key executive officers could have a material adverse effect on the Company, including John M. Gallaway, President and Chief Operating Officer of the Company, and Edward Reese, who is managing project development and construction of the Isle-Black Hawk. There can be no assurance that the Company would be able to attract and hire suitable replacements in the event of any such loss of services.

DIFFICULTY IN ATTRACTING AND RETAINING QUALIFIED EMPLOYEES

  The operation of the Company's business requires qualified executives, managers and skilled employees with gaming industry experience and qualifications to obtain the requisite licenses. The Company believes that a shortage of skilled labor which exists in the gaming industry will make it increasingly difficult and expensive to attract and retain qualified employees. Increasing competition in the Black Hawk Market may lead to higher costs in order to retain and attract qualified employees. The Company may incur higher labor costs to attract qualified employees from existing gaming facilities. While the Company believes that it will be able to attract and retain qualified employees, there can be no assurance that the Company will be able to do so.

RISK OF ADVERSE TAX TREATMENT

  The Notes provide for payment of both Fixed Interest and Contingent Interest, which Contingent Interest is based on a percentage of the Company's Consolidated Cash Flow after the Isle-Black Hawk becomes Operating. The Notes and the Indenture have legal and other economic terms typically contained in instruments evidencing indebtedness and are intended to create a debtor-creditor relationship between the Issuers and the Holders. The Company intends to treat the Notes as indebtedness for federal income tax purposes. Such treatment, however, is not binding on the Internal Revenue Service (or the courts), and there can be no assurance that the Internal Revenue Service will not assert that the Notes should be recharacterized, in whole or in part, as equity of the Company for federal income tax purposes. If the Internal Revenue Service were successful in such an assertion, (i) the Company would be unable to deduct all or a portion of the interest on the Notes and (ii) the Company might not be treated as a "pass-through" entity for federal income tax purposes, with the result that it would be subject to an entity level tax the same as if it were a C-Corporation. The combination of these factors could have a material adverse effect on the Company's after-tax cash flow. Moreover, such a recharacterization would cause all or a portion of the interest payments on the Notes to be taxable either as dividends received from an entity taxable as a C-Corporation or as a distributable share of a partnership's profits. In either case, such treatment could adversely affect the timing, character and amount of income includible in a Holder's income. In order to mitigate the risk to the Company described in (ii) above, the Indenture provides that the Company may not distribute to the Company's equity holders tax payment distributions in certain circumstances as described under "Description of the Notes--Certain Covenants--Restricted Payments" unless the equity holder has provided Financial Assurances (as defined herein) to the Trustee or unless there has been obtained a Favorable Private Letter Ruling (as defined herein) or Favorable Tax Opinion (as defined herein) with respect to such risk. See "Description of the Notes--Certain Covenants--Restricted Payments" and "Certain Federal Income Tax Considerations."

NO RECOURSE AGAINST AFFILIATES

  No direct or indirect member, manager, employee, officer, director, or affiliate whether past, present or future, of the Issuers, Casino America of Colorado, Inc., Blackhawk Gold, Ltd., Casino America or Nevada Gold will have any liability in respect of the obligations of the Issuers under the Notes. Capital will not have any substantial operations or assets of any kind and will not have any revenues. Prospective investors in the Notes should not expect Capital to participate in servicing the principal, interest and other payment obligations on or with respect to the Notes.

POSSIBLE CONFLICT OF INTEREST OF CASINO AMERICA

  Casino America owns undeveloped real estate in Cripple Creek, Colorado. Casino America may decide to develop this real estate for gaming, possibly with an "Isle of Capri Casino" theme, in which case Casino America would be in competition, to a limited extent, with the Isle-Black Hawk. Some of the individuals involved in the management of any such Cripple Creek casino might also be involved in the management of the Isle-Black Hawk.

ABSENCE OF PUBLIC MARKET

  The Notes are a new issue of securities for which there is currently no active trading market. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of, performance of and prospects for the Company. The Initial Purchaser has advised the Company that it currently intends to make a market in the Notes. However, it is not obligated to do so, and any market making activity with respect to the Notes may be discontinued at any time without notice. The Company does not intend to list the Notes on any securities exchange or to seek approval for quotation of the Notes through any automated quotation system. The Company has made application to have the Old Notes designated for trading in the Private Offerings, Resales and Tradings through Automated Linkages ("PORTAL") System of the National Association of Securities Dealers. There can be no assurance that an active trading market for the Notes will develop.

POTENTIAL INABILITY TO FUND A CHANGE IN CONTROL OFFER; POSSIBLE ANTI-TAKEOVER EFFECTS OF RESTRICTIONS ON TRANSFERABILITY

  Upon the occurrence of a Change in Control, the holders of the Notes would be entitled to require the Company to repurchase the Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. The source of funds for any such repurchase would be the Company's available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change in Control to make any required purchases of the Notes tendered. In addition, there are substantial restrictions on the transferability of Membership Interests in the Company imposed by law and by the Company's Operating Agreement. See "Material Agreements--Operating Agreement." Such restrictions would materially restrict the ability of any persons desiring to effect a Change in Control of the Company to do so.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

  Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "The Exchange Offer--Consequences of Not Exchanging Old Notes."

  Based on interpretations by the staff of the Commission, the Issuers believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchaser or any Holder who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Notes are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Notes. The Issuers have not, however, sought their own no-action letter from the staff of the Commission. Although there has been no indication of any change in the staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. Any holder that cannot rely upon such prior staff interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer-- Purpose of the Exchange Offer."

                                USE OF PROCEEDS

  The Issuers will not receive any proceeds in connection with the Exchange Offer. The net proceeds received by the Issuers from the Old Notes Offering, after deducting discounts and commissions, were $72.0 million, which were deposited in the Cash Collateral Accounts. The proceeds deposited in the Cash Collateral Accounts were comprised of (i) approximately $52.9 million (net of initial disbursements on the Closing Date) deposited in the Construction Disbursement Account to be used, together with FF&E Financing to be obtained by the Company, to finance the cost of developing, constructing, equipping and operating the Isle-Black Hawk, repay the outstanding indebtedness secured by a lien on the Blackhawk Gold Parcel, and to pay certain other operating expenses of the Company, (ii) $5.0 million deposited in the Completion Reserve Account to be held as a reserve with respect to the completion of the Isle-Black Hawk and (iii) approximately $14.1 million to be deposited in the Interest Reserve Account and used to purchase Government Securities representing funds sufficient to pay the first three Fixed Interest payments on the Notes.

  The net proceeds from the Old Notes Offering were deposited in the Cash Collateral Accounts and assigned to the Trustee as collateral security for the Notes. Funds will be disbursed from the Cash Collateral Accounts only upon satisfaction of certain conditions set forth in the Cash Collateral and Disbursement Agreement. Pending disbursement of the net proceeds deposited in the Cash Collateral Accounts, such proceeds will be invested in Investment Grade Securities, other than amounts held in the Interest Reserve Account, which will be invested in Government Securities. See "Description of the New Notes--Cash Collateral and Disbursement Agreement."
                           SOURCES AND USES OF FUNDS
                             (DOLLARS IN MILLIONS)

  The sources and uses of funds for the development, construction, equipping and operation of the Isle-Black Hawk are as follows:

              SOURCES
              -------
First Mortgage Notes........ $ 75.0
FF&E Financing..............   13.2
Equity contributions(1)(2)..   15.4
                             ------
    Total Sources........... $103.6
                             ======

                  USES
                  ----
Land(1)...........................  $ 14.4
Construction costs(3)(4)..........    44.4
Furniture, fixtures and equipment.    13.2
Permits, fees and other(5)........     5.4
Working capital(6)................     2.8
Interest reserve(7)...............    14.1
Estimated offering fees and
 expenses.........................     4.3
Completion Reserve(8).............     5.0
                                    ------
    Total Uses....................  $103.6
                                    ======

--------
(1) Reflects the contribution to the Company (a) by Casino America of Colorado, Inc. of a contractual right to purchase the Casino America Parcel, $0.1 million of the purchase price of which was previously paid by Casino America on behalf of Casino America of Colorado, Inc., (b) by Casino America of Colorado, Inc. of $6.4 million in cash to enable the Company to purchase the Casino America Parcel for the unpaid balance of the purchase price and (c) by Blackhawk Gold, Ltd. of the Blackhawk Gold Parcel, valued at $7.9 million (a portion of which secured $0.4 million of mortgage indebtedness repaid with the proceeds of the Old Notes Offering). See "Business--Capitalization Transactions," "Material Agreements--Members Agreement" and "Material Agreements--Land Purchase Contract."
(2) Includes a $1.0 million contribution to the Company by Casino America of Colorado, Inc. consisting of (a) development costs paid by Casino America of Colorado, Inc. to third parties in an amount of $0.3 million and (b) cash in an amount of $0.7 million. See "Material Agreements--Operating Agreement."
(3) Represents the bonded "guaranteed maximum price" set forth in the Design/Build Agreement of $47.3 million, less $2.9 million of non-gaming furniture, fixtures and equipment. This price includes a contingency allowance of $2.2 million. Such price is subject to increase if plans and specifications change or the project encounters certain unforeseen geological or excavation conditions, changes in law, delays caused by the Company or other contingencies. The price also will be increased or decreased based upon the amount that the actual costs to complete certain allowance items, in the aggregate, are above or below $2.6 million. The Design/Build Agreement also provides contractor incentives for early completion and construction cost savings as well as liquidated damages payable to the Company for certain unexcused delays. Although the Company believes that the site preparation and construction budget is reasonable, actual costs may be higher given the risks inherent in the site preparation and construction process. See "Summary--Recent Developments," "Risk Factors--Construction Budget and Site Risks," "Risk Factors--Permits and Approvals," "Risk Factors--Adverse Weather and Road Conditions; Seasonality," "Risk Factors--Environmental Matters" and "Material Agreements--Design/Build Agreement."
(4) Assumes that the Company does not exercise the Hotel Option, which is exercisable on or before March 1, 1998. If the Company exercises the Hotel Option, the "guaranteed maximum price" set forth in the Design/Build Agreement will increase by $6.3 million. If the Company exercises the Hotel Option, it intends to fund the increased costs of construction through cost savings achieved through value engineering, the availability of contractor's funds represented by the contractor's contingency allowance and the sources identified in footnote 8 below.
(5) Includes approximately $3.9 million in permits and impact fees, $1.1 million for operating supplies and $0.4 million used to repay mortgage indebtedness on a portion of the Blackhawk Gold Parcel.
(6) Includes pre-opening costs and opening bankroll for the Isle-Black Hawk currently estimated to be $1.8 million and $1.0 million, respectively.
(7) Reserve established for the payment of the first three interest payments on the Notes. The amount set forth is an estimate and is subject to change based on the actual interest rate payable on the Notes and the yield rate of the Government Securities purchased with the proceeds of the Offering and deposited in the Interest Reserve Account.
(8) Represents the Company's $5.0 million deposit of Offering proceeds into the Completion Reserve Account. Excludes interest earnings on amounts deposited in the Construction Disbursement Account and the Completion Reserve Account, which the Company will invest in Investment Grade Securities. Pursuant to the Cash Collateral and Disbursement Agreement, the Company may use amounts in the Completion Reserve Account to fund increases to the construction budget, subject to certain limitations. See "Summary--Recent Developments." Also excludes the Completion Capital Commitment of Casino America, pursuant to which Casino America will commit to contribute to the Company up to $5.0 million in the event that such amounts are necessary to cause the Isle-Black Hawk to become Operating on or before April 1, 1999, or if the Isle-Black Hawk is not Operating by such date. See "Description of the New Notes--Completion Capital Commitment."

                            SELECTED FINANCIAL DATA

  The Company was organized in April 1997 for the purpose of developing, constructing, equipping and operating the Isle-Black Hawk. Since that time, the Company has been in the development stage, and its activities have been limited to applying for necessary permits, licenses and approvals, arranging for the design, construction and financing of the Isle-Black Hawk, arranging for the contribution to the Company of the property upon which the Isle-Black Hawk is being developed and other capital contributions as described herein under "Business--Capitalization Transactions," and conducting excavation at the site in preparation for construction. This information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements, including the Notes thereto, and other financial information included elsewhere herein.

                                                          AUGUST 24, OCTOBER 26,
                                                             1997       1997
                                                          ---------- -----------
                                                          (DOLLARS IN THOUSANDS)
      INCOME STATEMENT DATA:
      Net loss...........................................  $   (53)    $  (788)
      BALANCE SHEET DATA:
      Cash...............................................      682         739
      Total assets.......................................   90,082      92,355
      Long-term debt, including current maturities.......   75,000      75,000
      Total liabilities..................................   75,131      78,138
      Members' equity....................................   14,952      14,217

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with, and is qualified in its entirety by, the Company's financial statements, including the notes thereto, and the other financial information included elsewhere in this Prospectus.

DEVELOPMENT ACTIVITIES

  The Company was organized in April 1997 and was initially capitalized with cash contributions from its members in the aggregate amount of $1,000. Since that time, the Company's activities have been limited to applying for certain necessary permits, licenses and approvals to enable it to construct and operate the Isle-Black Hawk; arranging for the design, construction and financing of the Isle-Black Hawk; coordinating the contribution to the Company of the property on which the Isle-Black Hawk will be developed and other capital contributions on the Closing Date as described herein under "Use of Proceeds" and conducting excavation at the site in preparation for construction. It is anticipated that the Isle-Black Hawk will be a 55,000 square foot gaming facility featuring approximately 1,100 slot machines, 24 table games and on-site parking for approximately 1,000 vehicles, and various other amenities. Subject to the delays inherent in construction projects of the magnitude of the Isle-Black Hawk, and subject to obtaining the necessary gaming licenses, other permits and financing, the Company expects to open the Isle-Black Hawk in early 1999. See "Summary--Recent Developments."

RESULTS OF OPERATIONS

  The Company is in the development stage and does not have any historical operating results other than interest expense on the Company's outstanding indebtedness, interest income on the Company's restricted cash, the receipt of certain capital contributions and the capitalization of certain costs. The capitalized costs have consisted primarily of license and permit application, design, construction and financing fees. Future operating results are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company. While the Company believes that the Isle-Black Hawk, if completed and opened, will be able to attract a sufficient number of patrons and achieve the level of activity and revenues necessary to permit the Company to meet its payment obligations, including with respect to the Notes, there can be no assurance that the Company will be able to achieve these results. Capital is a wholly owned subsidiary of the Company and was incorporated for the sole purpose of serving as co-issuer of the Notes in order to facilitate the Offering. Capital will not have any operations or material assets and will not have any revenues.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's development expenses were borne by its members as provided in the Members Agreement and capitalized on the Closing Date. The Company expects to fund the development of the Isle-Black Hawk from a combination of (i) equity contributions (primarily real estate and up to $1.0 million of cash and third party development costs) valued at approximately $15.4 million, (ii) net proceeds of $72.0 million from the Old Notes Offering, which were deposited and invested as set forth in the Cash Collateral and Disbursement Agreement and (iii) furniture, fixtures and equipment financing in the amount of up to $15.0 million. In addition, Casino America provided the Completion Capital Commitment, pursuant to which it committed to contribute up to $5.0 million to the Company in the event that amounts in the Construction Disbursement Account and the Completion Reserve Account are insufficient to cause the Isle-Black Hawk to become Operating on or before April 1, 1999, or if the Isle-Black Hawk is not Operating by such date. The Company presently intends to add between $2.7 million and $3.0 million to the development and construction budget for the Isle-Black Hawk, to be drawn first from accrued and future interest earnings on amounts in the Construction Disbursement Account, with the remainder, if necessary, to be drawn from the Completion Reserve Account, to provide for an expected increase in the "guaranteed maximum price" under the Design/Build Agreement due to the discovery of a greater amount of less stable weathered rock and overburden soil at the construction site than was originally anticipated. See "Summary--Recent Developments." If the Company exercises the Hotel Option, it intends to fund the increased costs of construction, which are anticipated to be a $6.3 million increase to the "guaranteed maximum price" set forth in the Design/Build Agreement, through cost savings achieved through value engineering, the availability of contractor's funds represented by the contractor's contingency allowance and interest earnings on amounts deposited in the Construction Disbursement Account and the Completion Reserve Account. The funds provided by these sources are expected to be sufficient to develop and commence operations of the Isle-Black Hawk and, if the Hotel Option is exercised, a hotel, assuming no delays or construction cost overruns beyond amounts in the Completion Reserve Account and the Completion Capital Commitment. See "Risk Factors-- Construction Budget and Site Risks." The Company has no other sources or plans to finance the completion of the Isle-Black Hawk in the event that amounts in the Completion Reserve Account and amounts available pursuant to the Completion Capital Commitment prove insufficient.

  Following the commencement of operations of the Isle-Black Hawk, the Company expects to fund its operating and capital needs from operating cash flows. The Company intends to establish initial working capital reserves to provide for reasonably anticipated short-term liquidity needs. However, there can be no assurance that any additional financing, if needed to meet its liquidity needs, will be available to the Company in the future, or that, if available, any such financing will be on terms favorable to the Company. There can be no assurance that the Company's estimate of its reasonably foreseeable liquidity needs is or will be accurate or that new business developments or other unforeseen events will not occur, resulting in the need to raise additional funds. The Company expects that the adequacy of its operating cash flow will depend, among other things, upon customer acceptance of the Isle-Black Hawk, the continued development of the Black Hawk Market as a gaming destination, the intensity of the Company's competition, the efficiency of operations, depth of customer demand, the effectiveness of the Company's marketing and promotional efforts and the performance by the Manager of its responsibilities.

                                   BUSINESS

OVERVIEW

  The Company plans to develop, own and operate the Isle-Black Hawk as a premier casino gaming facility to be located in the Black Hawk Market approximately 40 miles west of Denver. The Isle-Black Hawk will be one of the first gaming facilities encountered by customers traveling from Denver to the Black Hawk Market. Upon completion, the Isle-Black Hawk will be one of the largest gaming facilities in Colorado. Plans for the Isle-Black Hawk include a 55,000 square foot, single-floor gaming facility featuring approximately 1,100 slot machines, 24 table games and 1,000 on-site parking spaces, a fine dining restaurant, a delicatessen, a full service buffet and other related amenities. The Isle-Black Hawk will be designed and constructed pursuant to the Design/Build Agreement, which also provides for the addition of a hotel at the option of the Company for an agreed-upon addition to the guaranteed maximum price.

  The Black Hawk Market includes many small, privately held gaming facilities that the Company believes offer limited amenities and are characterized by a shortage of convenient on-site parking. In addition, there are several larger gaming facilities in the Black Hawk Market that provide varying levels of services and amenities. Management believes that the Isle-Black Hawk's large and modern gaming facility, superior location, convenient on-site covered parking and extensive amenities will afford it a significant competitive advantage. The Isle-Black Hawk is expected to include the largest single-floor gaming facility in Colorado upon its opening and will offer a broad array of amenities including what is expected to be the largest buffet in the Black Hawk Market. The Company believes that the customer convenience afforded its patrons by providing ample on-site covered self-parking spaces will significantly differentiate the Isle-Black Hawk from its competitors. Management believes that, upon completion of the Isle-Black Hawk, its covered parking spaces will represent in excess of 25% of the total covered parking spaces in the Black Hawk Market. The Isle-Black Hawk will be designed and operated under a distinctive Caribbean theme as an "Isle of Capri Casino," further differentiating it from other gaming facilities in the area, which primarily stress Victorian and western themes. In addition, the Company will utilize database marketing techniques used by Casino America at its existing facilities.

THE ISLE-BLACK HAWK

  The Company believes that the location of the Isle-Black Hawk, as well as the extensive covered on-site self-parking, the use of the "Isle of Capri Casino" brand name and associated promotions, the number of slot machines and varied amenities will establish the Isle-Black Hawk as one of the preeminent casino gaming facilities in the Black Hawk Market. The Isle-Black Hawk will be situated immediately adjacent to the southeast corner of Mill and Main Streets in Black Hawk, Colorado, the first intersection to the Black Hawk Market reached by customers arriving from Denver. This location makes the Isle-Black Hawk one of the first gaming facilities encountered when arriving from Denver. The Company's plans include a 55,000 square foot facility featuring approximately 1,100 slot machines and 24 table games (blackjack and poker) which is expected to constitute one of the largest number of gaming positions and, upon its opening, the largest single floor gaming facility in the Black Hawk Market. The interior of the Isle-Black Hawk will emphasize a relaxed, Caribbean theme through the use of water features, rock formations, foliage and bright Caribbean colors. The exterior of the building will be distinctive, subtly stressing the Caribbean theme while conforming to local architectural requirements. The Company believes that the interior and exterior features, along with the use of the branded "Isle of Capri Casino" name and theme will further serve to distinguish it from the other establishments in the area, which primarily stress Victorian and western themes.

  The Isle-Black Hawk will be designed to coordinate efficiently bus, car and pedestrian traffic. Patrons arriving by bus will enter through a separate, covered drop off point with a bus turnaround to facilitate clearing the area of bus traffic. Customers arriving by car will have the choice to use the two lane valet parking or self- parking directly into the garage. The Company believes that the self-park option will make the Isle-Black Hawk's parking facility more convenient and easily accessed by customers and distinguish it from gaming facilities with valet parking only. The entrance to the Isle-Black Hawk is situated such that bus, valet, self-park and pedestrian traffic may enter and exit independent of each other. The Company expects this design to maximize customer traffic to the Isle-Black Hawk by minimizing traffic congestion. The Isle-Black Hawk will have a four-level on-site parking garage with approximately 1,000 parking spaces, directly accessible by elevator to the casino. The majority of these parking spaces will be covered. Based on existing casinos and the Jacobs and Rivieria projects under development in the Black Hawk Market, the Company believes that this parking complex is expected to be the largest on-site parking in the Black Hawk Market, and will constitute over 25% of the covered parking spaces in the Black Hawk Market. The Company expects its extensive on-site parking facility, with the self park option, to give it a competitive advantage over other casinos in the area that do not have as extensive parking facilities or that require the use of a valet service.

  In addition to the Company's plans to offer customers among the largest number of gaming positions, the largest single-floor gaming facility in Colorado and among the most on-site parking in the market, the Isle-Black Hawk will provide extensive amenities for its customers. The Company expects its 300-seat buffet restaurant to be the largest buffet in the Black Hawk Market. Customers will also have the option of dining at an 80-seat Farradday's steak house offering more upscale dining. Farradday's steak house is Casino America's own branded dining concept and emphasizes wood and nautical detailing to promote an atmosphere of exploration and adventure. The Isle-Black Hawk will also include an events center, with the ability to seat up to 350 people, that will be used for meetings, concerts, parties and promotions. Plans call for a delicatessen, a VIP lounge, a video arcade and a gift shop offering items specific to the "Isle of Capri Casino" theme. The Design/Build Agreement permits the Company, by notice delivered to the general contractor no later than March 1, 1998, to include the construction of a hotel under that agreement for an increase of $6.3 million to the "guaranteed maximum price" under the Design/Build Agreement. See "Material Agreements--Design/Build Agreement."

THE BLACK HAWK MARKET

  General. The Black Hawk Market consists of the cities of Black Hawk and Central City which are located approximately 40 miles west of Denver and approximately ten miles from Interstate 70, the main east-west artery from Denver. Historically, these two gold mining communities were popular tourist towns, especially during the summer months. However, since the inception of casino gaming in October 1991, many of the former tourist-related businesses have been displaced by gaming establishments. Casino customers to Black Hawk and Central City are primarily "day trippers" from within a 100-mile radius of Black Hawk and Central City, which includes the major population centers of Denver, Boulder, Fort Collins and Golden, Colorado and Cheyenne, Wyoming.

  Demographics. At December 31, 1996, approximately 1.6 million adults lived within 50 miles of the Black Hawk Market, and approximately 2.3 million adults lived within 100 miles. Average income for households within 100 miles of the Black Hawk Market was $48,384 in 1996, 3.4% above the national average of $46,797. Average income for households within 50 miles of the Black Hawk Market was 8.0% above the national average, with an average household income of $50,563 in 1996.

  Gaming. The following table sets forth gaming statistics for the Black Hawk Market as well as the individual cities of Black Hawk and Central City all of which were derived from information obtained from the Colorado Division of
Gaming:

                                                                       TWELVE MONTHS
                                    YEAR ENDED DECEMBER 31,                ENDED
                          -------------------------------------------- SEPTEMBER 30,
                            1992     1993     1994     1995     1996       1997
BLACK HAWK MARKET:        -------- -------- -------- -------- -------- -------------
Gaming revenues (in
 thousands).............  $127,565 $191,104 $243,405 $290,325 $308,781   $319,624
Number of gaming posi-
 tions(1)(2)............     7,252    7,960    8,737    8,732    8,706      8,795
Number of casinos(1)....        42       39       36       32       31         31
Average gaming positions
 per
 casino.................       173      204      243      273      281        284
Win per gaming posi-
 tion(3)................  $  73.66 $  74.86 $  85.36 $  90.12 $  97.84   $  99.59
BLACK HAWK:
Gaming revenues (in
 thousands).............  $ 56,201 $112,140 $173,703 $195,857 $219,911   $231,763
Number of gaming posi-
 tions(1)(2)............     3,276    4,779    4,334    4,990    5,387      5,347
Number of casinos(1)....        21       23       19       19       19         19
Average gaming positions
 per
 casino.................       156      208      228      263      284        281
Win per gaming posi-
 tion(3)................  $  76.03 $  85.12 $ 104.97 $ 110.68 $ 116.10   $ 117.39
CENTRAL CITY:
Gaming revenues (in
 thousands).............  $ 71,364 $ 78,964 $ 69,702 $ 94,468 $ 88,870   $ 87,861
Number of gaming posi-
 tions(1)(2)............     3,976    3,181    4,403    3,742    3,319      3,448
Number of casinos(1)....        21       16       17       13       12         12
Average gaming positions
 per
 casino.................       189      212      259      288      277        287
Win per gaming posi-
 tion(3)................  $  68.24 $  63.92 $  58.20 $  65.06 $  70.43   $  71.13

--------
(1) As of December 31 for each period shown, except 1997 data which is shown at September 30, 1997.
(2) According to the Colorado Division of Gaming, each table game is counted as one gaming position.
(3) Calculated based on average number of positions during the period presented.

  Gaming revenues (excluding gaming on Native American lands) for the state of Colorado were approximately $412 million in 1996, of which revenues from the Black Hawk Market constituted over 75%. As with other new gaming markets, the early years following legalization of gaming represented periods of rapid expansion. The first casinos opened in the state in October 1991, and by year end there were 14 casinos in the Black Hawk Market. In 1992, the number of casinos peaked at 42 in the Black Hawk Market. While the number of casinos has since declined to 31, the total supply of gaming devices has increased as a result of a trend towards larger casinos. Since 1992, the number of gaming positions in an average casino in the Black Hawk Market has grown approximately 65% from 173 positions to 285 positions as of May 31, 1997. Currently, 23 casinos operate with less than 300 gaming positions while only seven operate with more than 400 gaming positions.

  Win per gaming position per day in the Black Hawk Market has continued to grow despite the increases in the number of gaming devices. This growth has been largely due to gaming revenue growth in the city of Black Hawk. For example, from 1992 to 1996, win per gaming position in the city of Black Hawk increased approximately 63% while total gaming positions grew by over 64%. Revenue growth in Central City has been moderate compared to that of Black Hawk, with an approximately 3% growth in win per gaming position from 1992 to 1996, but a nearly 17% decline in total gaming positions over the same period.

  Colorado's constitution currently permits a maximum single bet of $5 which results in most casinos emphasizing slot machine play. Approximately 94% of the Black Hawk Market's total gaming revenues are generated by slot machines. By comparison, in the developed gaming markets of New Jersey and Nevada slot machines generate between 63% and 67% of total revenues while slot revenues in emerging markets such as Iowa and Indiana account for approximately 70% of total revenues.

  The information contained in this discussion of the Black Hawk Market was derived from publicly available data, except where stated otherwise. While the Company regards these sources as reasonably reliable, no assurances can be made regarding the accuracy of such information. See "Risk Factors-- Competition."

MARKETING STRATEGY

  The Company plans to attract customers to the Isle-Black Hawk by designing and implementing marketing strategies and promotions that emphasize value-oriented gaming and the tropical island theme and promote repeat visits and customer loyalty. For example, the Isle-Black Hawk plans to offer membership in the Island Gold Players Club to its customers and "V.I.P." services to repeat gaming customers. The Island Gold Players Club is a promotion that rewards casino play and repeat visits to the casino with various privileges and amenities. Casino America has used the Island Gold Players Club promotion in other locales and, in its capacity as Manager of the Isle-Black Hawk, will tailor it for the Black Hawk Market and implement it at the Isle-Black Hawk. The Company also intends to emphasize distinctive food and entertainment amenities to enhance its customer-friendly atmosphere with a view toward attracting repeat customers. To encourage group visits, and as a service to its customers, the Company intends to utilize bus programs to facilitate customer visits.

  The Company also intends to utilize database marketing techniques previously implemented by Casino America at its existing gaming facilities in other markets. The database will be primarily derived from information supplied by the Island Gold Players Club, which will help the Company identify its best customers by reference to levels of play and frequency of visits. The Company plans to rely on database marketing in order to best identify the segments of the population that are most likely to be attracted to the Isle-Black Hawk, and to tailor its theme, promotions and amenities to its core group of customers.

COMPETITION

  The Company believes that the primary competitive factors in the Black Hawk Market are location, availability and convenience of parking, number of slot machines and table games, types and pricing of amenities, name recognition, customer service and overall atmosphere. Although the Company believes that the Black Hawk Market is primarily characterized by numerous small, privately held gaming facilities, the Company considers its main competition to be the larger gaming facilities located in Black Hawk and Central City, and particularly those with considerable on-site parking and established brand names and reputations in the local market. The largest casinos in the Black Hawk Market in terms of number of gaming positions are Harvey's Wagon Wheel Casino Hotel, Colorado Central Station, Bullwhackers Black Hawk, Canyon Casino (formerly operated by Harrah's), Fitzgeralds Black Hawk and Gilpin Hotel Casino. Each of these casinos also offers on-site parking.

  The Company believes that its primary competition will be from casinos located in the immediate proximity of the Isle-Black Hawk. Colorado Central Station, a well-established casino, is located closest to the Isle-Black Hawk across the intersection of Mill Street and Main Street. Colorado Central Station has approximately 700 slot machines, approximately 20 table games, amenities such as a food court and a bar and among the most parking spaces of any gaming facility in the city of Black Hawk with approximately 690 valet parking spaces. In terms of operating performance, Colorado Central Station generated an estimated $240 win per gaming position per day over the twelve-month period ended March 31, 1997.

  In addition to the existing competition, two new casinos are already under construction or otherwise proceeding in Black Hawk. Riviera has announced that the plans for its gaming facility in Black Hawk include a facility containing 1,000 slot machines and a 500 space covered parking garage, with opening scheduled for the spring of 1999. Riviera has stated that the site for the Riviera project is a 71,000 square foot undeveloped site directly across Main Street from the Isle-Black Hawk. Jacobs Entertainment, Ltd. has begun construction on a

50,000 square foot facility, which the developer has announced will accommodate 800 slot machines, 20 table games, underground parking accommodating 450 vehicles (with an affiliated two-story overflow parking facility for approximately 200 additional vehicles), and 50 hotel rooms. This facility is expected to be completed by May 1998 and will be located approximately 0.3 miles from Isle-Black Hawk. In addition, Country World Casinos Inc., which proposes to develop the Country World Casino, has announced that it has obtained a development site in Black Hawk, retained a management company but has not yet obtained financing. The media has reported that a formal application for permitting, zoning and platting, as well as development plans, have been submitted to the City of Black Hawk for a large "St. Moritz" casino and resort hotel to be located directly off of Route 119 (the main access route connecting the City of Black Hawk with Interstate 70). Plans for this casino and resort hotel include 260 hotel rooms, 1100 gaming positions and amenities such as a tennis court and a swimming pool, which would make this project the largest in Colorado. Media reports have also speculated that the project would be managed by a national hotel and resort operator. If the proposed St. Moritz casino and hotel resort is completed directly off of Route 119, it may give gaming patrons the option of bypassing Mill and Main Streets altogether.

  The 24 casinos in Cripple Creek (located a driving distance of 110 miles to the south of the Black Hawk Market) and the Native American casinos located in the southwestern corner of the state, constitute the only other casino gaming communities in the state of Colorado. Management believes that Cripple Creek, located 45 miles west of Colorado Springs, provides only limited competition to the Black Hawk Market given its distance from the Black Hawk Market and its relatively smaller facilities with fewer amenities. Management also believes that the Native American casinos are too removed from the Black Hawk Market to provide any significant competition. The Isle-Black Hawk will also compete with other forms of gaming including lottery gaming, and horse and dog racing, among others, and compete for entertainment dollars generally with other forms of entertainment. See "Risk Factors--Competition." The information contained in this discussion of competition were derived from publicly available data, except where stated otherwise. While the Company regards these sources as reasonably reliable, no assurances can be made regarding the accuracy of such information. See "Risk Factors--Competition."

CONSTRUCTION SUMMARY

  The development and construction of the Isle-Black Hawk will consist of: (a) excavation, including any remediation or reinforcement of structural abnormalities or other problems uncovered in or caused by the excavation process, (b) construction of the foundation and superstructure of the Isle-Black Hawk, (c) interior finish of the Isle-Black Hawk, (d) the widening of the Mill Street bridge and construction of a pedestrian bridge (as required by the city of Black Hawk), (e) construction of the parking facilities and (f) other aesthetic enhancements, including landscaping. With respect to clause
(a) above, although the Company has reviewed the results of previous soil bearings at the site conducted by the party from which the Company purchased the parcel, and has conducted its own soil borings after excavation and site preparation commenced, the existence and nature of any such structural abnormalities or other problems are likely to become known only during excavation. See "--Development Update." The timetable set forth in the Design/Build Agreement contemplates the Isle-Black Hawk to be substantially completed 15.5 months after the date that the Company gives notice to Haselden to proceed with design and construction (the "Casino Substantial Completion Date").

  The Design/Build Agreement provides that Haselden, itself and through various subcontractors, has agreed to design and construct the Isle-Black Hawk and perform all necessary excavation and other site work as well as provide certain non-gaming furniture, fixtures and equipment. Haselden, through itself and its subcontractors, has agreed to perform the work contemplated in items
(a) through (f) in the preceding paragraph, other than the provision of certain interior finish, furniture and equipment, which will be provided by the Company. The Isle-Black Hawk will be constructed to allow a hotel to be developed on top of the facility which meets the design requirements set forth in the Design/Build Agreement. Pursuant to the terms of the Design/Build Agreement, the Company may elect to add a hotel to the Isle-Black Hawk by providing Haselden with written notice on or prior to March 1, 1998. If such notice is delivered, the scheduled completion date for the hotel (the "Hotel Substantial Completion Date") will be 120 days after the Casino Substantial Completion Date and is not expected to materially disrupt the operations of the Isle-Black Hawk. The construction of the Isle-Black Hawk (and the hotel if applicable) may be delayed without any cost to Haselden if such delays result from Excusable Events. See "Material Agreements--Design/Build Agreement."

  The Design/Build Agreement provides for a "guaranteed maximum price" of $47.3 million (exclusive of construction of a hotel) which is fully supported by a payment and performance bond from Haselden and a site specific errors and omissions policy in the amount of $5.0 million, subject to a $25,000 deductible payable by Haselden which covers errors and omissions of all professional architects and engineers working on the project. The payment and performance bond does not cover professional design or engineering errors or omissions. The "guaranteed maximum price" is subject to increases if plans or specifications change or if the project (i) encounters certain unforeseen geological or excavation conditions, (ii) is delayed by the Company without the fault or negligence of Haselden, (iii) is delayed because of a change in law or (iv) is delayed because a notice to proceed is issued by the Company on or after August 30, 1997. Such notice to proceed was issued on August 25, 1997. The "guaranteed maximum price" may also be decreased if changes in design and specifications provide cost savings. Additionally, to discourage delays, liquidated damages will be payable by Haselden for each day that substantial completion of the Isle-Black Hawk is delayed (other than by an Excusable Event) past the Casino Substantial Completion Date by (i) $0 per day for the first fourteen days of the delay, (ii) $12,000 per day for the next fourteen days and (iii) $18,000 for each day thereafter. To encourage early completion of the Isle-Black Hawk, incentive fees will be payable to Haselden in the amount of $10,000 for each day that the Isle-Black Hawk is substantially completed before the seventh day prior to the Casino Substantial Completion Date. The Design/Build Agreement also provides incentives for Haselden to limit construction costs by sharing cost savings between the Company and Haselden as follows: (i) the first $500,000 of savings accrues entirely to the Company, (ii) the next $500,000 of savings are split 80% to the Company and 20% to Haselden, (iii) the next $1,000,000 of savings are split 70% to the Company and 30% to Haselden and (iv) any additional savings are split 60% to the Company and 40% to Haselden.

  If the Company elects to have Haselden build the hotel, the "guaranteed maximum price," exclusive of other price adjustments, will increase to $53.6 million. The payment and performance bond to be provided by Haselden, which will not cover professional design or engineering errors or omissions, is required to be increased by Haselden to fully support the $53.6 million price. In addition to the possible increases and decreases referred to above, the "guaranteed maximum price" will be increased or decreased based upon the aggregate amount that the actual cost to complete certain allowance items is above or below $2.6 million. To discourage delays of completion of the hotel, liquidated damages will be payable by Haselden in the amount of $1,000 for each day that substantial completion of the hotel is delayed (other than by an Excusable Event) beyond the Hotel Substantial Completion Date. Similarly, to encourage early completion of the hotel, incentive fees of $1,000 for each day that the hotel is substantially completed prior to the Hotel Substantial Completion Date will be payable to Haselden. The Company will not exercise the Hotel Option unless the Company believes that it is able to complete construction of the hotel within the overall project budget, the sources for which may include other sources of funds. Such sources may include cost savings achieved through value engineering, interest earned from the investment of amounts in the Construction Disbursement Account and the Completion Reserve Account and the availability of contractor's funds represented by the contractor's contingency allowance due to favorable site and construction conditions which would be verifiable in part by the Company prior to the Hotel Option being exercised. The Company has also budgeted for the acquisition of $10.3 million of furniture, fixtures and equipment in addition to $2.9 million of furniture, fixtures and equipment acquired under the Design/Build Agreement. Such $13.2 million of furniture, fixtures and equipment is expected to be separately financed with FF&E Financing and such financing is expected to be secured by the furniture, fixtures and equipment purchased. While the Company has held preliminary discussions with potential providers of FF&E Financing, no agreements with respect thereto have been reached and no negotiations with respect to the terms and conditions thereof are taking place. See "Use of Proceeds--Sources and Uses of Funds" and "Material Agreements--Design/Build Agreement."

  The scope of permits and approvals required for the construction of the Isle-Black Hawk is extensive and includes state and local land use permits, excavation, building and zoning permits, architectural approvals and approval of street and traffic signals. The Company has received concept approval by the Historic Architectural Review Committee and all local permits and approvals required to date.

DESIGN AND CONSTRUCTION TEAM

  The Company has assembled what it believes to be a highly qualified team to design and construct the Isle-Black Hawk.

  Edward F. Reese, Casino America's Vice President--Construction and Design, is managing project development and construction for the Isle-Black Hawk. Over the past 30 years, Mr. Reese has been responsible for the project management of complex, mixed use building projects, and most recently, riverboat casino projects (including adjacent land based hotels). Mr. Reese has experience negotiating specialty design and construction contracts. Mr. Reese currently serves as the Vice Chairman of the Executive Committee of the American Society of Civil Engineers--Construction Division.

  Haselden Construction, Inc., the design/builder for the Isle-Black Hawk, is a large Denver-based general contractor with experience in constructing facilities in the mountain towns of Colorado, including Black Hawk. Haselden was general contractor for the design and construction of Colorado Central Station.

  Parkhill-Ivins Architects ("Parkhill-Ivins"), pursuant to the Design/Build Agreement, will serve as the architect for the design, development and construction of the Isle-Black Hawk. Parkhill-Ivins has significant experience in the design and construction of casinos in Colorado's mountain towns, including Colorado Central Station, Bullwhackers Black Hawk and Bullwhackers Central City.

DEVELOPMENT UPDATE

  The Company delivered the "Notice to Proceed" to Haselden under the Design/Build Agreement on August 25, 1997, at which time excavation and site preparation activities were commenced. Except as set forth in the following paragraph, the Company believes that excavation and site preparation activities have been conducted through the date of this Prospectus within the budgeted amounts therefor, and within the project completion schedule. As of November 30, 1997, approximately $5,444,000 had been disbursed from the Construction Disbursement Account. All necessary local permits and approvals have been obtained as required to date, and the Company is not aware of any material issues concerning its pending gaining approval applications with the State of Colorado.

  Haselden has notified the Company that excavation and site preparation activities have uncovered a greater amount of less stable weathered rock and overburden soil than originally anticipated. Consequently, Haselden expects that substantial additional structural support of the mountain wall forming the rear of the construction site for the Isle-Black Hawk will be required. In addition, the City of Black Hawk has required certain changes to the Company's excavation and site preparation plans with regard to the slope of the rear wall excavation. Haselden's position is that it is entitled to an increase in the guaranteed maximum price under the Design/Build Agreement and an extension to the construction schedule. Although the Company and Haselden have not yet agreed the amount of any price adjustment or any revision to the construction schedule, the preliminary, unsubstantiated estimates provided by Haselden indicate that the foregoing developments may lead to a price increase and schedule extension that could be material. The Company and Haselden are working to determine the extent of the necessary changes and which party should bear any increased cost or schedule delays. In the meantime, based on preliminary discussions with Haselden, the Company presently intends to add between $2.7 million and $3.0 million to the development and construction budget for the Isle-Black Hawk pending such determination, to be drawn first from accrued and future interest earnings on amounts in the Construction Disbursement Account with the remainder, if necessary, to be drawn from the Completion Reserve Account, to provide for an expected increase in the "guaranteed maximum price" under the Design/Build Agreement ultimately resulting from the foregoing, and accordingly the Company has revised its estimate of the date of substantial completion of the Isle-Black Hawk from "late 1998 or early 1999" to "early 1999." The Company believes that sufficient funds remain to enable the Isle-Black Hawk to be developed as planned and open for business within the anticipated time frame.

CAPITALIZATION TRANSACTIONS

  The Company was organized as a limited liability company under the laws of Colorado in April 1997, by Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. Since its organization, the Company has been in the development stage, and its activities have been limited to applying for necessary permits, licenses and approvals; arranging for the design and construction of the Isle-Black Hawk; arranging for the financing for the Isle-Black Hawk; coordinating the contribution to the Company of certain real estate parcels and other capital contributions; and conducting excavation activities at the site in preparation for construction. Simultaneously with the consummation of the Old Notes Offering, (a) Casino America of Colorado, Inc. assigned to the Company the contractual right to purchase the Casino America Parcel, $100,000 of the purchase price of which was previously paid by Casino America on behalf of Casino America of Colorado, Inc., (b) Casino America of Colorado, Inc. contributed sufficient cash to the Company to enable the Company to purchase the Casino America Parcel for the remaining unpaid purchase price of $6.4 million, (c) Blackhawk Gold, Ltd. transferred to the Company the Blackhawk Gold Parcel, (d) the Company exercised and closed the purchase right referred to in clause (a) above and (e) Casino America of Colorado, Inc. contributed to the Company cash in the amount of $0.7 million. Casino America of Colorado, Inc. owns 60% of the Company and Blackhawk Gold, Ltd. owns 40% of the Company. See "Material Agreements--Operating Agreement."

CASINO AMERICA

  Casino America is a leading developer, owner and operator of dockside and riverboat casinos and related facilities in the United States, owning and operating five dockside or riverboat casinos at four facilities. All of Casino America's properties are based on a tropical island theme and operate under the "Isle of Capri Casino" name. Casino America owns and operates a dockside casino and 367-room hotel in Biloxi, Mississippi, a dockside casino and recreational vehicle park in Vicksburg, Mississippi, a dockside riverboat casino and hotel in Bossier City, Louisiana, and two riverboat casinos operating from a single facility on a site one mile from Lake Charles, Louisiana where it also recently opened a 241-room hotel. Casino America also owns and operates Pompano Park, a harness racing track in Pompano Beach, Florida, midway between Miami and West Palm Beach off of Interstate 95. For the fiscal year ended April 27, 1997, Casino America had total revenues of $375.6 million, earnings before net interest, income taxes, depreciation and amortization, pre-opening expenses, settlement expenses, valuation charges, extraordinary items and equity in income of unconsolidated joint ventures ("Adjusted EBITDA") of $69.2 million, and a net loss of $21.1 million, which included certain settlement expenses and valuation charges. Excluding these expenses, fees and charges, and also excluding certain pre-opening costs for the Lake Charles operation and an extraordinary after-tax charge resulting from the refinancing of debt, Casino America would have had a net loss of $0.2 million for the fiscal year ended April 27, 1997. For the six months ended October 26, 1997, Casino America had total revenues of $218.0 million, adjusted EBITDA of $46.4 million and net income of $4.0 million. The term "EBITDA," while commonly used, is not defined by GAAP. EBITDA is not calculated the same by all companies and should not be considered an accurate comparative measure or considered without referring to GAAP financial information and should not be construed as an alternative either to income from operations or cash flows from operating activities.

  Casino America's business strategy, which has been implemented in its existing operations, emphasizes the operation and development of value-oriented gaming facilities and complementary amenities with a tropical island theme using the "Isle of Capri Casino" brand name. Casino America believes that the use of the "Isle of Capri Casino" name and associated theme creates a readily identifiable brand image connoting excitement, quality and value, which Casino America complements by emphasizing customer service and non-gaming entertainment amenities. Casino America seeks to encourage repeat visitors to its gaming facilities by identifying slot-oriented customers and active casino patrons through its use of database marketing. Casino America believes that its strategy fosters customer loyalty, enhances Casino America's ability to compete effectively in its existing markets, and facilitates the efficient and cost-effective development of gaming facilities in new markets. The Company will rely on Casino America, in its capacity as the Manager of the Isle-Black Hawk, to implement a business strategy for the Isle-Black Hawk consistent with Casino America's other operations and tailored for the Black Hawk Market.

  The following summarizes the casino properties owned and managed by Casino America at June 29, 1997:

                                                    CASINO
                                                    SQUARE    SLOT   TABLE HOTEL
                                                    FOOTAGE MACHINES GAMES ROOMS
                                                    ------- -------- ----- -----
      Biloxi.......................................  32,500  1,160     42   367
      Vicksburg....................................  24,000    802     43   --
      Bossier City.................................  30,000  1,052     48   225
      Lake Charles(1)..............................  48,900  1,834     93   241
                                                    -------  -----    ---   ---
        Total...................................... 135,400  4,848    226   833
                                                    =======  =====    ===   ===

     --------
     (1) Represents two casino vessels.

  Each of the above listed facilities is wholly owned by Casino America and developed by Casino America, or in two cases, Casino America in conjunction with joint venture partners (the interests of which were purchased by Casino America in 1996 with financing from a debt offering). Casino America has never sponsored programs with offerings made to other investors.

  Set forth below is certain summary financial information of Casino America. Such financial information has been derived from Casino America's consolidated financial statements and should be read in conjunction with such financial statements, including the notes thereto, which are publicly available from the Commission and can also be obtained by contacting Casino America at its address set forth in this Prospectus. Casino America is not a guarantor of the Notes, is not obligated to provide any financial support to the Company except as required pursuant to the Completion Capital Commitment, and does not intend to do so.

                                                YEAR ENDED              SIX MONTHS
                                       -------------------------------     ENDED
                                       APRIL 30,  APRIL 30,  APRIL 27,  OCTOBER 26,
                                         1995       1996       1997        1997
                                       ---------  ---------  ---------  -----------
                                                (DOLLARS IN THOUSANDS)
   INCOME STATEMENT DATA:
   ----------------------
   Revenue:
     Casino..........................  $117,613   $123,936   $322,677    $194,968
     Rooms, food, beverage and other.     5,311     27,719     50,815      23,042
     Management fees--joint ventures.     4,613      6,308      2,110         --
                                       --------   --------   --------    --------
       Total revenue.................   127,537    157,963    375,602     218,010
   Operating expenses................   107,383    155,585    347,079     188,051
   Operating income..................    20,154      2,378     28,523      29,959
   Net interest expense..............   (10,046)   (13,924)   (38,711)   (24,634)
   Equity in income (loss) of
    unconsolidated joint ventures....    19,904     16,434       (166)        --
                                       --------   --------   --------    --------
   Minority Interest.................       --         --         --          321
   Income (loss) before income taxes.    30,012      4,888    (10,354)      7,164
                                       --------   --------   --------    --------
   Net income (loss) before
    extraordinary....................    18,069      1,555     (8,794)      4,025
                                       --------   --------   --------    --------
   Extraordinary loss, net of taxes..       --         --     (12,257)        --
   Net income (loss).................    18,069      1,555    (21,051)      4,025
                                       ========   ========   ========    ========
   BALANCE SHEET DATA (AT END OF
    PERIOD):
   -----------------------------
   Current assets....................    25,361     27,379     78,415      66,531
   Total assets......................   211,899    226,474    528,421     611,748
   Long-term debt, including current
    portion..........................   138,857    139,778    379,522     447,104
   Stockholders' equity..............    42,015     50,270     77,973      82,109

  The financial statements of Casino America are publicly available through the offices of the Commission and can also be obtained by contacting Casino America at the address set forth in "Available Information" at the beginning of this Prospectus.

NEVADA GOLD

  Nevada Gold was originally formed in 1977 for the principal purpose of operating and managing mining activities primarily in the western United States. During 1993, in connection with the acquisition of a controlling interest in Nevada Gold by affiliates of its management, Nevada Gold's primary focus was redirected toward the assembly and development of gaming and real estate properties in Colorado. Nevada Gold's current business activities consist of its ownership of Blackhawk Gold, Ltd. (which, on the Closing Date, will hold a 40.8% interest in the Company), the development of residential real estate in and around Black Hawk and the leasing to third parties of certain mining property. Nevada Gold has never sponsored programs with offerings made to other investors.

  In its audited financial statements for the fiscal years ended March 31, 1996 and 1997, Nevada Gold reported total assets of $5.0 million total liabilities of $2.6 million and $2.2 million, respectively, and net losses from operations of $0.6 million and $1.6 million, respectively. The report of Nevada Gold's independent accountants on its 1997 financial statements contained a qualification regarding Nevada Gold's ability to continue as a going concern. However, in connection with the Old Notes Offering, Nevada Gold and Blackhawk Gold, Ltd. agreed not to incur any additional indebtedness, and concurrently with the consummation of the Old Notes Offering, Nevada Gold and Blackhawk Gold repaid all of their outstanding indebtedness, financed primarily by borrowings from Casino America of Colorado, Inc., certain sales of Blackhawk Gold, Ltd.'s interest to Casino America of Colorado, Inc. and payment of $0.4 million in mortgage note indebtedness from the proceeds of the Old Notes Offering. Consequently, such "going concern" qualification was removed from their audit opinion. See "Risk Factors--Certain Bankruptcy Considerations" and "Material Agreements--Members Agreement--Transactions at Closing." The financial statements of Nevada Gold are publicly available through the offices of the Commission and can also be obtained by contacting Nevada Gold at the address set forth in "Available Information" at the beginning of this Prospectus..

INTELLECTUAL PROPERTY

  Pursuant to a license agreement, Casino America will license the use at the Isle-Black Hawk of (a) the following trademarks: Isle of Capri(R), Island Gold(R), Calypso's(R), Farradday's(TM) and Isle Style(TM) and (b) the trademark Isle of Capri parrot logo. In addition, the license agreement will provide that additional trademarks acquired or developed by Casino America and used at its other facilities will be subject to the license agreement. Each of the foregoing names and logo are registered trademarks of Casino America, except for Farradday's(TM), and Isle Style(TM), each of which is covered by a trademark application filed by Casino America.

PROPERTY

  The Company is the owner of a 9.12 acre undeveloped parcel at the southeast section of the intersection of Mill and Main Street in Black Hawk, Colorado.

EMPLOYEES

  The Company anticipates having an average of approximately 825 full-time equivalent employees subject to seasonal fluctuation, with the highest number of employees during the summer season.

LEGAL PROCEEDINGS

  Neither of the Issuers is subject to any legal proceedings.

                              MATERIAL AGREEMENTS

  Set forth below are summaries of the material terms of certain material agreements to which the Company is or will be a party. The following summaries do not purport to be complete and are qualified in their entirety by reference to the relevant agreements. Copies of such agreements in preliminary or executed form are available upon request to the Company.

OPERATING AGREEMENT

  The rights and obligations of Casino America of Colorado, Inc. ("Casino Colorado") and Blackhawk Gold, Ltd. ("Blackhawk Gold") (collectively, the "Members") are governed in part by the Amended and Restated Operating Agreement of the Company ("Operating Agreement") dated as of July 29, 1997. The Operating Agreement provides that it will become effective upon consummation of the Capitalization Transactions.

  Members and Membership Interests. Casino Colorado and Blackhawk Gold respectively hold 60% and 40% of the membership interests (the "Membership Interests") in the Company. Each corporation that serves as a Member must designate one or more individuals to act as such Member's representative. Casino Colorado has selected John M. Gallaway as its representative and Blackhawk Gold has selected H. Thomas Winn as its representative.

  Any transfer of a Membership Interest must be approved by Colorado gaming authorities and such transferee must obtain a license to hold an ownership interest in a gaming license in Colorado. Any transfer in violation of such law is void unless the Company is no longer subject to such law or the applicable gaming commission waives such noncompliance. If the applicable gaming commission determines that a Member is unsuitable to own an interest in the Company, then the Company may buy, and the Member is required to sell, such Member's Membership Interest.

  In addition to Colorado gaming restrictions, the Operating Agreement sets forth other transfer restrictions. A Member may transfer all or any part of its Membership Interests to (i) its affiliates, (ii) another Member, (iii) the Company, (iv) an entity or person approved by all the Members, (v) to another person as part of a merger, reorganization, consolidation or sale of all or substantially all of the assets of a person or entity that controls such Member or (vi) a creditor as a pledge securing an obligation (collectively, "Permitted Transferees"). If a Member wishes to transfer its Membership Interest to persons or entities other than Permitted Transferees, it must obtain a bona fide offer and then offer its Membership Interests to the Company upon the same terms. If the Company accepts the offer, it must purchase all, but not less than all, of the offered Membership Interest within 30 days of the offer. If the Company does not accept the offer, the other Members (not including previous transferees not admitted as substitute Members discussed below) have the right to purchase, in whole and not in part, such offered Membership Interest pro rata in proportion to their Ownership Interests within 60 days of the date of offer to the Company.

  A transferee of a Membership Interest (including a Permitted Transferee) may only become a substitute Member upon the written approval of all remaining Members. If a transferee does not obtain such approval, such transferee will not have the right to participate in the management of the business and affairs of the Company or become a Member. Such transferee will only be entitled to receive the share of profits or other compensation by way of return of contribution to which a Member would otherwise be entitled. Except as otherwise provided in the Members Agreement, no Member is required to make an additional capital contribution. See "--Members Agreement--Contributions."

  Management. The Company will be managed by its managers (the "Managers"). The initial Managers are designated in the Operating Agreement as John M. Gallaway and Allan B. Solomon of Casino America and H. Thomas Winn of Nevada Gold. Generally, each Member may elect one Manager. However, so long as Casino Colorado or its affiliates own more than 50% of the Membership Interests of all the Members of the Company (a

"Majority in Interest"), Casino Colorado or its affiliates will be entitled to elect a majority of the Managers. Managers are elected at annual meetings of Members for one-year terms. Each Member may remove, replace, fill a vacancy or designate a temporary replacement for the Manager or Managers elected by it. Except as provided in the next sentence, actions of the Managers will be by a majority vote of the Managers present at duly convened meetings at which a quorum (i.e., a majority of the Managers) is present. A vote of all the Members and Managers is required for certain events including the addition of a substitute Member, any non-pro rata distribution to Members, material amendments to the Operating Agreement, a merger or a sale of all or substantially all the assets of the Company.

  Dissolution and Liquidation. The Company will be dissolved upon the earliest to occur of: (i) an event of withdrawal with respect to a Member which, pursuant to the Operating Agreement, terminates such Member's Ownership Interest, unless there is at least one remaining Member; (ii) the unanimous agreement of the Members; or (iii) December 31, 2096. Events of withdrawal include certain unapproved membership interest transfers, voluntary withdrawals and certain other events described in the Operating Agreement. The Operating Agreement also states that the bankruptcy of a Member will only be an event of withdrawal of a Member if there is at least one solvent member remaining. The Operating Agreement provides that the Company will be liquidated upon the occurrence of any event requiring dissolution of the Company.

  Indemnification. No member has any liability for the debts and obligations of the Company. Each member, manager, employee or agent of the Company is entitled to indemnification from the Company with respect to any proceeding asserted against such member, manager, employee or agent due to his or its status as such other than for certain violations of the Operating Agreement by such Person member. Each Member agreed to indemnify the Company and each Member for damages resulting from its violation of the Operating Agreement.

MEMBERS AGREEMENT

  On July 29, 1997, Casino Colorado, Casino America, Blackhawk Gold, and Nevada Gold entered into a members agreement (the "Members Agreement") regarding certain matters relating to the development of the Isle-Black Hawk, management of the Company, additional capital contributions and other matters.

  Contributions. Upon consummation of the Old Notes Offering, Blackhawk Gold contributed to the Company the Blackhawk Gold Parcel and Casino Colorado contributed to the Company: (i) the right to acquire the Casino America Parcel ($0.1 million of the purchase price of which was previously paid by Casino America on behalf of Casino Colorado), (ii) cash necessary to purchase the Casino America Parcel, (iii) a plan for the development of the Isle-Black Hawk, (iv) cash in the amount of $0.7 million and (v) the benefit to the Company of the Completion Capital Commitment and the Managers Subordination Agreement. In addition, Casino Colorado was deemed to have contributed an amount equal to development costs paid by Casino America on behalf of Casino Colorado to third parties in the amount of $0.3 million. No additional capital contributions are permitted to be made unless agreed by all Members, except for payments under the Completion Capital Commitment and except that the Company may require by a vote of a Majority in Interest additional contributions to the Company, (i) if required by law, (ii) as reasonably required in connection with the development and construction of a hotel, but only to the extent that the funds available from the Completion Capital Commitment and the proceeds of the Offering are insufficient, (iii) for the replacement of furniture, fixtures and equipment or (iv) to implement the development plan or other reasonable capital expenditures for Isle-Black Hawk not to exceed an aggregate of $4.0 million. If a member fails to make a Capital Contribution the remaining Members may either increase their own capital contribution to make up such deficiency and receive additional Membership Interests or loan such deficiency to the Company at a rate of interest equal to the higher of 14.5% or Casino America's highest cost of funds plus two percentage points. Blackhawk Gold will have the option to purchase from Casino Colorado any Membership Interest acquired by Casino Colorado as a result of an additional capital contribution at a purchase price equal to the amount that Casino Colorado paid for such Membership Interest plus interest at a rate equal to the higher of 14.5% or Casino America's highest cost of funds plus two percent from the date that Casino Colorado acquired such Membership Interest, provided that this option may be exercised only if, after giving effect to such purchase, Casino Colorado would continue to hold a 55% or greater Membership Interest in the Company.

  Transactions at Closing. Effective on the Closing Date, Casino Colorado loaned Blackhawk Gold $0.5 million cash in exchange for a promissory note from Nevada Gold and Blackhawk Gold, as co-obligors. The note bears interest at the higher of 14.5% or Casino America's highest cost of funds plus two percentage points and all principal and interest will be due and payable three years from such closing date. This note is secured by a pledge of Blackhawk Gold's entire Membership Interest and will contain a covenant prohibiting Blackhawk Gold and Nevada Gold from incurring any indebtedness other than this $0.5 million loan and accounts payable in the ordinary course of business. See "Business--Nevada Gold." Additionally, on the Closing Date Blackhawk Gold sold 4.2% of its Membership Interests to Casino Colorado for $0.7 million cash. Blackhawk Gold will have the option to buy back such 4.2% Membership Interest within 180 days from the Closing Date for $0.7 million plus interest to the date of repurchase at the rate of the higher of 14.5% or Casino America's highest cost of funds plus two percent if, after giving effect to such purchase, Casino Colorado would continue to hold a 55% or greater Membership Interest in the Company. Substantially all the $1.2 million proceeds from the $0.5 million loan and the $0.7 million sale of Membership Interests have been paid directly to creditors of Nevada Gold in full payment of Nevada Gold's outstanding obligations to such creditors as of such Closing Date. Blackhawk Gold also has the right to sell an additional 4.8% of its Membership Interests to Casino Colorado for $0.8 million. Pursuant to such provision, on November 13, 1997, Casino Colorado purchased a 0.8% membership interest from Blackhawk Gold for $133,333.33. Blackhawk Gold will have the option for 180 days thereafter to buy back such 4.8% Membership Interest for $0.8 million plus interest through the date of repurchase at the rate of the higher of 14.5% or Casino America's highest cost of funds plus two percent if, after giving effect to such purchase, Casino Colorado would continue to hold a 55% or greater Membership Interest in the Company. The foregoing transactions allowed Nevada Gold's independent auditors to remove the "going concern" qualification set forth in such independent auditors' report accompanying Nevada Gold's recently filed annual financial statements.

  Mandatory Distributions. Subject to the terms of the Indenture, the Company will make quarterly distributions of cash from operations subject to certain adjustments, to the Members in proportion to their Membership Interests from cash available for distribution (which excludes certain reserves that the Company is required to maintain under the Operating Agreement) in an amount equal to the maximum amount that may be distributed pursuant to the terms of the Indenture. The calculation and payment of such distributions will be made after giving effect to all required payments of Contingent Interest. If Casino America is required to make any capital contributions under the Completion Capital Commitment, Casino Colorado will receive additional Membership Interests and, except as provided in the next sentence, Casino Colorado will be entitled to receive all distributions with respect to all Membership Interests up to the aggregate amount of such payments before any distributions are made to any other Member. Blackhawk Gold may exercise its rights to purchase a portion of such additional Membership Interest from Casino Colorado, as provided under the Members Agreement, the proceeds from which will reduce the amount of priority distributions to which Casino Colorado would otherwise be entitled.

  Transfer of Membership Interests. If Casino America reasonably determines, based on communications with regulatory authorities, that Blackhawk Gold's interest in the Company will cause Casino America or its affiliates (including the Company) a licensing problem in any jurisdiction including Colorado, and such licensing problem cannot be resolved, Casino America can require Blackhawk Gold to sell its ownership interest in the Company to an acceptable party or to Casino Colorado. In the event of a sale to Casino Colorado, the purchase price will equal the capital account balance of Blackhawk Gold in the Company.

  Non-competition. During the term of the Agreement, no member or any of its Affiliates will seek to manage, develop or engage in casino gaming operations in Gilpin County, Colorado, except in connection with the Isle-Black Hawk. Each member and their affiliates are permitted to continue existing gaming operations and (subject to the foregoing) develop new gaming operations, and in so doing may solicit customers in competition with the gaming market in Gilpin Country, Colorado. Blackhawk Gold and its affiliates are expressly permitted to pursue commercial and residential real estate activities in, or in the vicinity of, the gaming district of Black Hawk, Colorado, provided that certain of such activities do not include any state regulated gaming activities. Casino Colorado has the right to participate in such activities upon satisfaction of certain notice and contribution requirements.

  Other. In connection with any liquidation of the Company's assets, the Members have agreed to cause the real property of the Company to be listed for sale at its book value as reflected on the Company's books and records. Each member has a right of first refusal to purchase such real property, for cash, on the same terms as proposed by a third party purchaser in such liquidation.

  Management. The Members Agreement provides that the parties thereto will cause the Managers appointed by them not to cause the Company to effect any of the following actions without the unanimous consent of each of the other Managers and the unanimous consent of the Members: (i) the making of material changes to the development plan; (ii) the adoption of any annual budget following the opening of the casino calling for capital expenditures for such budgeted year of greater than $4.0 million; (ii) a call for additional capital contributions in excess of those described under the caption "-- Contributions," or (iv) the approval of the principal terms of any refinancing of the Notes or the incurrence of indebtedness outside of the normal operating requirements of the project in an outstanding amount which at any time exceeds $1.0 million, subject to certain exceptions.

MANAGEMENT AGREEMENT

  Casino America (the "Manager") and the Company entered into a Management Agreement dated as of April 25, 1997 which was subsequently amended and restated (the "Management Agreement"), and which became effective upon the consummation of the Capitalization Transactions.

  Duties of the Manager. Prior to the opening of the Isle-Black Hawk, the Manager will be responsible for developing and implementing all pre-opening activities. After the Isle-Black Hawk commences operations, the Manager will manage the daily operations of the Isle-Black Hawk, including among other things, the (i) exclusive supervision and direction of the activities of the Isle-Black Hawk; (ii) development and effectuation of an annual plan for the Isle-Black Hawk, consisting of forecasts of monthly income and expenses, monthly cash flow projections and working capital requirements, a budget covering estimated capital expenditures, and an annual marketing plan; (iii) development of an operating policy; (iv) supervision of advertising, sales and business promotion; (v) supervision, hiring and discharge of all personnel;
(vi) maintenance of the property; and (vii) maintenance of all books of accounts of the Isle-Black Hawk and the submission of all requisite informational and/or tax returns.

  Compensation. The Manager will be paid an annual management fee equal to 2% of Revenues (as defined herein) plus 10% of Operating Income (as defined herein); provided that such management fee shall not exceed 4% of Revenues. "Revenues" means all revenues, less sales tax on such revenues, determined on an annual basis received from the following sources: (i) gross gaming receipts from the Isle-Black Hawk, less 50% of applicable gaming and admission taxes from the operation of the Isle-Black Hawk; (ii) hotel operations (if any);
(iii) food and beverage operations; (iv) parking fees; (v) revenues generated from gift shops and arcades; and (vi) other revenues, fees and income, which are attributable to the Isle-Black Hawk. "Operating Income" means the income of the Isle-Black Hawk before any management fee paid to the Manager, distributions to Members, interest, depreciation, amortization and write-off of start-up and pre-opening expenses and income taxes. The management fee will be paid ten days after the end of each month. The Manager may withhold funds received for the Company's account in payment of the management fee. The Management Agreement provides that the Company shall reimburse the Manager for any tax liability incurred by the Manager in respect of any accrued but unpaid management fees (which reimbursements shall be deducted from the amount of such accrued but unpaid fees). All amounts due to Casino America under the Management Agreement will be subordinated to all obligations under the Notes. In addition, the Manager will be entitled to receive reimbursement for certain expenses incurred by it as the actual cost or fair market value thereof, including, subject to certain limitations, compensation paid to employees of the Manager that perform services in connection with the Isle-Black Hawk.

  Term. The Management Agreement will terminate upon the earliest to occur of
(i) the election of either party if the other party fails to perform any material obligation under the Management Agreement, (ii) the mutual agreement of the parties, (iii) the inability of either party to obtain or maintain licenses necessary to carry out their obligations under the Management Agreement, (iv) the occurrence of certain bankruptcy events with respect to the Manager or (v) December 31, 2096.

  Indemnification; Casualty. The Manager agrees to indemnify the Company against all losses, liabilities, claims, demands, legal proceedings or costs not covered by insurance and which the Company may sustain, incur or assume as a result of any allegation, claim, civil or criminal action to the extent arising out of (i) claims by employees of the Manager, (ii) the breach of the Management Agreement by the Manager or its agents, or (iii) the acts of failures to act of the Manager or its agents in a manner consistent with commercial standards of reasonableness required by the Management Agreement, provided that such loss, liability or cost did not result from the negligence of the Company, its agents (other than the Manager) or employees and provided further that no indemnification is provided for consequential or punitive damages.

  If the property used in the Isle-Black Hawk is damaged or destroyed, the Company is required to repair or restore such property, to the extent of insurance proceeds. If insurance proceeds are insufficient and the Company no longer wishes to operate the Isle-Black Hawk, the Manager has the option to obtain a license to operate the Isle-Black Hawk. If the Isle-Black Hawk itself is damaged or destroyed, the Company may either restore or repair the Isle-Black Hawk to the extent of insurance proceeds, or refuse to do so, in which case the Management Agreement terminates.

  Proprietary Information; Trademark. All specifically identifiable proprietary information developed by the Manager for the Company shall be the property of both the Manager and the Company. All proprietary information previously developed by the Manager at the Manager's expense, including without limitation, customer lists, gaming and marketing strategies and other similar information shall remain the property of the Manager.

LICENSE AGREEMENT

  Casino America and the Company entered into a License Agreement dated July 29, 1997 pursuant to which Casino America will license to the Company the use at the Isle-Black Hawk of the trademarks Isle of Capri(R), Island Gold(R), Calypso's(R), Farradday's(TM) and Isle Style(TM) and the registered trademark Isle of Capri parrot logo and any future trademarks utilized by the Manager at its other gaming facilities. No license fee is payable thereunder. See "Material Agreements--License Agreements." The license is non-exclusive, non-sublicensable and non-transferable other than to the Trustee. The marks subject to the license must be used solely in connection with the operation of the Isle-Black Hawk. All use of the marks inures to the benefit of Casino America, and Casino America retains all right, title and interest to the marks. The right to use the marks terminates upon the termination of the Management Agreement except that if the termination of the Management Agreement occurs after the institution of foreclosure proceedings by the Trustee, the right to use the marks terminates six months after the termination of the Management Agreement. The right to use the marks may be terminated earlier if the use of the marks does not conform to quality standards.

LAND PURCHASE CONTRACT

  On June 5, 1997, Roman Entertainment Corporation of Colorado ("Roman") and Casino America entered into a Purchase and Sale Agreement (the "Land Purchase Contract") providing for the purchase by Casino America of the Casino America Parcel which consists of two contiguous parcels of real estate comprising an aggregate of 2.87 acres. The Casino America Parcel constitutes a portion of the land on which the Isle-Black Hawk will be constructed. The Land Purchase Contract provides that Casino America's rights thereunder may be assigned to the Company.

  The purchase price for the Casino America Parcel was $6.5 million in cash, payable (a) $0.1 million on execution and delivery of the Land Purchase Contract (which amount has been paid), and (b) the balance at the closing. In addition to the purchase price, the buyer (i.e., the Company) was required to pay all transfer, sales and use taxes (if any), all recording fees, document preparation fees and similar fees, and to procure its own title insurance and surveys. Escrow fees and costs were shared equally between the parties.

  Except as set forth in the special warranty deed to be delivered at closing, the purchase and sale of the Casino America Parcel is on an "as is, where is" basis. Roman disclaims all representations and warranties with respect to, and specifically places the buyer on notice of, any environmental matters affecting the Casino America Parcel.

EXCHANGE COMMITMENT LETTER

  By letter dated June 5, 1997, the city of Black Hawk agreed to exchange a 8,169 square foot parcel of frontage property where a portion of the Isle-Black Hawk is to be developed, for a 2,657 square foot parcel owned by Nevada Gold. Upon the consummation of the Old Notes Offering, Blackhawk Gold, Ltd. effected the parcel exchange. The city of Black Hawk's obligation to effect the exchange was conditioned on (a) the exchange occurring on or before December 31, 1997, (b) the Blackhawk Gold parcel being conveyed to the city of Black Hawk by special warranty deed free and clear of all liens and encumbrances and other title defects affecting merchantability, as determined by the city of Black Hawk in its sole discretion and (c) the completion of the contribution of real estate parcels as contemplated by the Capitalization Transactions.

DESIGN/BUILD AGREEMENT

  The Design/Build Agreement provides that Haselden, itself and through various subcontractors, has agreed to design and construct the Isle-Black Hawk and perform all necessary excavation and other site work as well as provide certain non-gaming furniture, fixtures and equipment. The Isle-Black Hawk will be constructed to allow a hotel to be developed on top of the facility which meets the design requirements set forth in the Design/Build Agreement. Pursuant to the terms of the Design/Build Agreement, the Company may elect to add a hotel to the Isle-Black Hawk by providing Haselden with written notice on or prior to March 1, 1998. If such notice is delivered, the scheduled completion date for the hotel (the "Hotel Substantial Completion Date") will be 120 days after the Casino Substantial Completion Date and is not expected to materially disrupt the operations of the Isle-Black Hawk. The construction of the Isle-Black Hawk (and the hotel if applicable) may be delayed without any cost to Haselden if such delays result from Excusable Events.

  The Design/Build Agreement provides for a "guaranteed maximum price" of $47.3 million (exclusive of construction of a hotel) which is fully supported by a payment and performance bond from Haselden and a site specific errors and omissions policy in the amount of $5.0 million, subject to a $25,000 deductible payable by Haselden which covers errors and omissions of all professional architects and engineers working on the project. The payment and performance bond does not cover professional design or engineering errors or omissions. The "guaranteed maximum price" is subject to increases if plans or specifications change or if the project (i) encounters certain unforeseen geological or excavation conditions, (ii) is delayed by the Company without the fault or negligence of Haselden, (iii) is delayed because of a change in law or (iv) is delayed because a notice to proceed is issued by the Company on or after August 30, 1997, any or all of which may increase the actual price paid for the development of the Isle-Black Hawk. The "guaranteed maximum price" may be also decreased if changes in design and specifications provide cost savings. Additionally, to discourage delays, liquidated damages will be payable by Haselden for each day that substantial completion of the Isle-Black Hawk is delayed (other than by an Excusable Event) past the Casino Substantial Completion Date by (i) $0 per day for the first fourteen days of the delay,
(ii) $12,000 per day for the next fourteen days and (iii) $18,000 for each day thereafter. To encourage early completion of the Isle-Black Hawk, incentive fees will be payable to Haselden in the amount of $10,000 for each day that the Isle-Black Hawk is substantially completed before the seventh day prior to the Casino Substantial Completion Date. The Design/Build Agreement also provides incentives for Haselden to limit construction costs by sharing costs savings between the Company and Haselden as follows: (i) the first $500,000 of savings accrues entirely to the Company, (ii) the next $500,000 of savings are split 80% to the Company and 20% to Haselden, (iii) the next $1,000,000 of savings are split 70% to the Company and 30% to Haselden and (iv) any additional savings are split 60% to the Company and 40% to Haselden.

  If the Company elects to have Haselden build the hotel, the "guaranteed maximum price," exclusive of other price adjustments, will increase to $53.6 million. The payment and performance bond to be provided by Haselden, which will not cover professional design or engineering errors or omissions, will be increased to fully support the $53.6 million price. In addition to the possible increases and decreases referred to above, the "guaranteed maximum price" will be increased or decreased based upon the aggregate amount that the actual cost to complete certain allowance items is above or below $2.6 million. To discourage delays of completion of the hotel, liquidated damages will be payable by Haselden in the amount $1,000 for each day that substantial completion of the hotel is delayed (other than by an Excusable Event) beyond the Hotel Substantial Completion Date. Similarly, to encourage early completion of the hotel, incentive fees of $1,000 for each day that the hotel is substantially completed prior to the Hotel Substantial Completion Date will be payable to Haselden. The Company will not exercise the Hotel Option unless the Company believes that it is able to complete construction of the hotel within the overall project budget, the sources for which may include other sources of funds. Such sources may include cost savings achieved through value engineering, interest earned from the investment of amounts in the Construction Disbursement Account and the Completion Reserve Account and the availability of contractor's funds represented by the contractor's contingency allowance due to favorable site and construction conditions which would be verified in part by the Company prior to the Hotel Option being exercised. The Company has also budgeted for the acquisition of $10.3 million of furniture, fixtures and equipment in addition to $2.9 million of furniture, fixtures and equipment acquired under the Design/Build Agreement. Such $13.2 million of furniture, fixtures and equipment is expected to be separately financed with FF&E Financing and such financing is expected to be secured by the furniture, fixtures and equipment purchased. See "Use of Proceeds--Sources and Uses of Funds."

  No subcontract will be awarded by Haselden unless such subcontract is competitively bid upon by at least three bona fide bidders and the lowest bidder is selected. All subcontracts must be written on a "lump sum basis" and not on a "cost plus", "cost of work" or "reimbursable" basis. If Haselden becomes aware of any circumstances that may cause a delay in the construction schedule, it must immediately notify the Company. Haselden has notified the Company of a potential delay. See "Summary--Recent Developments." The Company then, at no additional cost to the Company, may require Haselden to exert its best efforts to avoid any delay in the construction schedule. If Haselden is not in default under the contract, the Company may, at its own expense, direct Haselden to require multiple shifts and overtime to expedite completion of construction. Development and construction costs will be funded from draws against the Cash Collateral Account in accordance with the terms of the Cash Collateral and Disbursement Agreement. All contracts relating to the construction of the Isle-Black Hawk including the Design/Build Agreement, will be assigned as security for the Notes. See "Description of the New Notes-- Security." In turn, any subcontractors with subcontracts greater than $100,000, will post a bond with Haselden guaranteeing timely completion of their respective subcontracting work.

SUBDIVISION AGREEMENT

  As a condition to the issuance of a building permit for the project, the Company will be required to execute a Subdivision Agreement (the "Subdivision Agreement") with the city of Black Hawk pursuant to which the Company will be required to make certain improvements to the portion of Main Street that adjoins the Company's property and to Mill Street.

  On July 16, 1997, the city council of Black Hawk resolved that it will approve the Subdivision Agreement and the final plat for the property in the form submitted by the Company, provided certain conditions are met on or before December 31, 1997, including the acquisition by the Company of the Casino America Parcel and the Blackhawk Gold Parcel. Accordingly, the Company anticipates that it will enter into the Subdivision Agreement with the city of Black Hawk, substantially in the form of the submitted agreement, following the Closing Date. The principal terms of the Subdivision Agreement are as follows:

  Public Improvements. The Subdivision Agreement requires the Company to construct certain improvements to Mill Street which include, but are not limited to, the construction of an additional lane to the existing bridge and other necessary improvements as determined by the city of Black Hawk. The Company is also required to construct an approximately 700 foot long, three-lane concrete road on the portion of Main Street that abuts the property, a cul-de-sac at the east end of the road and related curbs, gutters, street lighting, signage, retaining walls, landscaping and other improvements to Main Street as determined by the city of Black Hawk. The Company will also be responsible for constructing the conduits for and bringing in all required utilities along the portion of Main Street that abuts the property, and for necessary traffic signals. Upon completion of the improvements, the Company must convey marketable title to such improvements to the city of Black Hawk, free and clear of all liens or encumbrances, including the Indenture. The Company will be required to warrant the improvements for one year after completion (except water improvements, which the Company will warrant for three years). Subject to a provision for force majeure, the Company is required to complete the improvements by January 1, 1999.

  Estimated Costs of the Improvements. The Subdivision Agreement requires the Company to bear the costs of the improvements, which the Company estimates to be approximately $1.8 million. In addition, the Company will be required to reimburse the city of Black Hawk for certain costs in connection with the project and to pay $60,000 for a traffic study. The Company is exploring the possibility of financing the improvements through the issuance of municipal bonds by the Black Hawk Business Improvement District, which financing may provide for a portion of the costs to be assessed to other property owners whose properties abut the portion of Main Street to be improved. However, no assurances can be given that the Company will be successful in obtaining any such financing or in having a portion of the costs assessed to others.

  Performance Guarantee. The Subdivision Agreement requires that the Company's obligations be secured by an irrevocable letter of credit, which the Company is required to provide within 90 days after execution of the Subdivision Agreement and prior to commencement of work on the improvements. The amount of the letter of credit is 110% of the estimated costs of the improvements (approximately $2.0 million), but the city of Black Hawk may require that the amount be increased based on the final construction documents or to take into account any increases in prices to which the improvements may be subject. The city of Black Hawk may draw down on the letter of credit to complete the improvements in the event the Company does not complete them by January 1, 1999, subject to the provision for force majeure. Upon completion of the improvements, the city of Black Hawk will retain for one year the portion of the letter of credit covering at least 20% of the costs of improvements.

  Miscellaneous. The city of Black Hawk's remedies for breach of the Subdivision Agreement include, but are not limited to, refusing to issue a building permit or certificate of occupancy, the revocation of a building permit previously issued or the drawing down of the letter of credit. The Company is required to indemnify the city of Black Hawk and its representatives against any claims arising from acts of the Company or its agents.

                     GAMING AND LIQUOR REGULATORY MATTERS

  Operating Restrictions. Colorado gaming law permits legalized limited gaming in the cities of Central City, Black Hawk and Cripple Creek, Colorado. "Limited gaming" is defined as the use of slot machines and the card games of blackjack and poker, each with a maximum single bet of five dollars. Gaming is confined to the commercial districts of Black Hawk, Central City and Cripple Creek as those commercial districts are defined in city ordinances. Gaming is restricted to structures that conform to the architectural styles and designs that were common to the areas prior to World War I, as determined by the municipal governing bodies. No more than

35% of the square footage of any building and no more than 50% of any one floor of such building may be used for gaming. Gaming operations are prohibited between the hours of 2:00 a.m. and 8:00 a.m. No limits are imposed on total patron losses and casinos are not allowed to extend credit to the patrons. Persons under the age of 21 are prohibited from participating in gaming or lingering in gaming areas of a casino. Colorado law requires licensees to maintain detailed books and records that accurately account for all monies and business transactions. Books and records must be furnished upon demand to the Colorado authorities. Detailed and extensive playing procedures, standards, requirements and rules of play are established for poker, blackjack and slot machines. Licensees must, in addition, adopt comprehensive internal control procedures governing their gaming operations. Such procedures must be approved in advance by the Colorado authorities and include the areas of accounting, surveillance, security, cashier operations, key control and fill and drop procedures, among others. No gaming may be conducted in Colorado unless all appropriate licenses are approved by and obtained from the Colorado Limited Gaming Control Commission (the "Colorado Commission"). Violations of Colorado gaming laws or regulations are criminal offenses and the person or entity violating the same may, in addition, be subject to fines and have its gaming license suspended or revoked.

  License Information Requirements. The Colorado Commission may issue the following five types of licenses: (i) slot machine manufacturer or distributor; (ii) operator; (iii) retail gaming; (iv) support; and (v) key employee. The first three licenses are issued for a one-year period and require annual renewal. However, support licenses and key employee licenses are issued for two year periods and are renewable. The Colorado Commission has broad discretion to condition, suspend, revoke, limit or restrict a license at any time and also has the authority to impose fines.

  A slot machine manufacturer or distributor license is required for all persons who manufacture, import or distribute slot machines in Colorado, or who otherwise act as slot machine manufacturers or distributors. No manufacturer or distributor may have an interest in an operator, allow its officers or others with a substantial interest in it to have an interest in an operator, employ any person who is employed by an operator or allow an operator or any person with a substantial interest in the operator to have an interest in it. An operator license is required for all persons who permit slot machines on their premises or who engage in the business of placing and operating slot machines on the premises of a retailer. A retail gaming license is required for all persons permitting or conducting gaming on their premises and such license may be granted only to a retailer. No person may have an ownership interest in more than three retail licenses. All natural persons employed in the field of gaming must hold either a support or key employee license. Every retail gaming licensee must have a key employee licensee in charge of all gaming activities available at all times when gaming is being conducted. The Colorado Commission may determine that any employee of a licensee is a key employee and, therefore, require that such person apply for licensing as a key employee.

  An applicant for any type of Colorado license must provide the following information: (i) personal background information; (ii) financial information;
(iii) participation in legal or illegal activities in Colorado or other jurisdictions, including foreign countries; (iv) criminal record information;
(v) information concerning all pecuniary and equity interests in the applicant; and (vi) other information as requested or required. Prior to licensure, applicants must satisfy the Colorado Commission that they are suitable for licensing and are of good moral character. The Colorado legislature has defined unsuitability or unsuitable in relation to a person as the inability to be licensed by the Colorado Commission because of prior acts, associations or financial conditions, and, in relation to acts or practices, those which violate or would violate the statutes or rules or are or would be contrary to the declared legislative purposes of the Colorado Act. Without limiting the foregoing, a person cannot be licensed if such person has served a sentence upon conviction of a felony or fraud-related misdemeanor within ten years or has been convicted of a gambling-related offense, or is currently under a prosecution or is associated with organized crime or has refused to cooperate in certain governmental investigations. Applicants have the burden of proving their qualifications to the Colorado Commission and must submit to and pay the full cost of any background investigations as may be ordered by the Colorado Commission. There is no limit on the cost of such background investigations and no guaranty that any applicant will receive licensing from the Colorado Commission.

  The current practice of the Colorado authorities is to require the following persons and entities to complete background investigation forms, and to provide comprehensive information and to submit to a full background investigation: (a) persons or entities owning (either directly or on a pass-through basis) 5% or more of a privately traded entity licensee, (b) persons or entities owning (either directly or on a pass-through basis) 10% or more of a publicly traded entity licensee, (c) directors and officers of the licensees and (d) in certain circumstances, directors and officers of entities described at (a) and (b) above. But, the Colorado authorities retain the discretion to require any person or entity with an interest in a licensee (directly or on a pass-through basis) to submit such information and undergo such investigation. The purpose of the investigation is to determine each such person's or entity's qualifications and suitability for licensure. In addition, all persons loaning monies, goods or real or personal property to a licensee or applicant, or having any interest in a licensee or applicant, or entering into any agreement with a licensee or applicant, must provide any information if so requested by the Colorado authorities, including submission to a full background investigation if ordered by the Colorado authorities.

  Persons found unsuitable by the Colorado Commission may be required immediately to terminate any interest in, association or agreement with or relationship to a licensee. A finding of unsuitability with respect to any officer, director, employee, associate, lender or beneficial owner of a licensee or applicant also may jeopardize the licensee's license or the applicant's license application. A license grant may be conditioned upon the termination of any relationship with unsuitable persons.

  Licensees have a continuing duty to report to the Colorado Commission information concerning persons with a financial or equity interest in the licensee, or who have the ability to control or exercise a significant influence over the licensee, or who loan money to the licensee. Therefore, the requisite information regarding the holders of the Notes will have to be periodically reported to the Colorado authorities.

  As a general rule, under the Colorado law and regulations, it is a criminal violation for any person to have a legal, beneficial, voting or equitable interest, or right to receive profits, in more than three retail gaming licenses in Colorado. The Colorado Commission has ruled that a person does not have an interest in a licensee for purposes of the multiple-license prohibition if: (i) such person has less than a 5% interest in an institutional investor which has an interest in a publicly traded licensee or publicly traded company affiliated with a licensee (such as the Company); (ii) a person has a 5% or more financial interest in an institutional investor, but the institutional investor has less than a 5% interest in a publicly traded licensee or publicly traded company affiliated with a licensee; (iii) an institutional investor has less than 5% financial interest in a publicly traded licensee or publicly traded company affiliated with a licensee; (iv) an institutional investor possesses securities in a fiduciary capacity for another person, and does not exercise voting control over 5% or more of the outstanding voting securities of a publicly traded licensee or of a publicly traded company affiliated with a licensee; (v) a registered broker or dealer retains possession of securities of a publicly traded licensee or of a publicly traded company affiliated with a licensee for its customers in street name or otherwise, and exercises voting rights for less than 5% of the publicly traded licensee's voting securities or of a publicly traded company affiliated with licensee; (vi) a registered broker or dealer acts as a market maker for the stock of a publicly traded licensee or of a publicly traded company affiliated with a licensee and possesses a voting interest in less than 5% of the stock of the publicly traded licensee or of a publicly traded company affiliated with a licensee; (vii) an underwriter is holding securities of a publicly traded licensee or of a publicly traded company affiliated with a licensee as part of an underwriting for no more than 90 days if it exercises voting rights with respect to less than 5% of the outstanding securities of a publicly traded licensee or a publicly traded company affiliated with a licensee; (viii) a stock clearinghouse holds voting securities for third parties, if it exercises voting rights with respect to less than 5% of the outstanding securities of a publicly traded licensee or of a publicly traded company affiliated with a licensee; or (ix) a person owns less than 5% of the voting securities of the publicly traded licensee or publicly traded company affiliated with a licensee. Hence, the business opportunities of the Company and its stockholders in Colorado are limited to such interests that comply with the statute and Commission's rules.

  Conveyance of Licensor. With limited exceptions applicable to licensees that are publicly traded entities, no person may sell, lease, purchase, convey or acquire any interest in a retail gaming or operator license or business without the prior approval of the Colorado Commission. Also, no person may own gaming equipment without being licensed. Such prohibition could impair the ability of the holders of the Notes to liquidate the assets of the Company upon any foreclosure of the liens securing the Notes.

  There cannot be a change in control of the Company without the Colorado Commission's prior approval. Also, there can be no change in the membership interests of the Company without the Colorado Commission's prior approval.

  All agreements, contracts, leases or arrangements in violation of applicable Colorado law or regulations are void and unenforceable. The Colorado Commission or Division Director may require changes in gaming contracts (which are any agreements with a licensee, such as the Notes) or termination of a gaming contract.

  Rule 4.5. In addition to the other requirements of the gaming laws, the Colorado Commission has enacted a special rule, Rule 4.5, which imposes additional requirements on publicly traded corporations holding gaming licenses in Colorado and on gaming licensees in Colorado owned directly or indirectly by publicly traded corporations. The term "publicly traded corporation" is a specially defined term and may include limited liability companies, trusts, partnerships and other business organizations, and may even include entities exempted from the registration requirements of the securities laws under certain circumstances.

  Under Rule 4.5, licensees to whom Rule 4.5 applies must include in their articles of organization or similar charter documents certain specified provisions that: restrict the rights of the licensee to issue voting interests or securities except in accordance with the Colorado gaming laws; limit the rights of persons to transfer voting interests or securities of a licensee except in accordance with the Colorado gaming laws; and provide that holders of voting interests or securities of a licensee found unsuitable by the Colorado Commission may be required to sell their interests or securities back to the issuer at the lesser of, in general terms, the holder's investment or the market price as of the date of the finding of unsuitability. Alternatively, and with authorization by the Colorado Commission, the holder may in limited circumstances transfer the voting interests or securities to a suitable person (as determined by the Colorado Commission). Until the voting interests or securities are held by suitable persons, the issuer may not pay dividends or interest on them, the interests or securities may not be voted, or entitled to any vote, and they may not be included in the voting or securities of the issuer, and the issuer may not pay any remuneration in any form to the holder of the securities or interests.

  Pursuant to Rule 4.5, persons who acquire direct or indirect beneficial ownership of (i) 5% or more of any class of a publicly traded corporation involved in gaming in Colorado or (ii) 5% or more of the beneficial interest in a gaming licensee directly or indirectly through any class of voting securities of any holding company or intermediary company of a licensee (all such persons hereinafter referred to as "qualifying persons"), must notify the Colorado authorities within 10 days of such acquisition, are required to submit all requested information and are subject to a finding of suitability. Licensees also must notify any qualifying persons of these requirements. A qualifying person whose interests equal 10% or more must apply to the Colorado Commission for a finding of suitability within 45 days after acquiring such securities. Licensees must also notify any qualifying persons of these requirements. Whether or not notified, qualifying persons are responsible for complying with these requirements.

  A qualifying person who is an institutional investor under Rule 4.5 and whose interests equal 15% or more must apply to the Colorado Commission for a finding of suitability within 45 days after acquiring such interests. A qualifying person who is an institutional investor and whose interests equal 10% or more, but less than 15%, may not be required to apply for suitability, provided such person fulfills certain reporting requirements.

  Pursuant to Rule 4.5, persons found unsuitable by the Colorado Commission must be removed from any position as an officer, director, or employee of a licensee, or from a holding or intermediary company thereof. Such unsuitable persons also are prohibited from any beneficial ownership of the voting securities of any such entities. Licensees, or affiliated entities of licensees, are subject to sanctions for paying dividends to persons found unsuitable by the Colorado Commission, or for recognizing voting rights of, or paying a salary or any remuneration for services to, unsuitable persons. Licensees or their affiliated entities also may be sanctioned for failing to pursue efforts to require unsuitable persons to relinquish their interests. The Colorado Commission may determine that anyone with a material relationship to a licensee, or affiliated company, must apply for a finding of suitability.

  Taxes. The Colorado Amendment further provides that, in addition to any other applicable license fees, up to a maximum of 40% of the adjusted gross proceeds of gaming operations ("AGP") may be payable by a licensee for the privilege of conducting gaming. AGP is generally defined as the total amounts wagered less all payments to players. With respect to games of poker, AGP means those sums wagered in a hand retained by the licensee as compensation, which must be consistent with the minimum and maximum amounts established by the Colorado Commission. Currently, the gaming tax on AGP is: 2% on the first $2 million of AGP; 4% on AGP from $2 million to $4 million; 14% on AGP from $4 million to $5 million; 18% on AGP from $5 million to $10 million; and 20% on AGP over $10 million. The gaming tax is paid monthly, with licensees required to file returns by the 15th of the following month. Each year, the Colorado Commission establishes the gaming tax for the following 12 months.

  Annual Device Fees. The Colorado Commission requires all gaming licensees to pay an annual device fee for each slot machine, blackjack table and poker table. The current annual state device fee, established October 1, 1996, is $75. The municipalities of Central City, Black Hawk and Cripple Creek also assess and collect their own device fees. The current annual device fee in Black Hawk is $750 per device. There is no statutory limit on state or city device fees, which may be increased at the discretion of the state or city. The state device fee is not prorated; a device used at any time during the year is assessed the full state fee. Local device fees may be prorated according to device usage; the city of Black Hawk currently prorates device fees such that any device used at any time during a calendar quarter is subject to the device fee for such calendar quarter. In addition, a business improvement fee of $100 per device and a transportation impact fee of $77 per device also may apply depending upon the location of the licensed premises. The Isle-Black Hawk is currently not subject to the business improvement fee of $100 per device.

  Alcohol. The sale of alcoholic beverages in gaming establishments is subject to strict licensing, control, and regulation by state and local authorities. Alcoholic beverage licenses are revocable and non-transferable. State and local licensing authorities have full power to deny, limit, condition, suspend or revoke any such licenses. Persons or entities which directly or on a pass-through basis own 10% or more of a licensee will be required to complete applications and submit certain personal and financial information, and be subject to investigation. Violation of the state alcoholic beverage laws may constitute a criminal offense, and violators may be subject to criminal prosecution, incarceration and fines.

  There are various classes of alcoholic beverage licenses under the Colorado Liquor Code. A retail gaming tavern license or a hotel and restaurant liquor license may be issued to persons who are licensed pursuant to Colorado law. A retail gaming tavern licensee may sell malt, vinous or spirituous liquors only by individual drinks for consumption on the premises and must also make available sandwiches or light snacks or contract with concessionaires to provide food services within the same building as the licensed premises. A hotel and restaurant liquor license requires the service of meals and that meals equal a fixed minimum percent of food and beverage sales. In no event may any person hold more than or have an interest in more than three retail gaming tavern licenses. Also, a person may not have an interest in more than one type of liquor license. An application for an alcoholic beverage license in Colorado requires notice, posting and a public hearing before the local liquor licensing authority. The Department's Liquor Enforcement Division also must approve the application.

  Recent Developments. In 1994, Colorado voters refused by a margin of 93% to 7% to permit gaming in Manitou Springs (located near Colorado Springs and Cripple Creek) or slot machines in airports. On November 5, 1996, Colorado voters defeated by a margin of 69% to 31% a proposal to allow gaming in the community of Trinidad, located on the New Mexico border. There can be no assurance, of course, that additional gaming will not be authorized.

  In 1997 the state legislature passed, but the Governor vetoed, a bill that would have permitted video lottery terminals in dog and horse race tracks under certain terms and conditions. Video lottery terminals are games of chance, similar to slot machines, in which the player pushes a button that causes a random set of numbers or characters to be displayed on a video screen. Depending on the display, the player may be awarded a ticket, which can be exchanged for cash or playing credit. There can be no assurance that similar legislation permitting video lottery terminals in dog and horse race tracks or other venues will not be considered in the future.

  Federal legislation was recently enacted that established a National Gambling Impact and Policy Commission to study the economic impact of gambling on the United States, the individual states and Native American tribes. Additional federal regulation may occur due to the initiation of hearings by the Commission. Any new Federal or state legislation could have a material adverse effect on the Company.

  The Company currently holds no gaming or liquor licenses and will therefore have to make applications for both types of licenses in connection with the opening and operation of the Isle-Black Hawk. While the Company believes that it will be able to obtain such licenses, no assurances can be given that such licenses will be issued or granted, or, if issued and granted, not subject to additional material restrictions or subsequently revoked. The failure or inability to obtain any such licenses in a timely manner, the imposition of additional material restrictions in connection therewith, or the subsequent revocation of any such license, would materially and adversely affect the Isle-Black Hawk and the Issuers.

                                  MANAGEMENT

  The Company has hired the Manager to manage its operations. Certain officers and employees of the Company and the Manager must be licensed by the Colorado authorities to determine suitability. There can be no assurance that any or all of the necessary officers and employees of the Company and the Manager will be deemed suitable for licensing. Subject to such approval, set forth below are the managers and the executive officers of the Company and the directors and executive officers of Capital, together with their respective ages as of the date of this Prospectus. The Issuers do not compensate such managers, directors and executive officers nor are the Issuers party to any employment contract with any of such managers, directors or executive officers.

NAME                     AGE POSITION(S)
----                     --- ---------------------------------------------------------
Bernard Goldstein....... 68  Chief Executive Officer of the Company and of Capital
John M. Gallaway........ 59  President and Chief Operating Officer of the Company and
                             of Capital; Manager of the Company; Director of Capital
Allan B. Solomon........ 61  Executive Vice President, General Counsel and Secretary
                             of the Company and of Capital; Manager of the Company;
                             Director of Capital
H. Thomas Winn.......... 57  Vice President of the Company and of Capital; Manager of
                             the Company; Director of Capital
Rexford A. Yeisley...... 50  Vice President, Chief Financial Officer, Treasurer and
                             Assistant Secretary of the Company and of Capital
Timothy M. Hinkley...... 42  Senior Vice President of Operations of the Company and of
                             Capital

  Bernard Goldstein. Mr. Goldstein has been Chairman of the Board of Casino America since June 1992 and Chief Executive Officer of Casino America since September 1995. From June 1992 until February 1993 and from September 1995 until December 1995, Mr. Goldstein was also President and Chief Executive Officer of Casino America. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc., both of which were involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960.

  John M. Gallaway. Mr. Gallaway has been President of Casino America since December 1995 and Chief Operating Officer of Casino America since July 1996. From July 1995 to November 1995, Mr. Gallaway was a professor at the University of Houston. Mr. Gallaway was Deputy Managing Director, Gaming, of Sun International, a company engaged in owning and operating casinos and resorts, from September 1992 to August 1994. Prior to that, from 1984 to 1992, Mr. Gallaway was President and General Manager of TropWorld Casino Resort in Atlantic City and, from 1981 to 1984, he was President and General Manager of the Tropicana Hotel in Las Vegas.

  Allan B. Solomon. Mr. Solomon has been Secretary and a director of Casino America since June 1992, served as the Chief Financial Officer and Treasurer of Casino America from June 1992 to October 6, 1993, and was Chairman of its Executive Committee from January 1993 to April 1995. Mr. Solomon became General Counsel of Casino America in May 1994 and became Executive Vice President in April 1995. Mr. Solomon is President of Allan B. Solomon, P.A., and was a partner in the Florida law firm of Broad and Cassel from 1986 to May 1994.

  H. Thomas Winn. Mr. Winn has been the Chairman, CEO and President of Nevada Gold since January 1994. He has also been a Director of Nevada Gold since 1994. Mr. Winn served as Chairman of Aaminex Capital Corporation from 1983 through 1994. Aaminex Capital Corporation is a financial consulting and venture capital firm, involved in real estate, mining and environmental activities. Mr. Winn has formed numerous investment limited partnerships and capital formation ventures.

  Rexford A. Yeisley. Mr. Yeisley has been Chief Financial Officer of Casino America since December 1995. Mr. Yeisley was Senior Vice President and Chief Financial Officer of Six Flags Theme Parks, Inc. from 1991 to 1995, and from 1987 to 1991, Mr. Yiesley was Vice President and Chief Financial Officer of that company.

  Timothy M. Hinkley. Mr. Hinkley has been Senior Vice President of Operations for Casino America since April 1997. Mr. Hinkley was General Manager and Vice President of the Isle of Capri Casino Crowne Plaza Resort in Biloxi, Mississippi from May 1992 to April 1997. Prior to that, from 1990 to 1992, Mr. Hinkley was Vice President of Food and Beverage and Entertainment of Steamboat Development Corporation, a riverboat gaming company in Iowa.

                             CERTAIN TRANSACTIONS

  Casino America and the Company entered into an Amended and Restated Management Agreement dated as of July 29, 1997 which became effective upon the consummation of the Capitalization Transactions. The term of the Management Agreement expires on December 31, 2096, unless terminated earlier in accordance with its terms. In consideration of the services provided under the Management Agreement, the Company has agreed to pay Casino America, as Manager, a fee equal to 2% of Revenues (as defined in the Management Agreement) plus 10% of Operating Income (as defined in the Management Agreement), up to a maximum of 4% of Revenues. See "Material Agreements-- Management Agreement."

  Casino America and the Company entered into a License Agreement dated July 29, 1997 which became effective on the Closing Date and pursuant to which Casino America licensed to the Company the use of the trademarks Isle of Capri(R), Island Gold(R), Calypso's(R), Farradday's(TM) and Isle Style(TM), the trademark Isle of Capri parrot logo and any future trademarks utilized by the Manager at its other gaming facilities. No license fee is payable thereunder. The license terminates upon the occurrence of certain events, such as termination of the Management Agreement. See "Material Agreements--License Agreements."

  Of the net proceeds of the Old Notes Offering, $0.4 million was used to discharge mortgage indebtedness secured by a portion of the Blackhawk Gold Parcel. Nevada Gold was the obligor under the mortgage indebtedness. Nevada Gold beneficially owns a 40% interest in the Company. See "Principal Security Holders." H. Thomas Winn, a Manager and Vice President of the Company, is the Chief Executive Officer and a stockholder of Nevada Gold.

  The Company presently expects, at a future date in connection with the equipping of the Isle-Black Hawk, to purchase up to 300 slot machines from the inventory of Casino America, provided that such purchase is permitted by applicable gaming law. The terms of such purchase are expected to be no less favorable to the Company than if the purchase were made from unaffiliated parties. See also "Business--Capitalization Transactions."

                          PRINCIPAL SECURITY HOLDERS

  Casino America and Nevada Gold beneficially own a 60% and a 40% interest, respectively, in the Company. For a period of six months after the closing date of the Old Notes Offering, Nevada Gold will have an option to purchase up to 4.2% of Casino America of Colorado, Inc.'s interests in the Company pursuant to the terms of the Members Agreement. See "Material Agreements-- Members Agreement." The following table sets forth certain information, as of August 25, 1997, with respect to the beneficial ownership of Casino America common stock by (i) each manager of the Company, (ii) each executive officer of the Company and (iii) all executive officers and Managers of the Company as a group:

                                                    NUMBER OF
                                                    SHARES OF
                                                      CASINO
                                                     AMERICA      PERCENTAGE OF
                                                   COMMON STOCK   CASINO AMERICA
                                                   BENEFICIALLY    COMMON STOCK
NAME OF BENEFICIAL OWNER                              OWNED        OUTSTANDING
------------------------                           ------------   --------------
Bernard Goldstein.................................  2,986,501(1)       12.8%
John M. Gallaway..................................     69,000(2)          *
Allan B. Solomon..................................    438,670(3)        1.9%
Rexford A. Yeisley................................     16,000(4)          *
Timothy M. Hinkley................................     33,374(5)          *
All current executive officers and Managers as a
 group (five persons).............................  3,543,545          15.2%

  The Company is the sole shareholder of Capital.

--------
*Less than one percent.
(1) Includes 40,000 shares that are issuable upon the exercise of stock options that are exercisable within 60 days.
(2) Includes 60,000 shares that are issuable upon the exercise of stock options that are exercisable within 60 days.
(3) Includes 156,250 shares that are issuable upon the exercise of stock options that are exercisable within 60 days.
(4) Includes 15,000 shares that are issuable upon the exercise of stock options that are exercisable within 60 days.
(5) Consists of 33,374 shares that are issuable upon the exercise of stock options that are exercisable within 60 days.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Exchange Offer is being made by the Issuers to satisfy their obligations pursuant to the Registration Rights Agreement. See "--Registration Rights."

  The Issuers are making the Exchange Offer in reliance upon the position of the staff of the Commission set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on these interpretations by the staff of the Commission, the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchaser or any Holder who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Any Holder who tenders Old Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes could not rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements.

  Holders of Old Notes not tendered will not have any further registration rights and the Old Notes not exchanged will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the markets for the Old Notes could be adversely affected.

  NEITHER THE MANAGERS OF THE COMPANY, THE BOARD OF DIRECTORS OF CAPITAL NOR EITHER OF THE ISSUERS MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  In connection with the issuance of the Old Notes, the Issuers and the Initial Purchaser entered into the Registration Rights Agreement. Holders of the New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes.

  Pursuant to the Registration Rights Agreement, the Issuers agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Registration Statement, the Issuers will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities (as defined herein) for New Notes. If (i) the Issuers are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer

Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns New Notes acquired directly from the Issuers or an affiliate of the Issuers, the Issuers will file with the Commission a Shelf Registration Statement to cover resales of the New Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement, and keep the same effective for a period of two years after effectiveness (or for such shorter period that will terminate when all of the New Notes covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding). The Issuers will use their best efforts to cause the applicable registration statement to be declared effective as promptly as practicable by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act. The Registration Rights Agreement provides that the company may, on one occasion, by notice to all persons to whom it has provided a copy of the resale prospectus contained in the Shelf Registration Statement, suspend the use thereof for a period not to exceed 20 consecutive days in the event that, in the opinion of counsel to the Company, there are material non-public circumstances that would render such resale prospectus materially inaccurate or misleading.

  The Registration Rights Agreement provides that (i) the Issuers will file the Registration Statement with the Commission on or prior to 60 days after the Closing Date, (ii) the Issuers will use their best efforts to have the Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their best efforts to issue on or prior to 45 business days after the Effectiveness Target Date, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Issuers will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (i) the Issuers fail to file the Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing, (ii) such Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Issuers fail to consummate the Exchange Offer within 45 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Issuers will pay Liquidated Damages to each Holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of the Notes held by such Holder; provided, however, upon the occurrence of an event described in clause (iv) above with respect to the failure of a Shelf Registration Statement to be effective or usable in connection with resales of Transfer Restricted Securities, only those holders whose Notes were registered pursuant to such Shelf Registration Statement will be entitled to collect Liquidated Damages. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.25 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Issuers on each Interest Payment Date in the same manner as interest payments are made. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  The Holders will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuers will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York time, on             , 1998; provided, however, that if the Issuers,
in the Company's sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended. The Exchange Offer may not be extended beyond 45 business days from the date of this Prospectus. The Issuers may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Issuers may choose to make any public announcement and subject to applicable law, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

  As of the date of this Prospectus, $75,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about            , 1997, to all Holders
of Old Notes known to the Issuers. The Issuers' obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and rights to receive Liquidated Damages. See "-- Registration Rights; Liquidated Damages." The Old Notes were, and the New Notes will be, issued under and entitled to the benefits of the Indenture.

  Old Notes tendered in the Exchange Offer must be in denominations of the principal amount of $1,000 and any integral multiple thereof. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Issuers will give oral or written notice of any amendment, nonacceptance or termination to the Holders of the Old Notes as promptly as practicable. Any amendment to the Exchange Offer will not limit the right of Holders to withdraw tendered Old Notes prior to the Expiration Date. See "--Withdrawal Rights."

PROCEDURES FOR TENDERING OLD NOTES

  The tender to the Issuers of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering Holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the Issuing Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to IBJ Schroder Bank & Trust Company (the "Exchange Agent") the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Issuers (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust companies having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuers or its counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification. The Exchange Agent intends to use reasonable efforts to give notification of such defects and irregularities.

  If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

  If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

  By tendering, each Holder will represent to the Issuers that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder and such person has no arrangement with any person to participate in the distribution of the New Notes. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers, is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, or acquired the Old Notes as a result of market making or other trading activities, such Holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes, or, if no interest has been paid on the Old Notes, from the Closing Date. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest or Liquidated Damages, if any, on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater amount than the Holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) designated by the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this

Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form of the corresponding exhibit to the Registration Statement of which this Prospectus constitutes a part (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the Holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

    (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuers to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuers might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Issuers, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

    (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuers to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuers and its subsidiaries taken as a whole that, in the sole judgment of the Issuers, is or may be adverse to the Issuers, or the Issuers shall have become aware of facts that, in the sole judgment of the Issuers, have or may have an adverse effect on the value of the Old Notes or the New Notes.

Holders of Old Notes will have registration rights and the right to Liquidated Damages as described under "--Registration Rights; Liquidated Damages" if the Issuers fails to consummate the Exchange Offer.

  To the knowledge of the Issuers as of the date of this Prospectus, none of the above events has occurred.

  The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Issuers will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters for Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      By Mail, Overnight Courier or Hand:

                       IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                          Attn: Stuart A. Rothenberg

                               Telephone Number:
                                 (212) 858-2000

                                 By Facsimile:
                                 (212) 858-2952

  DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Issuers will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

  The Issuers will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, registration, and legal fees, will be paid by the Issuers.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that will register the Old Notes under the Securities Act. Based upon no-action letters issued by the staff of the Commission to third parties, the Issuers believe the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by a Holder thereof (other than any (i) Holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchaser or any Holder who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes, and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Issuers, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, or acquired the Old Notes as a result of market or other trading activities, such Holder (i) could not rely on the relevant determinations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuers have agreed to register or qualify the sale of the New Notes in such jurisdictions only in limited circumstances and subject to certain conditions.

ACCOUNTING TREATMENT

  The exchange of the New Notes for the Old Notes will have no impact on the Issuers's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. Expenses of the Exchange Offer and expenses related to the Old Notes will be amortized, pro rata, over the term of the New Notes.

                         DESCRIPTION OF THE NEW NOTES

GENERAL

  The terms of the Notes include those stated in the Indenture and the Collateral Documents and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, the Collateral Documents and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture and the Collateral Documents, while discussing all material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

  The New Notes will be senior secured obligations of the Issuers, will rank pari passu in right of payment with any existing and future senior Indebtedness of the Issuers and will rank senior in right of payment to all subordinated Indebtedness of the Issuers. The New Notes will be without recourse to the Members.

  Capital is a wholly owned subsidiary of the Company and was incorporated solely for the purpose of serving as a co-issuer of the Notes in order to facilitate the Offering. Capital will not have any substantial operations or assets and will not have any revenues. As a result, prospective investors should not expect Capital to participate in servicing the principal, interest, Liquidated Damages, if any, premium or any other payment obligations on the Notes. See "--Certain Covenants--Restrictions on Activities of Capital."

PRINCIPAL, MATURITY AND INTEREST

  The New Notes will be limited in aggregate principal amount to $75.0 million and will mature on August 31, 2004. Fixed Interest on the New Notes will accrue at the rate of 13% per annum ("Fixed Interest") and will be payable semi-annually in arrears on February 28 and August 31 of each year, commencing on February 28, 1998, to Holders of record on the immediately preceding February 15 and August 15, respectively. Fixed Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Fixed Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  In addition, the New Notes will bear Contingent Interest, calculated as described below, from the date on which Isle-Black Hawk becomes Operating to the date of payment of the New Notes. Installments of accrued or deferred Contingent Interest will become due and payable semi-annually on each February 28 and August 31 after the date on which the Isle-Black Hawk becomes Operating to the Holders of record at the close of business on the preceding February 15 or August 15; unless all or a portion of such installment of Contingent Interest is permitted to be deferred on such date; and provided, that no Contingent Interest is payable with respect to any period prior to the date on which the Isle-Black Hawk becomes Operating. Additionally, all installments of accrued or deferred Contingent Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the New Notes that matures (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the New Notes.

  The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the Company's most recently completed Semiannual Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest (but may not defer such portion, which, if paid, would not cause such Adjusted Fixed Charge Coverage Ratio to be less than 1.5 to 1.0) and (ii) the principal amount of the Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in a Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of the Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of the Notes (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Contingent Interest at the same rate as the Fixed Interest plus 1% per annum.

  Each installment of Contingent Interest is calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Contingent Interest has been paid or provided for or through which Contingent Interest had been calculated and deferred (or from and including the date on which the Isle-Black Hawk becomes Operating if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semiannual Period if the corresponding principal amount of the Notes has not become due and payable or (b) the date of payment if the corresponding principal amount of the Notes has become due and payable (whether at stated maturity or upon acceleration, redemption or maturity of repurchase obligation or otherwise). With respect to each Accrual Period, interest will accrue daily on the principal amount of each Note outstanding during such period as follows: (i) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180th of the Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (ii) for any other portion of an Accrual Period, 1/180th of the Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the date on which the Isle-Black Hawk becomes Operating.

  Any reference in this Prospectus to "accrued and unpaid interest" on the Notes includes the amount of Fixed Interest, unpaid Contingent Interest and Liquidated Damages, if any, due and payable thereon.

  Principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SECURITY

  The Notes will be secured by a first lien on the Note Collateral owned by the Issuers or any of their respective subsidiaries, whether now owned or hereafter acquired. The Note Collateral will include, without limitation and subject to Permitted Liens, (i) a pledge of the Government Securities and any funds deposited and held in the Interest Reserve Account until such time as such funds are disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement, (ii) a pledge of the funds held in the Construction Disbursement Account, including, without limitation, approximately $52.9 million of the net proceeds of the Old Notes Offering, and a pledge of the funds held in the Completion Reserve Account, including, without limitation, approximately $5.0 million of the net proceeds of the Old Notes Offering, which proceeds will be invested in Investment Grade Securities and held in such accounts until disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement, (iii) the fee simple interest in all of the real property comprising the Isle-Black Hawk, additions and improvements and component parts related thereto, issues and profits therefrom, and, except as set forth below, furniture, fixtures, machinery and equipment forming a part thereof or used in connection therewith, (iv) all of the Issuers' and their respective subsidiaries' accounts receivable, general intangibles, inventory and other personal property and (v) to the extent permitted by law, certain construction contracts (including the Design/Build Agreement), operating agreements, the Management Agreement, other agreements, licenses and permits entered into by, or granted to, the Issuers and their respective subsidiaries in connection with the development, construction, ownership and operation of the Isle-Black Hawk. Such liens and security interests may be subordinate or junior to mechanic's liens, which under applicable Colorado law may have priority over the lien on the real property comprising the Isle-Black Hawk in favor of the Trustee and additions, improvements and component parts relating thereto. The Company will not be obtaining title insurance to insure against losses from the enforcement of such mechanic's liens. See "Risk Factors--Mechanic's Liens." In addition, the Holders of the Notes will not have a lien on FF&E acquired with or leased through FF&E Financing or any Gaming License or Liquor Licenses.

  If an Event of Default occurs and is continuing, the Trustee, on behalf of the Holders, in addition to any rights or remedies available to it under the Indenture and the Collateral Documents, may take such action as it deems advisable to protect and enforce its rights in the Note Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Trustee from any such sale or foreclosure will be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees or any other amounts then payable to the Trustee under the Indenture or to the Disbursement Agent under the Cash Collateral and Disbursement Agreement, and thereafter to pay amounts due and payable with respect to the Notes.

  The proceeds of any sale of the Note Collateral pursuant to the Indenture and the related Collateral Documents following an Event of Default may not be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders to realize upon the Note Collateral may be limited pursuant to gaming laws, in the event of a bankruptcy and pursuant to other applicable laws, including securities laws, all as described below. See "--Remedies Upon Default Under Notes"; "Risks Factors--Ability to Realize on Collateral; Bankruptcy Considerations"; and "Risk Factors--Fraudulent Conveyance Considerations."

 Certain Gaming Law Limitations

  The Trustee's ability to foreclose upon the Note Collateral will be limited by relevant gaming laws, which generally require that persons who own or operate a casino or purchase, possess or sell gaming equipment hold a valid gaming license. No person can hold a gaming license in the State of Colorado unless the person is found qualified or suitable by the relevant Gaming Authorities. This prohibition may restrict the Trustee's ability to enforce certain provisions contained in, or take certain actions permitted by, the Collateral Documents, which the Trustee would otherwise be authorized to do by serving as the Issuers' attorney-in-fact or otherwise, as provided in the Collateral Documents. In addition, in order for the Trustee or a purchaser at or after foreclosure to be found qualified or suitable, such Gaming Authorities would have discretionary authority to require the Trustee, any or all of the Holders and any such purchaser to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments. The applicant for qualification, a finding of suitability or licensing must pay filing fees and all costs of any such investigation. If the Trustee is unable or chooses not to qualify, be found suitable, or be licensed to own, operate or sell such assets, it would have to retain or sell to an entity licensed to operate or sell such assets. In any case, only an operator licensed by the relevant Gaming Authority may operate a Gaming Facility and such operator must have a right to possession of the premises. Otherwise, the gaming activities must cease until the operator is appropriately licensed. In addition, in any foreclosure sale or subsequent resale by the Trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events would have an adverse effect on the sale price of the Note Collateral. Therefore, the practical value of realizing on the Note Collateral may, without the appropriate approvals, be limited.

 Certain Bankruptcy Limitations

  The right of the Trustee to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers prior to the Trustee having repossessed and disposed of the Note Collateral. Under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral, including making asset sales under certain circumstances (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of the Note Collateral or other Collateral that may be substituted therefor. In addition, since the enforcement of the Lien of the Trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the Holders may not have any consent rights with respect to the use of those funds by the Issuers or any of their Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether the terms of the Notes could be altered in a bankruptcy case, whether or when the Trustee could repossess or dispose of the Note Collateral or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Note Collateral.

COMPLETION CAPITAL COMMITMENT

  Pursuant to a Completion Capital Commitment entered into by Casino America in favor of the Trustee for the benefit of the Holders (the "Completion Capital Commitment"), Casino America agreed for the benefit of Casino America of Colorado, Inc. that, upon the occurrence of each Contribution Event (as defined herein), Casino America will pay into the Construction Disbursement Account an amount in cash as determined by the Trustee, based upon the Construction Disbursement Budget, to be reasonably necessary to cause a Contribution Event to no longer exist; provided, however, that the aggregate amount of all such payments shall not exceed $5.0 million; and provided, further, that upon the occurrence of the Contribution Event described in clause (iv) of the definition thereof, Casino America will pay $5.0 million in cash into the Construction Disbursement Account, less any amounts previously paid into the Construction Disbursement Account pursuant to the occurrence of other Contribution Events. "Contribution Event" means that (i) there are insufficient Available Funds (as defined herein) to complete the development, construction and equipping of the Isle-Black Hawk so that the Isle-Black Hawk is Operating on or before April 1, 1999, subject only to Permitted Liens; (ii) the Company, or any of its representatives or agents, has provided the Trustee with a written notice that it is unlikely that there will be sufficient Available Funds to complete the development, construction and equipping of the Isle-Black Hawk so that the Isle-Black Hawk is Operating on or before April 1, 1999, subject only to Permitted Liens; (iii) (a) the Independent Construction Consultant, or any of its representatives or agents, has provided the Trustee and the Company with a written notice that it is unlikely that there will be sufficient Available Funds (without giving effect to the amount of Additional Revenues (as defined herein)), to complete the development, construction and equipping of the Isle-Black Hawk so that the Isle-Black Hawk is Operating on or before April 1, 1999, subject only to Permitted Liens and (b) within ten days of the Company receiving notice thereof, the Company has not provided evidence satisfactory to the Trustee that there shall be sufficient Additional Revenues, together with the other Available Funds, to complete the development, construction and equipping of the Isle-Black Hawk so that the Isle-Black Hawk is Operating on or before April 1, 1999, subject only to Permitted Liens; or (iv) the Isle-Black Hawk is not Operating on or before April 1, 1999. In addition, Casino America will be required to pay $5.0 million, less any amounts previously paid pursuant to one or more Contribution Events described above, into the Construction Disbursement Account upon the commencement of any voluntary bankruptcy case by the Company, or within 60 days after the commencement of an involuntary bankruptcy case against the Company, if such involuntary case is not dismissed in its entirety by a final, non-appealable court order during such 60-day period or if the Company consents to the entry of an order for relief commencing a bankruptcy case prior to the commencement of such 60-day period; and Casino America shall not assert any defenses or setoffs to the payment of such funds. "Additional Revenues" means revenue (including, without limitation, investment income (loss) less any losses or costs associated therewith, earned on amounts in the Cash Collateral Accounts other than the Interest Reserve Account) generated by, or other funds of, the Company (other than from disposition of its assets), but only to the extent that such revenue or funds are held by the Company, free and clear of any claims of any other parties whatsoever, other than the Trustee and Holders; provided, however, that as of any date of measurement, Additional Revenue also shall include investment income (loss), less any losses or costs associated therewith, which the Company reasonably determines will be earned on funds in the Cash Collateral Accounts (other than the Interest Reserve Account) until the date that the Isle-Black Hawk becomes Operating. "Available Funds" means, at any time, (i) the amounts initially deposited in the Construction Disbursement Account and the Completion Reserve Account, less disbursements made from the Construction Disbursement Account and the Completion Reserve Account, (ii) so long as there is no Default or Event of Default, Additional Revenue, and (iii) Realized Savings (as defined herein) theretofore achieved. "Realized Savings" means the excess of the amount budgeted in the Construction Disbursement Budget for a line item over the amount of funds expended or owed by the Company to complete the tasks set forth in such line item and for the materials and services used to complete such tasks, so long as the terms for such tasks are final and unconditional (other than satisfactory completion of such tasks); provided, however, that Realized Savings (a) for any line item shall be deemed to be zero if such savings are obtained in a manner that materially detracts from the overall value, quality and amenities of the Isle-Black Hawk, and (b) shall be reduced to the extent previously reallocated in the Construction Disbursement Agreement. The Completion Capital Commitment will expire upon the later of (i) the final disbursement of amounts in the Cash Collateral Accounts in accordance with the Cash Collateral and Disbursement Agreement and (ii) April 1, 1999, if the Isle-Black Hawk is Operating on such date.

OPTIONAL REDEMPTION

  Except as described below, the Notes will not be redeemable at the Issuers' option prior to August 31, 2001. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 31 of the years indicated below:

             YEAR                           PERCENTAGE
             ----                           ----------
             2001..........................  106.500%
             2002..........................  103.250%
             2003..........................  100.000%

  Notwithstanding the foregoing, at any time prior to August 31, 2000, the Issuers may redeem up to 35% in aggregate principal amount of Notes originally issued under the Indenture (including any Notes exchanged therefor) at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least $48.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further, that the call for such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

GAMING REDEMPTION

  Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner will not be so licensed, qualified or found suitable, the Issuers will have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days (or such earlier date as may be ordered by such Gaming Authority) of (x) the termination of the period described above for such Holder or beneficial owner to apply for a license, qualification or finding of suitability or (y) receipt of the notice from such Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner shall have no further rights with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes. Under the Indenture, the Issuers are not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner. See "Risk Factors--Gaming Regulation" and "Gaming and Liquor Regulatory Matters."

MANDATORY REDEMPTION

  Except as set forth below under "--Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date (except in the case of redemption required by any Gaming Authority, which may be less than 30 days) to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

 Change in Control

  Upon the occurrence of a Change in Control, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change in Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change in Control Payment"). Within ten days following any Change in Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change in Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change in Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.

  On the Change in Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change in Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change in Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change in Control, the Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The source of funds for any repurchase of Notes upon a Change in Control will be the Issuers' cash or cash generated from operations or other sources, including borrowings (if available and permitted pursuant to the terms of the Indenture) or sales of assets; however, there can be no assurance that sufficient funds will be available at the time of any Change in Control to make any required purchases of Notes. Any failure by the Issuers to repurchase Notes tendered pursuant to a Change in Control Offer will constitute an Event of Default. See "Risk Factors--Ability to Fund Repurchase Upon a Change in Control."

  Notwithstanding the foregoing, the Issuers will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

  The definition of Change in Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers and their Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuers to repurchase Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their Subsidiaries, taken as a whole, to another Person or group may be uncertain.

 Asset Sales

  Subject to the terms of the Collateral Documents, the Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Managers set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (but in any event within 30 days) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision.

  Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Subsidiary, as the case may be, may (i) apply such Net Proceeds to the making of a capital expenditure or the acquisition of long-term assets, in either case, which shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to the covenant described under "--Certain Covenants--Line of Business" or (ii) contractually commit to apply such Net Proceeds to the payment of the costs of construction of real property improvements or the costs of capital expenditures which, in each case, shall be Note Collateral and shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to the covenant described under "--Certain Covenants--Line of Business"; provided, that the Company or such Subsidiary, as the case may be, grants to the Trustee, on behalf of the Holders, a first priority perfected security interest on any such properties or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in the Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Company or such Subsidiary shall invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. Any Net Proceeds from Asset Sales that do not constitute Note Collateral and that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall be no less than 30 nor more than 60 days after the date of the Asset Sale Offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the provisions of the Indenture and the Collateral Documents, use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described above under "--Selection and Notice." Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

 Event of Loss

  The Indenture provides that within 360 days after any Event of Loss with respect to any Note Collateral comprising the Isle-Black Hawk with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Isle-Black Hawk, with no concurrent obligation to make any purchase of any Notes; provided that (i) the Company delivers to the Trustee within 60 days of such Event of Loss a written opinion from a reputable architect that the Isle-Black Hawk with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 180 days of such Event of Loss, (ii) an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction and (iii) the Net Loss Proceeds are less than $25.0 million. If the Net Loss Proceeds to be used for such rebuilding, repair, replacement or construction exceed $12.0 million, then such Net Loss Proceeds shall be deposited in the Construction Disbursement Account and disbursed in accordance with the Cash Collateral and Disbursement Agreement. Any Net Loss Proceeds from an Event of Loss with respect to any Note Collateral comprising the Isle-Black Hawk on the date that it becomes Operating that are not reinvested or not permitted to be reinvested as provided in the first sentence of this paragraph will be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuers shall make an offer to all Holders (an "Event of Loss Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall not be less than 30 nor more than 60 days from the date of such Event of Loss Offer, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes to be purchased in the manner described above under "--Selection and Notice." To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for general corporate purposes. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer, the Company or the affected Subsidiary, as the case may be, shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair, replacement or construction pursuant to the terms of the Collateral Documents relating to the Isle-Black Hawk. Such pledged funds will be released to the Company to pay for or reimburse the Company for the actual cost of such permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer, pursuant to the terms of the Collateral Documents relating to the Isle-Black Hawk. Pending the final application of the Net Loss Proceeds, such proceeds shall be invested in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. The Indenture will also require the Company or such Subsidiary to grant to the Trustee, on behalf of the Holders, a first priority lien, subject to Permitted Liens, on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

  The Indenture provides that with respect to any Event of Loss pursuant to clause (iv) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the affected Subsidiary, as the case may be) will be required to receive consideration (i) at least equal to the fair market value (evidenced by a resolution of the Managers set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to an Event of Loss and (ii) at least 90% of which is in the form of Cash Equivalents.

 Excess Cash Purchase Offer

  The Indenture provides that within 120 days after each Operating Year of the Company, beginning with the first Operating Year after the Isle-Black Hawk becomes Operating, the Issuers shall make an offer to all Holders (an "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with 50% of the Company's Excess Cash Flow in respect of the Operating Year then ended (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such Excess Cash Flow Offer (the "Excess Cash Flow Purchase Price"), in accordance with the procedures set forth in the Indenture. The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. Upon the expiration of such period, the Company will apply the Excess Cash Flow Offer Amount to the purchase of all Notes tendered at the Excess Cash Flow Purchase Price. If the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Trustee will select the Notes to be repurchased in the manner described below under the caption "--Selection and Notice." To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Cash Flow for general corporate purposes.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company by a Wholly Owned Subsidiary or a Substantially Owned Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes (other than Notes), in each case except a payment of interest (other than interest payable in Indebtedness incurred pursuant to clause (x) of the second paragraph of the covenant described below under "-- Incurrence of Indebtedness and Issuance of Preferred Stock") or a payment of principal on Indebtedness on or after the due date thereof in accordance with the payment provisions thereof in each case as such Indebtedness was permitted pursuant to the covenant described below under "--Incurrence of Indebtedness and Issuance of Preferred Stock"; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Company's most recently completed four full fiscal quarters, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of the covenant described below under "--Incurrence of Indebtedness and Issuance of Preferred Stock," except that with respect to any Restricted Payment made to Casino America as a repayment of amounts advanced to the Company by Casino America pursuant to the Completion Capital Commitment, the Fixed Charge Coverage Ratio applicable to such Restricted Payment shall be 2.0 to 1.0 and shall otherwise be calculated in accordance with the provisions of clauses (i) and (ii) of the first paragraph of the covenant described below under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

  The foregoing provisions will not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) so long as no Default or Event of Default has occurred and is continuing, the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness, including the Notes; (iv) so long as the Company is treated as a pass through entity for United States federal income tax purposes, distributions to equity holders of the Company in an amount not to exceed the Tax Amount for such period and so long as the Tax Distribution Condition is satisfied at the time of such distributions; (v) so long as no Default or Event of Default has occurred and is continuing, payment to Casino America of amounts owing to it pursuant to the Management Agreement as in effect on the date of the Indenture (other than amounts owing to it pursuant to Section 11 thereof, "Indemnification"), subject to the terms of the Manager Subordination Agreement relating thereto between Casino America and the Trustee; and (vi) any redemption required pursuant to the provisions of the Indenture described under "--Gaming Redemption" above.

  The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Managers set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Disqualified Stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

    (i) the Isle-Black Hawk is Operating;

    (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

    (iii) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

    So long as no Default or Event of Default has occurred and is continuing, the foregoing provisions under this covenant will not apply to:

    (i) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes or obligations arising under the Collateral Documents, to the extent that such obligations would constitute
  Indebtedness;

    (ii) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

    (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Substantially Owned Subsidiaries; provided, however, that (a) such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes, (b)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Substantially Owned Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Substantially Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, and (c) if any Subsidiary is the obligor on such Indebtedness, such Indebtedness is represented by a Subsidiary Intercompany Note that is pledged to the Trustee as security for the Notes;

    (iv) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

    (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $5.0 million for working capital or other corporate purposes;

    (vi) the incurrence by the Company of Indebtedness solely in respect of standby letters of credit or surety bonds (a) required to be issued under the Subdivision Agreement in an amount not to exceed 110% of the cost of the work to be performed thereunder or (b) required to be issued pursuant to excavation activities to be undertaken pursuant to the Design/Build Agreement in an amount not to exceed $1.1 million;

    (vii) the incurrence by the Company of Indebtedness solely in respect of performance or similar bonds or standby letters of credit; provided that any such bond or standby letter of credit is incurred in the ordinary course of the Company's business in an aggregate amount not to exceed $2.0 million at any one time outstanding; and provided, further, that any such bond or standby letter of credit is incurred on terms customary for operations similar to the Company's;

    (viii) the incurrence by the Company of FF&E Financing; provided, however, that (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof, (b) no Indebtedness incurred under the Notes is utilized for the purchase or lease of such FF&E and (c) the aggregate principal amount of such Indebtedness does not exceed $15.0 million outstanding at any time;

    (ix) bond or surety obligations posted by the Company or any of its Subsidiaries in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice so long as such Indebtedness does not result in, and is not secured by, a Lien on any of the Note Collateral;

    (x) the incurrence by the Company of Indebtedness in an aggregate principal amount not to exceed $10.0 million in original principal amount ("PIK Debt") which is expressly subordinate to the payment in full of all Obligations with respect to the Notes; provided that any interest which is payable on account of such PIK Debt shall be paid solely in the form of additional PIK Debt until the first time that the Company is able to satisfy the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of this covenant, calculated after giving pro forma effect to the incurrence of such PIK Debt and any PIK Debt payable in respect of such PIK Debt as if all such amounts had been outstanding at the beginning of the four-quarter period applicable to such Indebtedness pursuant to such clause (ii); provided, further, that the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes; and provided, further, that the Company may not incur Indebtedness pursuant to the terms of this paragraph (x) prior to the time that Casino America has fulfilled all of its obligations under the Completion Capital Commitment or the Completion Capital Commitment shall have expired in accordance with the terms thereof; and

    (xi) the incurrence by the Company of Indebtedness in an aggregate principal amount not to exceed $2.0 million, the proceeds of which are to be used to purchase a 0.25 acre parcel of property located on the corner of Mill Street and Main Street in Black Hawk, Colorado adjacent to the site of the Isle-Black Hawk, provided that such property shall be conveyed free and clear of Liens and, upon the acquisition thereof, shall constitute Note Collateral promptly upon the purchase thereof pursuant to the Collateral Documents.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture, the Notes or the Collateral Documents, (b) applicable law, (c) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and (d) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

 Merger, Consolidation or Sale of Assets

  The Indenture provides that neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes, the Collateral Documents and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; (v) except in the case of a merger of such Issuer with or into a Wholly Owned Subsidiary of such Issuer, such Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and (vi) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction. Neither the foregoing restrictions nor any other provision in the Indenture shall restrict or prohibit the Company from engaging in a transaction solely constituting a Permitted C-Corp. Conversion.

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Managers set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested Managers and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (w) payments made pursuant to the Management Agreement as in effect on the date of the Indenture, (x) any employment or indemnification agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business on terms customary in the gaming industry, (y) transactions between or among the Issuers and/or their Subsidiaries and (z) Restricted Payments that are permitted by the provisions of the Indenture described above under "-- Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

 Construction

  The Indenture provides that the Company will cause construction of the Isle-Black Hawk, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Contracts to which the Company is a party and within the budget for the project set forth in the Cash Collateral and Disbursement Agreement.

 Limitations on Use of Proceeds

  The Indenture provides that the Company will cause the net proceeds of the Offering to be deposited in the Cash Collateral Accounts, of which approximately $14.1 million will be deposited in the Interest Reserve Account and invested solely in Government Securities, approximately $52.9 million will be deposited in the Construction Disbursement Account and invested solely in Investment Grade Securities and $5.0 million will be deposited in the Completion Reserve Account and invested solely in Investment Grade Securities, in each case, to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

 Limitation on Status as Investment Company

  The Indenture prohibits the Issuers and their Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

 Sale and Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the first paragraph of the covenant described above under "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Managers and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under "-- Repurchase at the Option of Holders--Asset Sales."

 Restrictions on Preferred Stock of Subsidiaries

  The Indenture provides that the Company will not permit any of its Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company.

 Limitation on Issuances and Sales of Capital Stock of Wholly Owned
Subsidiaries

  The Indenture provides that the Issuers (i) will not, and will not permit any of their Wholly Owned Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Issuers to any Person (other than the Issuers or a Wholly Owned Subsidiary of the Issuers), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and
(b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under "--Asset Sales" and (ii) will not permit any of their Wholly Owned Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Wholly Owned Subsidiary of the Issuers.

 Line of Business

  The Indenture provides that the Company will not, and will not permit any Subsidiary to, engage in any business or investment activities other than the Gaming Business. Neither the Company nor any of its Subsidiaries will be permitted by the Indenture to conduct a Gaming Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the date of the Indenture if the holders of the Notes would be required to be licensed as a result thereof; provided that the provisions described in this sentence will not prohibit the Company or any of its Subsidiaries from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holders. Notwithstanding any other provision of the Indenture, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with the Isle-Black Hawk until the Isle-Black Hawk is Operating.

 Restrictions on Activities of Capital

  The Indenture provides that Capital may not hold any assets, become liable for any obligations or engage in any business activities; provided, that Capital may be a co-obligor of the Notes pursuant to the terms of the Indenture and any activities directly related or necessary in connection therewith.

 Provision of Certificate Regarding Gaming Licensing Issues and Liquor Licensing Issues

  The Indenture provides that, upon the earlier of (i) substantial completion of site preparation activities, including excavation, on the real property comprising the Isle-Black Hawk or (ii) March 1, 1998, the Company will provide to the Trustee an Officer's Certificate certifying that, after due inquiry, such Officer is not aware of any issues raised by any Gaming Authority or Liquor Licensing Authority which could have a material adverse effect on the ability of any applicant for a Gaming License or a Liquor License required for the Company to own, operate or conduct the Gaming Business or any business related thereto, including liquor distribution, at the Isle-Black Hawk to become licensed, qualified or found suitable by the applicable Gaming Authority or Liquor Licensing Authority.

 Advances to Subsidiaries

  The Indenture provides that all advances to Subsidiaries made by the Company from time to time after the date of the Indenture will be evidenced by unsecured Subsidiary Intercompany Notes in favor of the Company that will be pledged to the Trustee as Note Collateral to secure the Notes. Each Subsidiary Intercompany Note will be payable upon demand and will bear interest at the same rate as the Notes. A form of Subsidiary Intercompany Note will be attached as an exhibit to the Indenture. Repayments of principal with respect to any Subsidiary Intercompany Note will be required to be pledged to the Trustee as Note Collateral to secure the Notes until such amounts are advanced to a Subsidiary in accordance with the Indenture.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, beginning with respect to the Company's fiscal quarter ended October 26, 1997, and continuing for so long as any Notes are outstanding, the Issuers will furnish to the holders (i) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Insurance

  The Indenture provides that, until the Notes have been paid in full, the Company will, and will cause its Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Note Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee on or prior to the Closing Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. Customary insurance coverage shall be deemed to include the following:

    (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

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

    (ii) comprehensive general liability insurance with minimum limits of $1.0 million;

    (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

    (iv) business interruption insurance at all times on and after the Isle-Black Hawk is Operating; and

    (v) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in the amount of not less than the lesser of 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of the Isle-Black Hawk or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

  All insurance required under the Indenture (except worker's compensation) shall name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Indenture will provide that the Company will deliver to the Trustee on the Closing Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Subsidiaries comply with this covenant and the related applicable provisions of the Collateral Documents.

 Collateral Documents

  The Indenture provides that neither the Issuers nor any of their Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders; provided, that: (i) the Note Collateral may be released or modified as expressly provided in the Indenture and in the Collateral Documents; (ii) the Plans and contracts to which the Company is a party and the Construction Disbursement Budget may be amended as expressly provided in the Cash Collateral and Disbursement Agreement; and (iii) the Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth below under "--Amendment, Supplement and Waiver."

 Restriction on Payment of Management Fees

  The Company shall not, directly or indirectly, pay to Casino America or any of its Affiliates any Management Fees except pursuant to the Management Agreement as in effect on the date of, and in accordance with, the Indenture. Amounts payable pursuant to the Management Agreement shall not be prepaid, and no payment of Management Fees, either current or accrued, shall be made if at the time of payment of such Management Fees (i) a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof or (ii) the Company's Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid would have been less than 1.5 to 1.0 (calculated on a pro forma basis after deducting Management Fees to the extent paid in cash and not deferred and any Management Fees deferred from a prior period proposed to be paid in cash during such period, but excluding any Management Fees deferred

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

or accrued and not paid in cash during such period). With respect to periods following the date the Isle-Black Hawk first becomes Operating and prior to the time when internal financial statements are available for four full fiscal quarters following the date the Isle-Black Hawk first becomes Operating, such Fixed Charge Coverage Ratio shall be calculated only with respect to the number of full fiscal quarters (but in no event less than one full fiscal quarter) for which internal financial statements are available following the date the Isle-Black Hawk first becomes Operating. Any Management Fees not permitted to be paid pursuant to this covenant will be deferred and will accrue and may be paid only at such time that they would otherwise be permitted to be paid hereunder. The right to receive payment of the Management Fee shall be subordinate in right of payment to the right of the Holders to receive payments pursuant to the Notes. The terms of the Management Agreement cannot be amended to increase amounts to be paid thereunder, or in any other manner which would be adverse to the Company or the Holders, including without limitation, to amend the method of computing the Management Fee; provided, however, that the foregoing shall not prohibit any amendment required under any Gaming Law or by any Gaming Authority.

 Additional Subsidiary Guarantees

  The Indenture provides that if either of the Issuers shall acquire or create a Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture.

 Further Assurances

  The Indenture provides that the Issuers will (and will cause each of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order
(i) to carry out more effectively the purposes of the Collateral Documents,
(ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Issuers under the Collateral Documents or under any other instrument executed in connection therewith.

CASH COLLATERAL AND DISBURSEMENT AGREEMENT

  Pursuant to the Cash Collateral and Disbursement Agreement entered into among the Issuers, the Trustee, the Independent Construction Consultant and the Disbursement Agent in connection with the Isle-Black Hawk, the net proceeds of the Old Notes Offering in the amount of approximately $72.0 million was placed into the Cash Collateral Accounts to be invested in Investment Grade Securities or Government Securities, to be disbursed by the Disbursement Agent pursuant to the Cash Collateral and Disbursement Agreement.

 Interest Reserve Account

  Of such net proceeds of the Old Notes Offering deposited in the Cash Collateral Accounts, approximately $14.1 million was deposited in the Interest Reserve Account. Funds and other assets held in the Interest Reserve Account will be pledged to the Trustee for the benefit of itself and the Holders. Such funds will be in an amount sufficient to purchase Government Securities which, upon receipt of scheduled interest and principal payments therefrom, as set forth in an Officer's Certificate delivered by the Company's Chief Financial Officer, will provide for payment in full of the interest payments due on the Notes through February 28, 1999. The Disbursement Agent shall purchase Government Securities with such funds and the Issuers shall pledge such

Government Securities to the Trustee, for the benefit of itself and the Holders pursuant to the Cash Collateral and Disbursement Agreement. The precise amount of securities to be acquired, however, will depend upon the interest rates on Government Securities prevailing on the Closing Date. The Government Securities will be held by the Disbursement Agent in the Interest Reserve Account. Pursuant to the Cash Collateral and Disbursement Agreement, immediately prior to the date of each of the first three interest payments due on the Notes, the Disbursement Agent shall release from the Interest Reserve Account funds sufficient to pay interest then due. In the event that any funds remain in the Interest Reserve Account after all such interest payments are made, the Trustee will release such funds to the Construction Disbursement Account.

  Interest earned on the Government Securities will be added to the Interest Reserve Account. In the event that the aggregate amount of funds and Government Securities held in the Interest Reserve Account exceeds the amount sufficient in the opinion of the Chief Financial Officer of the Company as set forth in an Officer's Certificate to provide for payment in full of the interest payments due on the Notes through February 28, 1999, the Disbursement Agent will deposit such excess amount into the Construction Disbursement Account.

  The Indenture provides that the Disbursement Agent may, pursuant to the terms of the Cash Collateral and Disbursement Agreement, (i) invest up to $5.0 million of the funds deposited into the Interest Reserve Account in Government Securities having a maturity date on or before the date which is one business day prior to February 28, 1998, (ii) invest up to $4.6 million of the funds deposited into the Interest Reserve Account in Government Securities having a maturity date on or before the date which is one business day prior to August 31, 1998 and (iii) invest up to $4.5 million of the funds deposited into the Interest Reserve Account in Government Securities having a maturity date on or before the date which is one business day prior to February 28, 1999.

 Completion Reserve Account

  Approximately $5.0 million of the net proceeds of the Old Notes Offering was deposited in the Completion Reserve Account. Funds held in the Completion Reserve Account will be pledged to the Trustee for the benefit of itself and the Holders and invested in Investment Grade Securities by the Disbursement Agent in accordance with the Company's instructions until needed from time to time in the event there are insufficient funds to complete the construction of the Isle-Black Hawk, including if the Company exercises the Hotel Option. All such funds will be held in the Completion Reserve Account until disbursed in accordance with the Cash Collateral and Disbursement Agreement. The Disbursement Agent will authorize the disbursement of funds from the Completion Reserve Account to the Construction Disbursement Account only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include the requirement that the Company deliver to the Disbursement Agent and the Independent Construction Consultant a certificate certifying (i) that the funds will be applied in accordance with the terms of the Indenture, (ii) that such funds will be used for the sole purposes allowed pursuant to the Cash Collateral and Disbursement Agreement with respect to funds in the Construction Disbursement Account, (iii) the circumstances causing the cost of completing the Isle-Black Hawk to exceed the amounts previously forecast in the Construction Disbursement Budget therefor, and that such circumstances were not reasonably expected as of the last date of amendment of the Construction Disbursement Budget (or if none, the date of issuance of the Notes), (iv) to an amendment to the Construction Disbursement Budget that confirms the revised estimated costs to complete the Isle-Black Hawk (which amendment shall satisfy the conditions for Construction Disbursement Budget amendments as provided below), (v) that, after giving effect to the requested disbursements, the funds in the Construction Disbursement Account will be sufficient to complete the Isle-Black Hawk in accordance with the Construction Disbursement Budget, as amended, on or before the Operating Deadline without giving effect to the hotel, if the Company has not exercised the Hotel Option, and, if the Company exercises the Hotel Option, by the Hotel Substantial Completion Date and (vi) that no Default or Event of Default under the Cash Collateral and Disbursement Agreement or the Indenture have occurred and are continuing. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant a certification stating that the Independent Construction Consultant has reviewed such disbursement request, that the Independent Construction

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

Consultant has inspected the Isle-Black Hawk during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made by the Company in such disbursement request. Following disbursement of funds from the Completion Reserve Account to the Construction Disbursement Account, the Company must comply with all requirements of the Cash Collateral and Disbursement Agreement relating to disbursement of funds from the Construction Disbursement Account.

 Construction Disbursement Account

  Approximately $52.9 million of the net proceeds of the Old Notes Offering (net of initial disbursements made on the Closing Date) was deposited in the Construction Disbursement Account, to be held in escrow and invested in Investment Grade Securities by the Disbursement Agent in accordance with the Company's instructions until needed from time to time to fund the development, construction and opening of the Isle-Black Hawk and to pay other operating expenses of the Company. All such funds will be held in the Construction Disbursement Account and pledged to the Trustee for the benefit of itself and the Holders, until disbursed in accordance with the Cash Collateral and Disbursement Agreement. Subject to certain exceptions set forth in the Cash Collateral and Disbursement Agreement, the Disbursement Agent will disburse funds from the Construction Disbursement Account for the payment of such costs only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include the requirements that the Company deliver to the Disbursement Agent and the Independent Construction Consultant a certificate certifying (i) that no Default or Event of Default exists under the Indenture or the Cash Collateral and Disbursement Agreement, (ii) that such request is in compliance with the Cash Collateral and Disbursement Agreement, as then in effect, (iii) the conformity with the Plans of the construction undertaken to the date of the request, (iv) with respect to Hard Costs (as defined in the Cash Collateral and Disbursement Agreement), that such disbursements are appropriate based on invoices tendered for work that has been completed and the amount of stored materials, and that the lien releases accompanying the certificate are all of the lien releases required by the Cash Collateral and Disbursement Agreement,
(v) the purposes to which the requested funds will be applied following disbursement (which may include operating expenses and other working capital requirements of the Company), (vi) that the Construction Disbursement Budget as in effect continues to portray accurately in all material respects all costs to be incurred in completing the Isle-Black Hawk (giving effect to the exercise of the Hotel Option, if made) and (vii) that, after giving effect to the requested disbursement, the funds in the Construction Disbursement Account will be sufficient to complete the Isle-Black Hawk in accordance with the aggregate amounts (and line items) set forth in the Construction Disbursement Budget, as amended to date, on or before the Operating Deadline. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant (without giving effect to the hotel, and, if the Company exercises the Hotel Option, by the Hotel Substantial Completion Date) a certification stating that the Independent Construction Consultant has reviewed such disbursement request, that the Independent Construction Consultant has inspected the Isle-Black Hawk during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made by the Company in such disbursement request.

  The Cash Collateral and Disbursement Agreement will permit advance disbursements up to $1.5 million in the aggregate outstanding at any time, notwithstanding the fact that not all certifications or lien releases have been obtained or other disbursement conditions have not been so satisfied. The conditions for such advance disbursements generally include the requirements that the Company deliver to the Disbursement Agent and the Independent Construction Consultant a certificate certifying (i) that no Default or Event of Default exists under the Indenture or the Cash Collateral and Disbursement Agreement, (ii) the purposes to which the requested funds will be applied following disbursement, (iii) that, after giving effect to the requested disbursement, the remaining amounts in the line item not yet disbursed are sufficient to cover all costs within such line item to be paid or incurred on or before the Operating Deadline (without giving effect to the hotel, and, if the Company exercises the Hotel Option, by the Hotel Substantial Completion
Date) and (iv) that, after giving effect to the requested disbursement, no more than $1.5 million of such advances shall be outstanding. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant a certification stating that the Independent Construction Consultant has reviewed such disbursement request, that the Independent Construction

Consultant has inspected the Isle-Black Hawk during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made by the Company in such disbursement request. Advance disbursements may remain outstanding so long as there is no Default or Event of Default under the Cash Collateral and Disbursement Agreement or the Indenture.

  The Cash Collateral and Disbursement Agreement will provide that the Construction Disbursement Budget may be amended only upon the satisfaction of certain conditions set forth in the Cash Collateral and Disbursement Agreement, including in connection with an exercise of the Hotel Option. Such conditions generally include that the Company deliver to the Disbursement Agent and the Independent Construction Consultant a certificate certifying (i) as to a description of the circumstances giving rise to the amendment, and that (except with respect to the exercise of the Hotel Option) the circumstances were not reasonably expected as of the date of the last amendment of the Construction Disbursement Budget (or if none, the date of issuance of the Notes), (ii) that after giving effect to the amendment, the Construction Disbursement Budget will in all material respects accurately portray all costs to be incurred in completing the Isle-Black Hawk, including in connection with any exercise of the Hotel Option, (iii) that after giving effect to the amendment, the funds in the Construction Disbursement Account (together with, in the case of the exercise of the Hotel Option, the funds in the Completion Reserve Account) will be sufficient to complete the Isle-Black Hawk in accordance with the aggregate amounts (and line items) set forth in the Construction Disbursement Budget on or before the Operating Deadline (without giving effect to the hotel, and, if the Company exercises the Hotel Option, by the Hotel Substantial Completion Date) and (iv) that no Default or Event of Default exists or will exist under the Cash Collateral and Disbursement Agreement. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant a certification stating that the Independent Construction Consultant has reviewed such proposed Construction Disbursement Budget amendment, that the Independent Construction Consultant has inspected the Isle-Black Hawk during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made in the Construction Disbursement Budget amendment certification submitted by the Company to the Disbursement Agent and the Independent Construction Consultant. In addition, the Cash Collateral and Disbursement Agreement will provide that construction line items may only be reduced upon delivery to the Disbursement Agent, in form satisfactory to the Disbursement Agent, of evidence that the completion of the work represented by such line item will be completed for a total cost less than the amount set forth in the Construction Disbursement Budget, and that any such savings (i) are not obtained in a manner that materially detracts from the overall value, quality or amenities of the Isle-Black Hawk and (ii) shall be reallocated (by amendment to the Construction Disbursement Budget) to other line items. The Cash Collateral and Disbursement Agreement provides for the amendment of the Construction Disbursement Budget upon the exercise of the Hotel Option in the event that the Company demonstrates that sufficient funds are available therefor.

  In making the certifications called for above, the Independent Construction Consultant may rely (so long as such reliance is in good faith) upon certificates from the material contractors, architects and engineers involved in the construction of the Isle-Black Hawk confirming the fundamental facts necessary for such certifications. In addition, except to the extent the Independent Construction Consultant has actual knowledge, the Independent Construction Consultant shall not be responsible for matters pertaining to:
Historical Architectural Review Commission, Gaming Authorities, Gaming Licenses, Liens encumbering the Isle-Black Hawk (except in connection with the responsibilities of the Independent Construction Consultant set forth in the Cash Collateral and Disbursement Agreement, and whether the Isle-Black Hawk is in a condition to receive customers in the ordinary course of business.

  The Cash Collateral and Disbursement Agreement also provides that if any funds remain in the Construction Disbursement Account or the Completion Reserve Account on the date that the Isle-Black Hawk has been Operating for at least 30 consecutive days and (i) there is no ongoing construction in connection with the Isle-Black Hawk or, included in connection with the hotel if the Company has exercised the Hotel Option and (ii) there exists no Default or Event of Default under the Indenture, the Disbursement Agent shall, upon the direction of the Company, subject to certain exceptions set forth in the Cash Collateral and Disbursement Agreement,

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

disburse all remaining funds, if any, in the Completion Reserve Account and in the Construction Disbursement Account to any account or accounts specified by the Company.

 Events of Default Under the Cash Collateral and Disbursement Agreement

  The Cash Collateral and Disbursement Agreement also provides that an event of default shall exist thereunder if any of the following shall occur: (i) a Default or Event of Default occurs and is continuing under the Indenture; (ii) the Independent Construction Consultant, after appropriate consultation with the Company, is unable to deliver a certificate in connection with a requested disbursement or an amendment to the Construction Disbursement Budget; (iii) the Independent Construction Consultant reviewing prior disbursements reports an exception and such exception continues for a period of ten days; (iv) any representation, warranty, certification or statement by the Issuers in the Cash Collateral and Disbursement Agreement or any certificate required to be delivered therein is untrue in any material respect on the date given or made and such untruthfulness continues for a period of five business days after notice thereof; (v) if at any time the amount remaining in the Construction Disbursement Account and the Completion Reserve Account is less than the amount required in the Construction Disbursement Budget to cause the Isle-Black Hawk to be Operating on or before the Operating Deadline without giving effect to the hotel if the Company has not exercised the Hotel Option; or if the Company exercises the Hotel Option, by the Hotel Substantial Completion Date and such deficiency continues for a period of 30 days; and (vi) the Issuers fail to deliver certain other documents necessary to perfect the Trustee's security interest in the Cash Collateral and Disbursement Agreement and investments therein and such failure continues for a period of five days. If an event of default exists under the Cash Collateral and Disbursement Agreement, the Disbursement Agent will not be permitted to authorize the disbursement of funds from the Construction Disbursement Account or the Completion Reserve Account until such event of default is cured, provided that, subject to direction of the Trustee, the Disbursement Agent may continue to disburse funds from the Construction Disbursement Account or the Completion Reserve Account, (a) in an amount up to $2.0 million if necessary to prevent the condition of the Isle-Black Hawk from deteriorating or to preserve work completed on the Isle-Black Hawk, (b) to pay for work already completed or materials already purchased or (c) to pay for retainage amounts if an event of default continues for more than three months.

  All funds in the Cash Collateral Accounts will be pledged as security for the repayment of the Notes.

EVENT OF DEFAULT

  The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Issuers to comply with the provisions described under "-- Mandatory Redemption," "--Repurchase at the Option of Holders--Change of Control," "--Asset Sales" or "--Event of Loss," "--Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Preferred Stock," "--Merger, Consolidation or Sale of Assets," "--Limitation on Use of Proceeds" or "-- Restriction on Activities of Capital"; (iv) failure by the Issuers for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;
(vi) failure by the Issuers or any of their Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) breach by the Issuers of any material representation or warranty set forth in the Collateral Documents, or default by the Issuers in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Issuers of their obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Issuers for any reason; (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries; (ix) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any Gaming Facility; (x) default by Casino America in the performance of its obligations set forth in the Completion Capital Commitment or repudiation of its obligations under the Completion Capital Commitment; or (xi) the failure of the Isle-Black Hawk to be Operating by the Operating Deadline or to remain Operating thereafter, except (i) as the hours of operation of the Isle-Black Hawk may be limited by any Gaming Authority or Gaming Law or (ii) for a period of time not to exceed 20 days during any 30-day period and not to exceed 45 days during any one-year period; provided, however, that, in any event, there shall not be an Event of Default under this clause (xi)(ii) if the failure to remain Operating during such period results from an Event of Loss pursuant to the terms of the Indenture.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. The Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. In the event the Trustee is required by the Holders or otherwise required by the Indenture or the Collateral Documents to take any action which may reasonably result in environmental-related liability to the Trustee, the Trustee may require additional indemnities regarding such liability. If such indemnities are not obtained, the Trustee may resign.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes.

  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

REMEDIES UPON DEFAULT UNDER NOTES

  Enforcement of rights under certain of the Collateral Documents would require that the Trustee initiate a foreclosure against the Note Collateral. Such foreclosure would be subject to certain notice and other procedural limitation.

ENFORCEMENT OF SECURITY DOCUMENTS

  If an Event of Default occurs under the Indenture, the Trustee, acting on behalf of the Holders, may enforce its rights and remedies under the Indenture and the Collateral Documents. These remedies include foreclosing upon and selling the Note Collateral, including commencing a judicial proceeding to seek a monetary judgment against the Company and foreclosing on the Deed of Trust. Foreclosing on the Deed of Trust can be

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accomplished either through a summary proceeding involving the trustees named in the Deed of Trust (the public trustee and the Trustee) upon presentation of the "original evidence of debt" (as required by Colorado law) or by judicial foreclosure. A judicial foreclosure can be more time consuming and more costly to pursue than a public trustee foreclosure. Once an order for sale is obtained in a judicial foreclosure, however, the procedure and rights regarding cure, bidding, public sale and redemption are similar to those in a public trustee foreclosure. These remedies, however, may be pursued simultaneously or seriatim in Colorado.

  In certain instances, it may be necessary to pursue a judicial foreclosure. For example, the Deed of Trust will indicate that a legended and originally executed Indenture held by the Trustee will be the "original evidence of debt" for purposes of Colorado law. In the event that the public trustee refuses to acknowledge such Indenture as the "original evidence of debt" and, instead, requires the delivery of all original outstanding Notes, the Trustee may be required to resort to the institution of judicial foreclosure proceedings if all such Notes, or adequate indemnities, are not delivered. Judicial foreclosure proceedings are independent actions brought in a court of law and are governed by the traditional rules of evidence. As a result, in a judicial foreclosure, the Trustee, while not necessarily having to present the "original evidence of debt," would need to prove to the court under the traditional rules of evidence the existence and owing of the debt. In such case, the Deed of Trust and Indenture are likely to constitute evidence of the debt. Judicial foreclosure could also be necessitated by such matters as the discovery of defects in the Deed of Trust, issues regarding priority, challenges to title to the property, or the existence of a dispute which may lead to the sale being enjoined or otherwise challenged.

  The Deed of Trust purports to provide the Trustee with certain rights and remedies, such as allowing the Trustee to take possession of the encumbered property, to collect rents immediately upon default, without the appointment of a receiver, and to obtain the appointment of a receiver, as a matter of right, upon ex parte application. Certain remedies, however, such as purported waivers of rights of redemption or cure prior to default, are against public policy in Colorado and are thus limited or unenforceable. Applicable law also may impose a duty of good faith and fair dealing on the Trustee, which may need to be considered in the exercise of rights and remedies on default. Certain other provisions or remedies under the Deed of Trust may be additionally qualified or limited by applicable law, which will not interfere with the practical realization of the benefits of the security interest intended, provided the Trustee acts in good faith and in a commercially reasonable manner.

  Due to the legal restrictions on the ability to engage in gaming activities in gaming jurisdictions and the state restrictions on the retail sale of alcoholic beverages, the Trustee may incur delays or possibly frustration in its efforts to sell all or a portion of the Note Collateral. Operators of gaming facilities and liquor licensed establishments are required to be licensed by Gaming Authorities and Liquor Licensing Authorities, respectively, and may be required by Gaming Authorities and Liquor Licensing Authorities to file applications, to be investigated and to be found suitable as owners, operators or landlords of a gaming establishment and a retail liquor licensed establishment. Such requirements for approval by Gaming Authorities and Liquor License Authorities may delay or preclude a sale of the Note Collateral to a potential buyer at a foreclosure sale or sales. This may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Note Collateral. In addition, the disposition of Note Collateral consisting of gaming devices, including slot machines, will require licensure of the person in possession or buyer by the applicable Gaming Authority. Also, gaming activities must cease if the operator does not have a right to possession of the premises and is not licensed or found suitable by Gaming Authorities. Moreover, the gaming industry and retail liquor sale industry could become subject to a different or additional regulations during the term of the Notes, which could further adversely affect the practical rights and remedies that the Trustee would have upon the occurrence of an event of default under the Notes or the Indenture.

  In addition to being subject to gaming law and liquor law restrictions, the Trustee's ability to foreclose upon and sell Note Collateral will be subject to the procedural and other restrictions of state real estate law or the Uniform Commercial Code. In addition, certain direct or indirect leasehold interests, contracts and other assets may not be sold without the consent of certain third parties.

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  The ability to foreclose upon and dispose of Note Collateral directly or indirectly securing the Notes is also likely to be significantly impaired or delayed by applicable bankruptcy laws if a bankruptcy case were to be commenced by or against the Issuers. Under applicable bankruptcy laws, the Trustee and the Holders would be prohibited from foreclosing upon, taking possession or disposing of the Note Collateral absent bankruptcy court approval. Moreover, the Issuers would be permitted to retain and use Note Collateral as long as the Trustee and the Holders are being provided "adequate protection" in the form of a cash payment or periodic cash payments or an additional or replacement lien or in some other form approved by the court in its discretion. While this requirement is generally intended to protect the value of the security, it cannot be predicted what form of "adequate protection" might be approved by the court in the particular case. The court has broad discretionary powers in all these matters, including the valuation of Note Collateral. In view of these considerations, it is not possible to predict for how long payments on the Notes would be delayed following the filing of a bankruptcy case, whether or when the Trustee could foreclose upon or take possession of or sell the Note Collateral or to what extent the Holders would be compensated for any delay in payment or loss of value of the Note Collateral.

  After application of proceeds of any foreclosure sale to the Indebtedness, the Trustee may be entitled to a deficiency judgment under certain circumstances. There can be no assurance, however, that the Trustee would be successful in obtaining any deficiency judgment, what the amount of any such judgment if obtained might be, or that the Issuers would be able to satisfy any such judgment, if obtained.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND MEMBERS

  No director, officer, employee, incorporator or member of the Issuers shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers

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have received from, or there has been published by, the Internal Revenue
Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (vi) the Issuers must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not affect the Liens in favor of the Trustee and the Holders created under the Collateral Documents in a manner adverse to the Holders (other than pursuant to the release of Note Collateral in accordance with the provisions of the Indenture and of the applicable Collateral Documents) or release all or substantially all of the Note Collateral.

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an

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amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium or Liquidated Damages, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to the Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture or the Collateral Documents of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth in the next paragraph, the Notes will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the Expiration Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

  Notes that are issued as described below under "--Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

  The Depositary is a limited purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in

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accounts of its Participants. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

  The Issuers expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

  Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Issuers believe, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

 Certificated Securities

  Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

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  Neither the Issuers nor the Trustee will be liable for any delay by the
Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

 Same Day Settlement and Payment

  The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Adjusted Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to Adjusted Fixed Charges of such Person and its Subsidiaries for such period (calculated in the same manner as the Fixed Charge Coverage Ratio is calculated).

  "Adjusted Fixed Charges" means with respect to any Person for any period, the Fixed Charges of such Person and its Subsidiaries for such period plus the Contingent Interest of such Person and its Subsidiaries for such period.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant) and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $250,000 or (b) for net proceeds in excess of $250,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another

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Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under "--Restricted Payments" and (iv) a transfer of all Public Improvements (as defined in the Subdivision Agreement) and all installed physical facilities (as described in the Subdivision Agreement) required to be transferred by the Company to the city of Black Hawk, Colorado pursuant to the terms of the Subdivision Agreement will not be deemed to be Asset Sales.

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Collateral Accounts" means collectively, the Interest Reserve Account, the Completion Reserve Account, the Construction Disbursement Account and the Disbursed Funds Account (as defined in the Cash Collateral and Disbursement Agreement).

  "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Issuers, the Trustee, the Independent Construction Consultant and the Disbursement Agent, in connection with the Isle-Black Hawk.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) investment funds investing solely in securities of the types described in (ii), (iii), (iv) or (v) above if such fund has net assets of at least $500 million.

  "Cash Collateral Accounts" means collectively, the Interest Reserve Account, the Completion Reserve Account, the Construction Disbursement Account and the Disbursed Funds Account (as defined in the Cash Collateral and Disbursement Agreement) and any replacements of or substitutes for such Accounts.

  "Casino America" means Casino America, Inc., a Delaware corporation.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Casino America or any of its Affiliates or (ii) the expiration or termination of the Management Agreement or the replacement of Casino America or any of its Affiliates as manager under the Management Agreement with any Person other than a successor to Casino America, (iii) the adoption of a plan relating to the liquidation or dissolution of the Company or Casino America or any successor thereto, (iv) the liquidation or dissolution of the Company or Casino America or any successor thereto, (v) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, cease to collectively control a majority of the voting power of the Company, (vi) after an Initial Public Offering, the Company's becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Managers or Board of Directors of such other Person surviving the transaction and, at such time, Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of the Company's or such other Person's Capital Stock as is beneficially owned by such Person or group;
(vii) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital; and (viii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Managers (together with any new managers or board members, as the case may be, whose election or appointment by such committee or whose nomination for election by the members or shareholders of the Company, as the case may be, was approved by a vote of a majority of the managers or board members, as the case may be, then still in office who were either managers or board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Managers then in office; provided, however, that a Change of Control shall not occur solely by reason of a Permitted C-Corp. Conversion.

  "Closing Date" means the closing date for the sale and original issuance of the Notes.

  "Collateral Documents" means, collectively, the Deed of Trust by the Issuers to the Public Trustee of the County of Gilpin, Colorado, the Security Agreement by the Issuers in favor of the Trustee, the Assignments of Patent, Trademark and Copyright, the Collateral Assignments by the Issuers in favor of the Trustee, the Cash Collateral and Disbursement Agreement, Issuer Pledge Agreement by the Company in favor of the Trustee, the Pledge and Assignment by the Issuers in favor of the Trustee, the Manager Subordination Agreement, Uniform Commercial Code financing statements and fixture filings, and any other agreements, instruments, documents, pledges or filings that evidence, set forth or limit the Lien of the Trustee in the Note Collateral (as such terms are defined in the Indenture).

  "Company" means Isle of Capri Black Hawk L.L.C., a Colorado limited liability company.

  "Completion Capital Commitment" means the Completion Capital Commitment dated as of the date of the Indenture executed by Casino America in favor of the Trustee for the benefit of the Holders.

  "Completion Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee, pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $5.0 million of the proceeds of the Offering will be deposited.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in

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connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period,
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the date of determination permitted without any prior such governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to

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the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Isle-Black Hawk, as such schedules are delivered to the Disbursement Agent on the Closing Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

  "Construction Disbursement Account" means the account, to be maintained by the Disbursement Agent and pledged to the Trustee, pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $52.9 million of the net proceeds of the Offering will be deposited.

  "Contingent Interest" means with respect to any principal amount of the New Notes as of any date after the Isle-Black Hawk becomes Operating, an amount equal to the product of (i) 5% of the Company's Consolidated Cash Flow for the Semiannual Period last completed times (ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $75.0 million.

  "Deed of Trust" means the Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests dated as of August 20, 1997, by the Company to the Public Trustee of the County of Gilpin, Colorado in favor of the Trustee.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disbursement Agent" means IBJ Schroder Bank & Trust Company, as disbursement agent.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the New Notes mature.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clauses (ii) or (iii) above.

  "Excess Cash Flow" means, with respect to the Company for any Operating Year, the Consolidated Cash Flow of the Company and its Subsidiaries for such Operating Year, minus (i) cash interest expense (including the portion of any payments associated with Capital Lease Obligations) of the Company and its Subsidiaries that is actually paid during such Operating Year, minus (ii) up to $3.5 million in capital expenditures of the Company and its Subsidiaries paid to maintain or improve the Isle-Black Hawk that are actually paid during such Operating Year (excluding any capital expenditures made with the proceeds from the sale of the New Notes), minus (iii) principal payments on Indebtedness permitted to be incurred pursuant to the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock", minus
(iv) amounts paid during such Operating Year in the event that the Company exercises the Hotel Option or commences construction of a hotel as part of

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the Isle-Black Hawk, in each case which hotel will constitute Note Collateral;
provided, however, that all amounts deducted pursuant to this clause (iv) shall not exceed $6.3 million in aggregate for all Operating Years and minus
(v) to the extent such amounts were not included in computing Consolidated
Cash Flow, amounts distributed to Members during such Operating Year pursuant to clause (iv) of the penultimate paragraph under "Certain Covenants-- Restricted Payments" so long as such distributions, at the time of such distributions, were permitted to be distributed pursuant to the terms of the Indenture.

  "Favorable Private Letter Ruling" means a private letter ruling, reasonably satisfactory to the Trustee, issued by the United States Internal Revenue Service to the Company to the effect that the Company will not be a publicly traded partnership taxable as a corporation for United States federal income tax purposes as a result of the issuance by the Company of the Notes.

  "Favorable Tax Opinion" means a written opinion, reasonably satisfactory to the Trustee, addressed and delivered to the Trustee by a nationally recognized law firm to the effect that the Company will not be a publicly traded partnership taxable as a corporation for United States federal income tax purposes as a result of the issuance by the Company of the Notes.

  "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Company and its Subsidiaries.

  "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisition of (or entry into a capital lease by the Company or a Subsidiary with respect to) FF&E.

  "Final Plans" with respect to any particular work or improvement means Plans which (i) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and (ii) contain sufficient specificity to permit the completion of the work or improvement.

  "Financial Assurances" shall mean a letter of credit, a surety or performance bond or other similar financial guaranty of a Qualified Financial Institution in form and substance reasonably satisfactory to the Trustee in an amount not less than the aggregate amounts previously distributed, plus the contemplated distribution, to any Requesting Member pursuant to clause (iv) of the penultimate paragraph under "Certain Covenants--Restricted Payments" from and after the date of the Indenture (the "Assurance Amount") pursuant to which such Qualified Financial Institution guarantees payment to the Company (and the Company agrees to demand such payment) for so long as any Notes are outstanding of the Assurance Amount upon the occurrence of (i) the earliest to occur of (x) the payment of federal income taxes by the Company, (y) the entry of a final judicial determination that the Company is not a "pass-through entity" for federal income tax purposes or (z) the accrual by the Company for the payment of federal income taxes as required in accordance with generally accepted accounting principles; and (ii) failure by the Company to receive reimbursement of the Assurance Amount in cash previously distributed to such Requesting Member (or successor thereto) within thirty days after the occurrence of any event referred to in clause (i) above.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Issuers or any of their Subsidiaries incur, assume, guarantee or redeem any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related

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financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

  "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) Fixed Interest, (ii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iii) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Issuers, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Limited Gaming Control Commission and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company, Casino America or Nevada Gold or any of their respective Subsidiaries.

  "Gaming Business" means the gaming business and includes all businesses either licensed or unlicensed by a Gaming Authority necessary for, incident to or connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the gaming business, including, without limitation, food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

  "Gaming Facility" means any tangible building or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and (i) wholly or partially owned, directly or indirectly, by the Company or any Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or a Subsidiary; provided that the term Gaming Facility does not include any real property whether or not such building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

  "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

  "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Company, including all licenses granted under the gaming laws of any jurisdiction to which the Company is, or may at any time after the date of the Indenture, be subject.

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  "Government Securities" means the securities purchased by the Company upon consummation of the offering and deposited in the Interest Reserve Account and in which the Trustee has a first priority perfected security interest which are comprised of (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Holders" means the record holders from time to time of the Notes.

  "Hotel Option" means the Company's option, subject to the terms and conditions set forth in the Design/Build Agreement, to build a hotel in connection with the development of the Isle-Black Hawk.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money (including accrued and unpaid Contingent Interest) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit, performance or other surety bonds and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

  "Independent Construction Consultant" means the independent construction consultant to be retained in connection with the construction of the Isle-Black Hawk, or any successor independent construction consultant appointed by the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

  "Interest Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement into which approximately $14.1 million of the proceeds of the Offering will be deposited and used to purchase the Government Securities.

  "Investment Grade Securities" means any Investment in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within five years from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings

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obtainable from both Standard & Poor's Corporation and Moody's Investors
Service, Inc., (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc., (iv) certificates of deposit maturing within two years from the date of the Indenture issued by, or bank accounts maintained with, commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500 million and having a rating of "A1" or better from Standard & Poor's Corporation or "P1" or better from Moody's Investors Service, Inc., (v) bonds issued by corporations organized under the laws of the United States or any state thereof, maturing within two years from the date of the Indenture and having a rating of "BBB-" or better by Standard and Poor's Corporation or "Baa3" or better by Moody's Investors Service, Inc. or (vi) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the types of investments permitted under this definition; provided that any such Investment Grade Securities which are purchased with a portion of the net proceeds from the sale of the Notes are deposited in either the Construction Disbursement Account or the Completion Reserve Account and the Trustee has a first priority perfected security interest in such Investment Grade Securities.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

  "Isle-Black Hawk" means the pending project to develop, construct, equip and operate the Isle of Capri Casino and related amenities, as described in this Offering Circular.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Liquor License" means any license, permit, franchise or other authorization from any Liquor Licensing Authority necessary or required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the lodging, retail, restaurant or other entertainment facilities of the Company in the manner described in this Offering Circular, including all licenses granted under the liquor licensing laws of any jurisdiction to which the Company is, or may at any time after the date of the Indenture, be subject.

  "Liquor Licensing Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or a foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Liquor Enforcement Division and the city of Black Hawk Liquor Licensing Authority and any other applicable liquor licensing regulatory authority with authority to regulate any liquor licensed operation (or proposed liquor licensed operation) owned, managed or operated by the Company, Casino America or Nevada Gold or any of their respective Subsidiaries.

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  "Management Agreement" means the Amended and Restated Management Agreement dated as of July 29, 1997, between the Company and Casino America relating to the management of the Isle-Black Hawk.

  "Management Fees" means any amounts payable to Casino America pursuant to
Section 9.1 of the Management Agreement.

  "Managers" means (i) for so long as the Company is a limited liability company, the Managers appointed pursuant to the Operating Agreement or (ii) otherwise, the Board of Directors of the Company.

  "Manager Subordination Agreement" means the Manager Subordination Agreement dated as of the date of the Indenture among the Company, Casino America and the Trustee.

  "Members " means the members of the Company.

  "Minimum Facilities" means, with respect to the Isle-Black Hawk, a casino which has in operation at least 1,025 slot machines and ten table games, related amenities (including a restaurant, buffet restaurant, a bar and an event area) and has parking for at least 900 vehicles, including parking for up to 150 vehicles which may be temporarily unavailable in the event that the Company exercises the Hotel Option.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), (iii) in the case of any Person that is treated as a pass-through entity for United States federal income tax purposes, the provision for taxes based on income or profits of such Person and its Subsidiaries for such period that would be applicable if such Person were taxable as a subchapter "C" corporation and (iv) solely for the purpose of calculating the Fixed Charge Coverage Ratio to determine compliance by the Issuers with the covenants described under "--Incurrence of Indebtedness and Issuance of Preferred Stock," "--Restricted Payments" and "--Restriction on Payment of Management Fees," pre-opening expenses as determined in accordance with GAAP incurred by such Person in connection with the opening of the Isle-Black Hawk up to a maximum of $2.5 million.

  "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

provided, that the Trustee for the benefit of the Holders shall hold a perfected first priority security interest in such aggregate cash proceeds.

  "Nevada Gold" means Nevada Gold, Inc., a Nevada corporation.

  "Note Collateral" means all assets, now owned or hereafter acquired, of the Issuers or any of their respective Subsidiaries, that are pledged or assigned, or required to be pledged or assigned under the Indenture or the Collateral Documents, to the Trustee pursuant to the Collateral Documents, which will initially include all real estate, improvements and all personal property owned by the Issuers and all accounts held by or for the benefit of the Issuers, together with all proceeds thereof (including, without limitation, the proceeds of Asset Sales), in each case excluding FF&E acquired with FF&E Financing, gaming and liquor licenses, and certain other exceptions.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Operating" means, with respect to the Isle-Black Hawk, the first time that
(i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Isle-Black Hawk have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Issuers, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and the Issuers have taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Isle-Black Hawk or the real property on which the Isle-Black Hawk will be constructed, (iii) the Independent Construction Consultant, the general contractor and the architect of the Isle-Black Hawk shall have delivered a certificate to the Trustee certifying that the Isle-Black Hawk is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities and all applicable building and other laws, ordinances and regulations, (iv) the Isle-Black Hawk is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business, (v) the Minimum Facilities are open to the general public and operating in accordance with all applicable laws and (vi) a temporary certificate of occupancy has been issued for the Isle-Black Hawk by the appropriate governmental authorities.

  "Operating Deadline" means June 15, 1999.

  "Operating Year" means the four consecutive fiscal quarter period of the Company beginning immediately after the date that the Isle-Black Hawk first becomes Operating, and each succeeding four consecutive fiscal quarter period thereafter that begins immediately after each anniversary of the date the Isle-Black Hawk becomes Operating.

  "Permitted C-Corp. Conversion" shall mean a transaction resulting in the Company becoming a subchapter "C" corporation pursuant to the United States Internal Revenue Code; provided, that in connection with such transaction, (i) the subchapter "C" corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the beneficial holders of the Equity Interests of the subchapter "C" corporation resulting from such transaction shall be the same, and shall be in the same percentages, as the beneficial holders of the Equity Interests of the Company immediately prior to such transaction; (ii) the subchapter "C" corporation resulting from such transaction assumes all the obligations of the Company under the Notes, the Collateral Documents and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) the Trustee is provided 45 days' advance notice of such transaction and evidence reasonably satisfactory to the Trustee (which shall include but not to be limited to title insurance and/or an opinion of counsel) regarding the maintenance of the perfection, priority and proof of the security interest of the Trustee in the Note Collateral; (iv) after giving effect to such transaction no Default or Event of Default exists; (v) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;
(vi) the subchapter "C" corporation resulting from such transaction will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and after giving pro forma effect as if the transaction had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio after the transaction of the subchapter "C" corporation resulting from such transaction shall be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately preceding the transaction;
(vii) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; (viii) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income gain or loss for federal income tax purposes as a result of such Permitted C-Corp. Conversion; and (ix) the Issuers shall have delivered to the Trustee an Officers' Certificate as to compliance with all of the above conditions.

  "Permitted Investments" means (i) any Investment in the Issuers or in a Wholly Owned Subsidiary of the Issuers that is engaged in the Gaming Business and that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Issuers or any Subsidiary of the Issuers in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Issuers engaged in the Gaming Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Wholly Owned Subsidiary of the Issuers and that is engaged in the Gaming Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "--Repurchase at the Option of Holders--Asset Sales"; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers; and (vi) after the Isle-Black Hawk is Operating, any purchases from time to time by the Company of Notes.

  "Permitted Liens" means (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any Subsidiary of the Issuers; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers; (ii) Liens on property existing at the time of acquisition thereof by the Issuers or any Subsidiary of the Issuers (other than materials, supplies or FF&E acquired in connection with developing, constructing or equipping of, or commencing operations at, the Isle-Black Hawk), provided that such Liens were in existence prior to the contemplation of such acquisition; (iii) Liens existing on the date of the Indenture and previously disclosed to the Trustee in writing; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with the Isle-Black Hawk, (a) the work or supplies provided which gave rise to such lien were contemplated by the Design/Build Agreement; (b) there is no Default or Event of Default under the Cash Collateral and Disbursement Agreement and (c) the payment for such work or supplies is payable under the payment bond obtained by Haselden pursuant to the Design/Build Agreement; (vi) Liens on FF&E to secure Indebtedness permitted by clauses (ii) and (viii) of the second paragraph of the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; (vii) Liens securing obligations in respect of the Indenture or the Notes; (viii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;
(ix)

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

easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company or any Subsidiary incurred in the ordinary course of business; and (x) Liens arising from filing Uniform Commercial Code financing statements for a precautionary purpose in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Issuers or any Subsidiary is lessee.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the lesser of (a) the original principal amount of (or accreted value, if applicable) the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) and (b) to the extent such Indebtedness is secured by a Lien described in clause (vi) of the definition of Permitted Liens above, the then current fair market value of the asset so encumbered; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company.

  "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization and a government agency or a political subdivision thereof.

  "Plans" means the plans, specifications, working drawings, change orders, correspondence and related items, which may be amended by the Company, as the case may be, as necessary or appropriate, that collectively: (i) provide for and detail the manner of development, construction and equipping of the Isle-Black Hawk; (ii) call for construction which will permit the Isle-Black Hawk to be Operating on or prior to the Operating Deadline, subject only to Permitted Liens; (iii) call for construction which will cause the Isle-Black Hawk to be Operating for a total cost consistent with its Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the line items set forth therein; (iv) provide for and detail the manner of development, construction and equipping of, and the related budget for, the hotel which may be built in connection with the Isle-Black Hawk pursuant to the Company's exercise of the Hotel Option, in accordance with the Construction Disbursement Budget, as amended, and the line items set forth therein; (v) to the extent such Plans are amended, in the reasonable, professional judgment of the Independent Construction Consultant, continue to represent a logical evolution consistent with previous Plans; and (vi) together with any amendments, are consistent with the description of the Isle-Black Hawk contained herein, and are consistent with all governmental approvals and requirements, including, without limitation, the Black Hawk Building Department, Historical Architecture Review Commission, Gaming Authorities, and the Subdivision Agreement.

  "Public Equity Offering" means an underwritten public offering of common Capital Stock of the Company registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in proceeds of at least $25.0 million to the Company.

  "Qualified Financial Institution" shall mean any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better.

  "Requesting Member" shall mean a member of the Company that seeks to obtain a distribution from the Company pursuant to clause (iv) of the penultimate paragraph under "Certain Covenants--Restricted Payments."

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Semiannual Period" means the two fiscal quarter periods ending during the January or July immediately preceding the applicable interest payment date.

  "Significant Subsidiary" means any Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Subdivision Agreement" means the Subdivision Agreement to be entered into after the issuance of the Notes, between the Company and the city of Black Hawk, Colorado.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

  "Subsidiary Intercompany Notes" means the intercompany notes senior to any subordinated debt of, and pari passu with all existing senior Indebtedness of the issuing Subsidiary, issued by Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as an exhibit to the Indenture.

  "Substantially Owned Subsidiary" of any Person means a Subsidiary of such Person at least 80% of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

  "Tax Amount" means, with respect to any period, without duplication, the amount of taxable income in respect of the income of the Company of any Member multiplied by the highest marginal combined federal, state and local tax rates applicable to corporations for such period.

  "Tax Distribution Condition" means any of the following: (i) the Company shall be the subject of a Favorable Private Letter Ruling, a copy of which has been sent to the Trustee and which shall remain in full force and effect; (ii) the Trustee shall have received a Favorable Tax Opinion which shall be confirmed as of the date of any distribution pursuant to clause (iv) of the penultimate paragraph under "Certain Covenants--Restricted Payments"; or (iii) the party proposing to receive a distribution in an amount not to exceed the Tax Amount shall have provided Financial Assurances to the Trustee.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of all material federal income tax consequences expected to result from the acquisition, ownership and disposition of the New Notes acquired in the Exchange Offer by holders of the New Notes, but does not purport to be a complete analysis of all potential tax effects. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

  The tax treatment of a holder of New Notes may vary depending upon such holder's particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, tax-exempt organizations, foreign corporations, persons who are not citizens or residents of the United States, and persons holding the New Notes as part of a "straddle," "hedge" or "conversion transaction") may be subject to special rules not discussed below. The discussion is limited to holders ("Holders") who are "U.S. Holders" who will hold the New Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. A U.S. Holder is a beneficial owner of a New Note who or which is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a "U.S. Trust." A U.S. Trust is (a) for taxable years beginning after December 31, 1996, or if the trustee of a trust elects to apply the following definition to an earlier taxable year ending after August 20, 1996, any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust and (b) for all other taxable years, any trust whose income is includible in gross income for U.S. federal income tax purposes regardless of its source. The term U.S. Holder also includes certain former U.S. citizens whose income and gain on the New Notes will be subject to U.S. taxation.

  The New Notes provide for both Fixed Interest payments and Contingent Interest payments. The New Notes have legal and other economic terms typically associated with indebtedness and are intended to create a debtor-creditor relationship between the Company and the Holders. Accordingly, the Company will treat the New Notes as indebtedness and will treat both Fixed and Contingent Interest as interest for Federal income tax purposes. Such treatment is not binding on the Service (or the courts), and there can be no assurance that the Service will not successfully argue (or that a court will not hold) that the New Notes should be characterized, in whole or in part, as equity for Federal income tax purposes. If the Company's treatment of the New Notes were not upheld, all or a portion of the interest payments on the New Notes would be recharacterized, possibly either as distributions received from a corporation with respect to corporate stock or as distributions from a partnership. A recharacterization could affect the timing, character and amount of income includible in the Holders' income, and the Holders could face other adverse tax consequences. The following discussion assumes that the New Notes are treated as indebtedness and both Fixed Interest and Contingent Interest are treated as interest.

  PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

  An exchange of New Notes for Old Notes in satisfaction of a Holder's registration rights as provided herein should not be treated as an exchange for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. As a result, (i) an Exchanging Holder will not recognize any gain or loss on the Exchange; (ii) the holding period on the New Note will include the holding period for the Old Note; (iii) the basis of the New Note will be the same as the basis for the Old Note; and (iv) the original issue discount on the New Note will be the same as on the Old Note.

  The Exchange Offer will result in no Federal income tax consequences to a nonexchanging Holder of Old Notes.

LIQUIDATED DAMAGES

  The Company intends to take the position that the Liquidated Damages described above under "Description of New Notes--Registration Rights; Liquidated Damages" will be taxable to the Holder as ordinary income in accordance with the Holder's method of accounting for federal income tax purposes. The Service may take a different position, however, which could affect the timing of both the Holder's income and the Company's deduction with respect to the Liquidation Damages.

RECOGNITION OF INTEREST INCOME

  Certain Treasury Regulations (the "Contingent Payment Regulations") govern the treatment of debt instruments issued on or after August 13, 1996 that provide for one or more contingent payments. Because the New Notes provide for one or more contingent payments of interest, the Contingent Payment Regulations will apply to the New Notes. Under the Contingent Payment Regulations, the Company must construct a projected payment schedule for the New Notes and holders generally must recognize interest income on a constant yield basis (similar to the method prescribed for including original issue discount ("OID") in income) based on the projected payment schedule, with certain adjustments if actual payments differ from projected payments.

  In particular, the projected payment schedule will be determined by including all noncontingent payments and the "expected value" of all contingent payments on the New Notes. The projected payment schedule must produce the "comparable yield," which is the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the New Notes. The amount of interest that accrues each accrual period is the product of the "comparable yield" and the New Note's "adjusted issue price" at the beginning of each accrual period (generally, the six month period ending on each interest payment date). The "adjusted issue price" of a New Note is equal to the price first paid for a substantial amount of the New Notes, increased by interest previously accrued on the New Note (determined without adjustments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the New Note. Except for adjustments made for differences between actual and projected payments, the amount of interest included in income by a holder of New Note is the sum of the "daily portions" of interest income with respect to the New Note for each day during the taxable year (or portion thereof) on which such holder held such New Note. The "daily portions" of interest income are determined by allocating to each day in any accrual period a ratable portion of the interest income allocable to that accrual period. If actual payments differ from projected payments, then holders will generally be required in any given taxable year either to include additional interest in gross income (in case the actual payments exceed projected payments in such taxable year) or to reduce the amount of interest income otherwise accounted (in case the actual payments are less than the projected payments in such taxable year).

  Thus, under the rules described in the preceding paragraph, depending on the "comparable yield" and "expected value" used to determine the projected payment schedule, holders of New Notes may be required to include amounts in income prior to the receipt of cash payments attributable to such income. The Company will provide to holders the projected payment schedule for the New Notes. The projected payment schedule for the New Notes will consist of all Fixed Interest payments, all scheduled principal payments and a projected amount and time for each Contingent Interest payment. The yield, timing and amounts set forth on the projected payment schedule are for federal income tax purposes only and are not assurances by the Company with respect to any aspect of the New Notes. Holders will generally be bound by the projected payment schedule. However, the Service will not respect a projected payment schedule which it determines to be unreasonable. Holders are strongly urged to consult their tax advisors with respect to the application of the contingent payment rules described above to the New Notes.

  If the New Notes are sold or otherwise disposed of when there are remaining contingent payments under the projected payment schedule, then any gain recognized under such sale or other disposition will be ordinary interest income. Any loss recognized will be ordinary loss to the extent the holders' total interest inclusions on a New Note exceed the total amount of ordinary loss the holder took into account pursuant to the adjustments described in the second preceding sentence.

  It is possible that the New Notes may be subject to the provisions of the Code dealing with high yield discount obligations in which case the members of the Company may not be entitled to claim a deduction with respect to a certain portion of the interest payments (the "Disqualified Portion"). Under certain circumstances, this could result in the Company making additional distributions to its members, which could reduce the amount of cash available to the Company to meet its obligations under the New Notes.

SALE, RETIREMENT OR OTHER TAXABLE DISPOSITION

  Except as provided for above, a holder of a New Note in general will recognize gain or loss upon the sale, redemption, retirement, or other taxable disposition of such New Note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest or OID, which generally will be taxable to the holder as ordinary income) and
(ii) the holder's adjusted tax basis in such New Note. A holder's adjusted tax basis in a New Note generally will be equal to the price paid for such New Note, increased by the amount of OID, if any included in gross income prior to the date of disposition, and decreased by the amount of any cash payments of such OID on such New Note received prior to disposition. To the extent not treated as ordinary income or loss as described above, any gain or loss recognized on the sale, redemption, retirement, or other taxable dispositions of a New Note generally will be capital gain or loss. The recently enacted Taxpayer Relief Act of 1997 made certain changes to the Code with respect to taxation of capital gains of taxpayers other than corporations that are U.S. Holders. In general, the maximum tax rate for non-corporate taxpayers on long-term capital gains has been lowered to 20% from the previous 28% rate for most capital assets (including the New Notes) held for more than 18 months. For taxpayers in the 15% regular tax bracket, the maximum tax rate on long-term capital gains is now 10%. Capital gain on such assets having a holding period of more than one year but not more than 18 months will be subject to a maximum tax rate of 28%.

PUBLICLY TRADED PARTNERSHIP

  In general, a partnership is not a taxable entity for United States federal income tax purposes. Instead, each partner, in determining its United States federal income tax liability, if any, takes into account its allocable share of items of income, gain, loss, deduction, and credit of the partnership. Certain partnerships ("publicly traded partnerships"), however, are treated as corporations for federal tax purposes if interests in the partnership are traded on an established securities market or on a secondary market (or a substantial equivalent thereof). Treasury Regulations provide generally that, for this purpose, an "interest in a partnership" includes any financial instrument or contract the value of which is determined in whole or in part by reference to the partnership (including the results of partnership operations). The Treasury Regulations make an exception to this rule, however, for any financial instrument or contract that (i) is treated as debt for federal tax purposes and (ii) is not convertible into or exchangeable for an interest in the capital or profits of the partnership and does not provide for a payment of equivalent value. The Company believes that the New Notes are properly treated as debt for federal income tax purposes and, although the New Notes provide for Contingent Interest, that such New Notes do not provide for payments that are equivalent in value to an interest in partnership capital or profits. Therefore, the Company intends to report as a partnership, rather than as a publicly traded partnership taxable as a corporation, for federal income tax purposes. There can be no assurance, however, that the Service would not be successful in taking a contrary position, in which case, the Company would be treated as a corporation for federal tax purposes, a portion of the interest on the New Notes would be nondeductible for tax purposes and the amount of the Company's after-tax cash flow available to meet its obligations under the New Notes would be reduced. In order to mitigate such risk, the Indenture provides that the Company may not distribute to the Company's equity holders tax payment distributions in certain circumstances as described under "Description of the New Notes--Certain Covenants--Restricted Payments" unless the equity holder has provided Financial Assurances to the Trustee or unless there has been obtained a Favorable Private Letter Ruling or Favorable Tax Opinion with respect to such risk. See "Description of the New Notes--Certain Covenants--Restricted Payments."

BACKUP WITHHOLDING

  A holder of New Notes may be subject to backup withholding at the rate of 31% with respect to interest paid on, OID accrued on and gross proceeds from a sale or other disposition of, the New Notes unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of New Notes who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the Service. Final Treasury regulations published on October 14, 1997 may affect the procedures for certifying an exemption from backup withholding. Holders should consult their own tax advisors regarding the possible application of backup withholding.

  The Company will report to the holders of the New Notes and the Service the amount of any "reportable payments" (including any OID accrued on the New Notes) and any amount withheld with respect to the New Notes during the calendar year.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account as a result of market-making activities or other trading activities in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of one year from the date that this Registration Statement is declared effective by the Commission, it will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale.

  The Issuers will receive no proceeds in connection with the Exchange Offer. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the New Notes will be passed upon for the Issuers by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements of Isle of Capri Black Hawk L.L.C. at August 24, 1997 and for the period from April 25, 1997 (Date of Inception) through August 24, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS AUGUST 24, 1997 (AUDITED)............................. F-2
REPORT OF INDEPENDENT AUDITORS............................................. F-2
FINANCIAL STATEMENTS:
  Balance Sheet............................................................ F-3
  Statement of Operations.................................................. F-4
  Statement of Members' Equity............................................. F-5
  Statement of Cash Flows.................................................. F-6
NOTES TO AUDITED FINANCIAL STATEMENTS...................................... F-7
FINANCIAL STATEMENTS OCTOBER 26, 1997 (UNAUDITED).......................... F-10
  Balance Sheet............................................................ F-10
  Statement of Operations.................................................. F-11
  Statement of Members' Equity............................................. F-12
  Statement of Cash Flows.................................................. F-13
NOTES TO UNAUDITED FINANCIAL STATEMENTS.................................... F-14

                        REPORT OF INDEPENDENT AUDITORS

  We have audited the accompanying consolidated balance sheet of Isle of Capri Black Hawk L.L.C. (a development stage company) as of August 24, 1997, and the related consolidated statements of operations, members' equity and cash flows for the period April 25, 1997 (inception) through August 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Isle of Capri Black Hawk L.L.C. at August 24, 1997, and the results of its operations and its cash flows for the period from April 25, 1997 (inception) through August 24, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
October 14, 1997

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                          (DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                                                    AUGUST 24,
                                                                       1997
                                                                   ------------
                                     ASSETS

Current assets
  Cash............................................................ $    682,463
  Accrued interest receivable.....................................       37,721
  Preopening costs................................................        1,901
                                                                   ------------
    Total current assets..........................................      722,085
                                                                   ------------
Property and equipment
  Land and land improvements......................................   14,544,328
  Construction in progress........................................      636,535
                                                                   ------------
Property and equipment............................................   15,180,863
                                                                   ------------
Other assets
  Restricted cash.................................................   69,798,703
  Deferred financing costs, net...................................    4,380,470
                                                                   ------------
                                                                     74,179,173
                                                                   ------------
    Total assets.................................................. $ 90,082,121
                                                                   ============

                        LIABILITIES AND MEMBERS' EQUITY

Liabilities and members' equity
Current liabilities:
  Accounts payable-related parties................................ $      3,627
  Accrued liabilities:
    Interest......................................................      106,849
    Other.........................................................       20,133
                                                                   ------------
Total current liabilities.........................................      130,609
                                                                   ------------
Long-term debt....................................................   75,000,000
Members' equity
  Member's capital -- Casino America of Colorado, Inc.............    8,169,125
  Member's capital -- Blackhawk Gold, Ltd.........................    6,782,387
                                                                   ------------
    Total members' equity.........................................   14,951,512
                                                                   ------------
Total liabilities and members' equity............................. $ 90,082,121
                                                                   ============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                          (DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS

   FOR THE PERIOD APRIL 25, 1997 (DATE OF INCEPTION) THROUGH AUGUST 24, 1997

Interest expense, net of capitalized interest of $22,971............. $(90,746)
Interest income......................................................   37,721
                                                                      --------
  Net loss........................................................... $(53,025)
                                                                      ========



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                          (DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

                                  CASINO AMERICA    BLACKHAWK        TOTAL
                                 OF COLORADO, INC.  GOLD, LTD   MEMBERS' EQUITY
                                 ----------------- -----------  ---------------
Balance, April 25, 1997
 (inception)....................            --             --             --
  Capital contribution-
   development costs............        316,636            --         316,636
  Capital contribution-cash.....      7,083,880            484      7,084,364
  Capital contribution-land.....        100,000      7,503,537      7,603,537
  Equity transfer...............        700,000       (700,000)           --
  Net loss......................        (31,391)       (21,634)       (53,025)
                                    -----------    -----------   ------------
Balance, August 24, 1997........    $ 8,169,125    $ 6,782,387   $ 14,951,512
                                    ===========    ===========   ============



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                          (DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
   FOR THE PERIOD APRIL 25, 1997 (DATE OF INCEPTION) THROUGH AUGUST 24, 1997

Cash flows from operating activities:
  Net loss........................................................ $   (53,025)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Amortization of deferred financing costs......................       6,869
    Changes in current assets and liabilities:
      Increase in preopening costs................................      (1,901)
      Accounts receivable.........................................     (37,721)
      Accounts payable and accrued liabilities....................      83,877
                                                                   -----------
    Net cash used in operating activities.........................      (1,901)
                                                                   -----------
Cash flows from investing activities:
  Purchase of land................................................  (6,400,000)
  Purchase of property and equipment..............................    (557,701)
  Increase in restricted cash..................................... (69,798,703)
                                                                   -----------
    Net cash used in investing activities......................... (76,756,404)
                                                                   -----------
Cash flows from financing activities:
  Proceeds from borrowings........................................  72,000,000
  Deferred financing costs........................................  (1,247,133)
  Principal payment on land mortgage..............................    (396,463)
  Capital contribution received...................................   7,084,364
                                                                   -----------
    Net cash provided by financing activities.....................  77,440,768
                                                                   -----------
Net increase in cash..............................................     682,463
Cash, beginning of period.........................................         --
                                                                   -----------
Cash, end of period............................................... $   682,463
                                                                   ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Debt issued for:
    Underwriting discount on first mortgage notes.................   3,000,000
  Capital contributions:
    Land, net of mortgage of $396,463.............................   7,603,537
    Financing fees................................................     136,579
    Property and equipment........................................     180,057



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                          (DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and basis of presentation

  On April 25, 1997 ("Date of Inception"), Isle of Capri Black Hawk L.L.C. (the "Company") (formerly ICB L.L.C.), a Colorado limited liability company, was formed. The Company is owned by Casino America of Colorado, Inc. ("Casino America of Colorado"), a wholly owned subsidiary of Casino America, Inc. ("Casino America"), and Blackhawk Gold, Ltd. ("Blackhawk Gold"), a wholly owned subsidiary of Nevada Gold and Casinos, Inc. ("Nevada Gold"). The Company is a Development Stage Company and has not commenced gaming operations. The principal purpose of the Company is to develop and operate a casino entertainment complex in Black Hawk, Colorado, which is anticipated to open in late 1998 or early 1999.

  On August 20, 1997, the Company and Isle of Capri Capital Corp., a wholly owned subsidiary of the Company that has no operations, assets or liabilities, issued $75,000,000 of 13% First Mortgage notes (the "Notes") due 2004 in order to finance the construction and development of a casino entertainment complex in Black Hawk, CO.

  The Operating Agreement ("the Agreement") signed April 25, 1997, provides that the Company will continue until December 31, 2096, or until such date that dissolution may occur. Pursuant to the Agreement, Casino America of Colorado contributed cash and Blackhawk Gold contributed cash and land to the Company. Casino America of Colorado, Inc. had an ownership interest of 59.2% and Blackhawk Gold, Ltd. had an ownership interest of 40.8% at August 24, 1997. Profits and losses of the Company will be allocated in proportion to their ownership interests.

  The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual amounts when ultimately realized could differ from those estimates.

 Cash and cash equivalents

  The Company considers cash and all highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents. At August 24, 1997, there were no cash equivalents.

 Preopening costs

  Pre-opening costs include costs such as salaries, recruiting and training associated with activities necessary to open the casino entertainment complex. These costs are initially capitalized and then expensed when the related business commences operations. From inception to date, the Company has been solely devoted to developing the Isle Black-Hawk.

 Income Taxes

  No provision for Federal or state income taxes is recorded in the Financial Statements as income taxes are the responsibilities of the individual members.

 Certain significant risks and uncertainties

  Gaming regulation licensing. The Company's ability to conduct gaming operations in the State of Colorado depends on the licensability or qualification of the Company, Casino America, and Nevada Gold. Such licensing and qualifications will be reviewed periodically by the gaming authorities in Colorado.

                        ISLE OF CAPRI BLACK HAWK L.L.C.
                          (DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


  Competition. The Black Hawk/Central City, Colorado market already has many established casinos. The market is highly competitive and other development projects are currently being planned.

  Construction risks. Any construction project entails significant construction risks, including, but not limited to, cost overruns, delays in receipt of governmental approvals, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interference, any of which, if it occurred, could delay construction or result in substantial increases in costs to the Company. Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. An impairment loss is measured by comparing the fair value of the asset to its carrying amount.

 Revenue and promotional allowances

  Casino revenues will be the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues will be presented net of accruals for the anticipated payouts of progressive electronic gaming device jackpots. Revenue will not include the retail amount of food, beverage, and other items provided gratuitously to customers. The cost of providing such complimentary services will be included in casino expense.

2. PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost except for land contributed by Blackhawk Gold, Ltd. which is stated at appraised value. Depreciation will be computed, upon the commencement of gaming operations, using the straight-line method over the estimated useful lives of the property and equipment.

3. OTHER ASSETS

  Restricted cash. Represents cash proceeds from the Notes held in trust by IBJ Schroder Bank and Trust in New York, as trustee. These funds are held in three separate accounts (Construction Disbursement, Completion Reserve, Interest Reserve) with usage restricted by the Indenture. The Construction Disbursement Account, approximately $50.7 million, will be used for the development, construction and opening of the casino entertainment complex. The Completion Reserve Account, approximately $5.0 million, will be used in the event these are insufficient funds in the Construction Disbursement Account to complete the casino entertainment complex. The Interest Reserve Account, approximately $14.1 million, will be used to pay the first three fixed interest payments on the notes,

  Deferred financing costs. These costs will be amortized over the life of the bonds commencing on the date of issuance, August 20, 1997.

4. LONG-TERM DEBT

  Long-term debt consists of $75,000,000 in 13.0% first mortgage notes with contingent interest due August 31, 2004. The Notes were issued under an indenture dated August 20, 1997, between the Company and Capital Corp. as co-issuers. The notes accrue interest at the rate of 13.0% per annum, payable semiannually on February 28 and August 31 of each year, commencing February 28, 1998. Additionally, contingent interest is payable on the notes on each interest date, in an aggregate principal amount equal to 5% of the Company's Consolidated Cash Flow, provided that no Contingent Interest shall be payable prior to commencement to operations.

  The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2001 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on August 31 of the years indicated below:

             YEAR                           PERCENTAGE
             ----                           ----------
             2001..........................   106.5%
             2002..........................   103.2%
             2003..........................   100.0%

  Beginning with the first operating year after the Company begins gaming operations, the Company will be required to offer to purchase, at a price of 101% of the aggregate principal amount thereof, the maximum principal amount of the Notes that may be purchased with 50% of the Company's excess cash flow (as defined).

  Substantially all of the Company's assets are pledged as collateral for long-term debt. At August 24, 1997, the Company was in compliance with all debt covenants.

5. RELATED PARTY TRANSACTIONS

  Completion Capital Commitment. Casino America has provided a Completion Capital Commitment pursuant to which it has committed to contribute to the Company up to $5.0 million in the event that such amounts are necessary to cause the Company to commence operations on or before April 1, 1999, or if the Company has not begun operating by such date.

  Management Agreement. On April 25, 1997, the Company entered into a Management Agreement (the "Management Agreement") with Casino America which in exchange for a fee will manage the company. The management fee will be equal to two percent of revenues (as defined in the Management Agreement), plus ten percent of operating income, but not to exceed four percent of revenues. The management fee will go into effect upon commencement of casino operations.

                      ISLE OF CAPRI BLACK HAWK L.L.C.

                        (DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED BALANCE SHEET

                                                            OCTOBER 26, 1997
                                                            ----------------
                                                              (UNAUDITED)
                                   ASSETS
Current assets:
  Cash.....................................................   $   739,000
  Accrued interest receivable..............................       351,000
                                                              -----------
    Total current assets...................................     1,090,000
                                                              -----------
Property, plant and equipment:
  Land and land improvements...............................    14,544,000
  Construction in progress.................................     4,973,000
                                                              -----------
Property and equipment, net................................    19,517,000
                                                              -----------
Other assets:
  Restricted cash..........................................    67,337,000
  Deferred financing costs.................................     4,411,000
                                                              -----------
    Total Assets...........................................   $92,355,000
                                                              ===========
                      LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
  Accounts payable--trade..................................   $ 1,339,000
  Accounts payable--related parties........................        28,000
  Accrued liabilities
    Interest...............................................     1,751,000
    Other..................................................        20,000
                                                              -----------
      Total current liabilities............................     3,138,000
                                                              -----------
Long-term debt.............................................    75,000,000
Members' equity
  Member's capital--Casino America of Colorado, Inc........     7,735,000
  Member's capital--Blackhawk Gold, Ltd....................     6,482,000
                                                              -----------
      Total members' equity................................    14,217,000
                                                              -----------
      Total liabilities and members' equity................   $92,355,000
                                                              ===========


           SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                      ISLE OF CAPRI BLACK HAWK L.L.C.

                        (DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD APRIL 25, 1997 (DATE OF INCEPTION) THROUGH OCTOBER 26, 1997

                                (UNAUDITED)

Interest expense, net of capitalized interest of $408,000......... $(1,469,000)
Interest income...................................................     681,000
                                                                   -----------
  Net loss........................................................ $  (788,000)
                                                                   ===========

         SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                      ISLE OF CAPRI BLACK HAWK L.L.C.

                        (DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

                                (UNAUDITED)

                                  CASINO AMERICA OF BLACKHAWK        TOTAL
                                   COLORADO, INC.   GOLD, LTD.  MEMBERS' EQUITY
                                  ----------------- ----------  ---------------
Balance, April 25, 1997
 (date of inception)                 $      --      $      --     $       --
  Capital contribution
   development costs.............       317,000            --         317,000
  Capital contribution--cash.....     7,084,000            --       7,084,000
  Capital contribution--land.....       100,000      7,504,000      7,604,000
  Equity transfer................       700,000       (700,000)           --
  Net loss.......................      (466,000)      (322,000)      (788,000)
                                     ----------     ----------    -----------
Balance, October 26, 1997........    $7,735,000     $6,482,000    $14,217,000
                                     ==========     ==========    ===========



           SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                      ISLE OF CAPRI BLACK HAWK L.L.C.

                        (DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENT OF CASH FLOWS

                                (UNAUDITED)

FOR THE PERIOD APRIL 25, 1997 (DATE OF INCEPTION) THROUGH OCTOBER 26, 1997

Cash flows from operating activities
  Net loss....................................................... $   (788,000)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Amortization of deferred financing costs.....................      126,000
    Changes in current assets and liabilities:
      Accounts payable and accrued liabilities...................    2,331,000
                                                                  ------------
    Net cash provided by operating activities....................    1,669,000
                                                                  ------------
Cash flows from investing activities:
  Purchase of land...............................................   (6,400,000)
  Purchase of property, plant and equipment......................   (4,509,000)
  Increase in restricted cash....................................  (67,337,000)
                                                                  ------------
    Net cash used in investing activities........................  (78,246,000)
                                                                  ------------
Cash flows from financing activities:
  Proceeds from borrowings.......................................   72,000,000
  Deferred financing costs.......................................   (1,372,000)
  Principal payment on land mortgage.............................     (396,000)
  Capital contribution received..................................    7,084,000
                                                                  ------------
    Net cash provided by financing activities....................   77,316,000
                                                                  ------------
Net increase in cash.............................................      739,000
Cash, beginning of period........................................          --
                                                                  ------------
Cash, end of period.............................................. $    739,000
                                                                  ============
Supplemental schedule of noncash investing and financing
 activities:
  Debt issued for:
    Underwriting fees on first mortgage notes.................... $  3,000,000
  Capital contributions:
    Land, net of mortgage of $396,000............................    7,604,000
    Financing fees...............................................      137,000
    Property and equipment.......................................      180,000

         SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                     ISLE OF CAPRI BLACK HAWK L.L.C.

                       (DEVELOPMENT STAGE COMPANY)

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and Basis of Presentation

  On April 25, 1997 ("Date of Inception"), Isle of Capri Black Hawk L.L.C. (the "Company") (formerly ICB L.L.C.), a Colorado limited liability company, was formed. The Company is owned by Casino America of Colorado, Inc. ("Casino America of Colorado"), a wholly owned subsidiary of Casino America, Inc. ("Casino America"), and Blackhawk Gold, Ltd. ("Blackhawk Gold"), a wholly owned subsidiary of Nevada Gold and Casinos, Inc. ("Nevada Gold"). The Company is a Development Stage Company and has not commenced gaming operations. The principal purpose of the Company is to develop and operate a casino entertainment complex in Black Hawk, Colorado, which is anticipated to open in early 1999.

  On August 20, 1997, the Company and Isle of Capri Capital Corp. ("Capital Corp."), a wholly owned subsidiary of the Company that had no operations, assets or liabilities, issued $75,000,000 of 13% First Mortgage Notes due 2004 with Contingent Interest (the "Notes") in order to finance the construction and development of a casino entertainment complex in Black Hawk, Colorado.

  The rights and obligations of Casino America of Colorado and Blackhawk Gold are governed in part by the Amended and Restated Operating Agreement of the Company (the "Agreement") dated as of July 29, 1997. The Agreement provides that the Company will continue until December 31, 2096, or until such date that dissolution may occur. Pursuant to the Agreement, Casino America of Colorado contributed cash, land purchase rights and development costs and Blackhawk Gold contributed cash and land to the Company. Casino America of Colorado had an ownership interest of 59.2% and Blackhawk Gold had an ownership interest of 40.8% at October 26, 1997. Currently, Casino America of Colorado owns 60% and Blackhawk Gold owns 40% of the Company. Profits and losses of the Company will be allocated in proportion to their ownership interests.

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the period from April 25, 1997 through October 26, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ending April 26, 1998.

 Cash and cash equivalents

  The Company considers cash and all highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents. (At October 26, 1997, there were no cash equivalents.)

 Preopening costs

  Pre-opening costs include costs such as salaries, recruiting and training associated with activities necessary to open the casino entertainment complex. These costs are initially capitalized and then expensed when the related business commences operations. From inception to date, the Company's sole business activity has been developing the casino entertainment complex in Black Hawk.

 Income Taxes

  No provision for Federal or state income taxes is recorded in the Financial Statements as income taxes are the responsibilities of the individual members.

                     ISLE OF CAPRI BLACK HAWK L.L.C.

                        DEVELOPMENT STAGE COMPANY

    NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 Certain significant risks and uncertainties

  Gaming regulation licensing. The Company's ability to conduct gaming operations in the State of Colorado depends on the licensing or qualification of the Company, Casino America, and Nevada Gold. No Colorado gaming license has been issued to the Company, to date. Such licensing and qualifications will be reviewed periodically by the gaming authorities in Colorado.

  Competition. The Black Hawk/Central City, Colorado market has many established casinos. The market is highly competitive and other significant development projects are currently being planned or are under construction.

  Construction risks. Construction projects entail significant risks, including, but not limited to, costs overruns, delays in receipt of governmental approvals, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interference, any of which, if it occurred, could delay construction and/or result in substantial increases in costs to the Company. State of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. An impairment loss is measured by comparing the fair value of the asset to its carrying amount.

 Revenue and promotional allowances

  Casino revenues will be the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues will be presented net of accruals for the anticipated payouts of progressive electronic gaming device jackpots. Revenue will not include the retail amount of food, beverage, and other items provided gratuitously to customers. The cost of providing such complimentary services will be included in casino expense.

NOTE 2. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost except for land contributed by Blackhawk Gold, which is stated at its appraised value. Depreciation will be computed, upon the commencement of gaming operations, using the straight-line method over the estimated useful lives of the property, plant and equipment.

NOTE 3. OTHER ASSETS

  Restricted cash--represents cash proceeds from the Notes held in trust by IBJ Schroder Bank and Trust in New York, as trustee. These funds are held in three separate accounts (Construction Disbursement, Completion Reserve, Interest Reserve) with use restricted by an indenture between the Company and trustee, dated August 20, 1997 in connection with the issuance of the Notes (the "Indenture"). Amounts in the Construction Disbursement Account, approximately $48.2 million, will be used for the development, construction and opening of the casino entertainment complex by the Company in Black Hawk, Colorado. Amounts in the Completion Reserve Account, approximately $5.0 million, will be used in the event there are insufficient funds in the Construction Disbursement Account to complete the casino entertainment complex. Amounts in the Interest Reserve Account, approximately $14.1 million, will be used to pay the first three fixed interest payments on the Notes, which were issued pursuant to the Indenture.

  Deferred financing costs--are being amortized over the life of the bonds commencing on the date of issuance, August 20, 1997.

                     ISLE OF CAPRI BLACK HAWK L.L.C.

                        DEVELOPMENT STAGE COMPANY

    NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4. LONG-TERM DEBT

  Long-term debt consists of $75,000,000 in 13% First Mortgage Notes with contingent interest, due August 31, 2004. The Notes were issued under the Indenture dated August 20, 1997, between the Company and Capital Corp. as co-issuers and the trustee. Interest on the Notes is payable semiannually on February 28 and August 31 of each year, commencing February 28, 1998. Additionally, contingent interest is payable on the Notes on each interest payment date, in an aggregate principal amount of 5% of the Company's Consolidated Cash Flow (as defined in the Indenture), provided that no Contingent Interest shall be payable prior to commencement of operations and may, under certain circumstances, be deferred.

  The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2001 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on August 31 of the years indicated below:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2001...........................................................   106.5%
      2002...........................................................   103.2%
      2003 and thereafter............................................   100.0%

  Beginning with the first operating year after the Company begins gaming operations, the Company will be required to offer to purchase, at the price of 101% of the aggregate principal amount thereof, the maximum principal amount of the Notes that may be purchased with 50% of the Company's excess cash flow.

  Substantially all of the Company's assets are pledged as collateral for long-term debt. At October 26, 1997, the Company was in compliance with all debt covenants.

  On October 17, 1997, the Company filed a Registration Statement on Form S-4 (registration number 333-38093) relating to an exchange offer for the Notes.

NOTE 5. RELATED PARTY TRANSACTIONS

  Completion Capital Commitment. Casino America has provided a Completion Capital Commitment pursuant to which it has committed to contribute to the Company up to $5.0 million in the event that such amounts are necessary to cause the Company to commence operations on or before April 1, 1999, or if the Company has not begun operating by such date.

  Management Agreement. On April 25, 1997, the Company entered into a Management Agreement, which was subsequently amended and restated (the "Management Agreement"), with Casino America, which will manage the casino entertainment complex in exchange for a fee. The management fee will be equal to two percent of revenues, plus ten percent of operating income, but not to exceed four percent of revenues. The management fee will go into effect upon commencement of casino operations.

NOTE 6. SUBSEQUENT EVENTS

  On July 29, 1997, Casino America of Colorado, Casino America, Blackhawk Gold and Nevada Gold entered into a Members Agreement (the "Members Agreement") which addressed the development of the Isle-Black Hawk, management of the Company, additional capital contributions, and other matters. Pursuant to the Members Agreement, Blackhawk Gold has the right to sell up to 4.8% ownership in the Company to Casino America of Colorado, for up to $0.8 million. On November 13, 1997, pursuant to that provision, Casino America of Colorado purchased a .8% membership interest from Blackhawk Gold for $133,333. Blackhawk Gold will have the option for 180 days following the purchase to buy back the .8% interest for $133,333 plus interest through the date of repurchase at the rate of the higher of 14.5% or Casino America's highest cost of funds, plus 2%.

                     ISLE OF CAPRI BLACK HAWK L.L.C.

                        DEVELOPMENT STAGE COMPANY

    NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The general contractor (the "Contractor") for the Isle-Black Hawk construction project, has notified the Company that excavation and site preparation activities have uncovered a greater amount of less stable weathered rock and overburden soil than originally anticipated. Consequently, the Contractor expects that substantial additional structural support of the mountain wall forming the rear of the construction site for the Isle-Black Hawk will be required. In addition, the City of Black Hawk has required certain changes to the Company's excavation and site preparation plans with regard to the slope of the rear wall excavation. The Contractor's position is that it is entitled to an increase in the guaranteed maximum price under the Design/Build Agreement, pursuant to which the Isle-Black Hawk is being constructed, and an extension to the construction schedule. Although the Company and the Contractor have not yet agreed to the amount of a price adjustment or revision to the construction schedule, the preliminary, unsubstantiated estimates provided by the Contractor indicate that the foregoing developments may lead to a price adjustment and schedule extension that could be material. The Company and the Contractor are working to determine the extent of the necessary changes and which party should bear any increased cost or schedule delays. In the meantime, based on preliminary discussions with the Contractor, the Company presently intends to add between $2.7 million and $3.0 million to the development and construction budget for the Isle-Black Hawk pending such determination, to be drawn first from interest earnings on amounts in the Construction Disbursement Account, with the remainder, if necessary, to be drawn from the Completion Reserve Account to the Construction Disbursement Account, to provide for an expected increase in the "guaranteed maximum price" under the Design/Build Agreement ultimately resulting from the foregoing, and has revised its estimate of the date of substantial completion of the Isle-Black Hawk from "late 1998 or early 1999" to "early 1999." The Company believes that sufficient funds remain to enable the Isle-Black Hawk to be developed as planned and open for business within the anticipated time frame.

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE EXCHANGE AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NEW NOTES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................   ii
Summary...................................................................    1
Risk Factors..............................................................   13
Use of Proceeds...........................................................   26
Selected Financial Data...................................................   28
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   29
Business..................................................................   31
Material Agreements.......................................................   41
Gaming and Liquor Regulatory Matters......................................   48
Management................................................................   54
Certain Transactions......................................................   55
Principal Security Holders................................................   56
The Exchange Offer........................................................   57
Description of the New Notes..............................................   66
Certain Federal Income Tax Considerations.................................  108
Plan of Distribution......................................................  112
Legal Matters.............................................................  112
Independent Public Accountants............................................  112
Index to Financial Statements.............................................  F-1

                                  $75,000,000


                                     LOGO


                        ISLE OF CAPRI BLACK HAWK L.L.C.

                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

                  13% SERIES B FIRST MORTGAGE NOTES DUE 2004
                           WITH CONTINGENT INTEREST

                                  PROSPECTUS

                            December   , 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OTHERS

  (a) The Operating Agreement requires the Company to indemnify each member, manager, employee or agent with respect to any proceeding asserted against such member, manager, employee or agent due to his or its status as such other than for certain violations of the Operating Agreement.

  (b) Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act ("CBCA") permit indemnification of directors, officers, employees, fiduciaries and agents of Capital under certain conditions and subject to certain limitations. The indemnity may be granted if the individual incurred liability in a proceeding because he was a director, officer, employee, fiduciary or agent of Capital and (a) acted in good faith, (b) reasonably believed that his conduct was in Capital's best interest and (c) in the case of criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. No indemnity is permitted if the individual is adjudged liable to Capital. Capital is not permitted under the CBCA to indemnify any individual unless authorized in the specific case after a determination by a disinterested quorum of the board, by independent legal counsel selected by a disinterested quorum of the board or by the shareholders. Notwithstanding, the foregoing, a director, officer, employee, fiduciary or agent of Capital is entitled to indemnification if he is wholly successful, on the merits or otherwise, in the defense if any proceeding to which he is made party.

  (c) The Purchase Agreement and Registration Rights Agreement (the forms of which are included as exhibits to this registration statement) provide for indemnification under certain circumstances of the registrants and their directors and officers by the Initial Purchaser and the holders of the Notes.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

  The exhibits filed as part of this registration statement are as follows;

  EXHIBIT
  NUMBER                                  EXHIBIT
  -------                                 -------
 * 1       Purchase Agreement among Isle of Capri Black Hawk L.L.C., Isle of
           Capri Black Hawk Capital Corp. and Jefferies & Company, Inc.
 * 3.1     Articles of Organization of Isle of Capri Black Hawk L.L.C.
 * 3.2     Articles of Incorporation of Isle of Capri Black Hawk Capital Corp.
 * 3.3     Bylaws of Isle of Capri Black Hawk Capital Corp.
 * 4.1     Indenture among Isle of Capri Black Hawk L.L.C., Isle of Capri Black
           Hawk Capital Corp. and IBJ Schroder Bank & Trust Company, as Trust-
           ee.
 * 4.2     Form of 13% Series A First Mortgage Note due 2004 With Contingent
           Interest.
 * 4.3     Cash Collateral and Disbursement Agreement among IBJ Schroder Bank &
           Trust Company, as the Disbursement Agent, IBJ Schroder Bank & Trust
           Company, as the Trustee, CRSS Constructors, Inc., as the Independent
           Construction Consultant, Isle of Capri Black Hawk L.L.C., as the
           Company and an Issuer and Isle of Capri Black Hawk Capital Corp., as
           Co-Issuer.
 * 4.4     Registration Rights Agreement among Isle of Capri Black Hawk L.L.C.,
           Isle of Capri Black Hawk Capital Corp., and Jefferies & Company,
           Inc.
 * 4.5     Deed Of Trust To Public Trustee, Security Agreement, Fixture Filing
           and Assignment of Rents, Leases and Leasehold Interests, by Isle of
           Capri Black Hawk L.L.C. and Isle of Capri Capital Corp. to the Pub-
           lic Trustee of Gilpin County, Colorado for the benefit of IBJ Schro-
           der Bank & Trust Company.

  EXHIBIT
  NUMBER                                  EXHIBIT
  -------                                 -------
 * 4.6     Assignment of Rents, Leases and Leasehold Interests by Isle of Capri
           Black Hawk L.L.C. and Isle of Capri Capital Corp. for the benefit of
           IBJ Schroder Bank & Trust Company.
 * 4.7     Security Agreement by Isle of Capri Black Hawk L.L.C. and Isle of
           Capri Capital Corp. for the benefit of IBJ Schroder Bank & Trust
           Company.
 * 4.8     Issuer Pledge Agreement by Isle of Capri Black Hawk L.L.C. in favor of IBJ Schroder Bank & Trust Company.
 * 4.9     Collateral Assignment by Isle of Capri Black Hawk L.L.C. and Isle of
           Capri Capital Corp. in favor of IBJ Schroder Bank & Trust Company.
 * 4.10    Pledge and Assignment by Isle of Capri Black Hawk L.L.C. and Isle of
           Capri Capital Corp. in favor of IBJ Schroder Bank & Trust Company.
 * 4.11    Consent to Assignment of Construction Agreement by Haselden Con-
           struction, Inc. in favor of IBJ Schroder Bank & Trust Company.
 * 4.12    Consent to Assignment of Management Agreement by Casino America,
           Inc. in favor of IBJ Schroder Bank & Trust Company.
 * 4.13    Consent to Assignment of License Agreement by Casino America, Inc.
           in favor of IBJ Schroder Bank & Trust Company.
 * 4.14    Manager Subordination Agreement by Casino America, Inc. in favor of
           IBJ Schroder Bank & Trust Company.
 * 4.15    Environmental Indemnity by Isle of Capri Black Hawk L.L.C. in favor of IBJ Schroder Bank & Trust Company.
 * 4.16    Assignment of Trademark by Isle of Capri Black Hawk L.L.C. and Isle
           of Capri Capital Corp. in favor of IBJ Schroder Bank & Trust Compa-
           ny.
 * 4.17    Assignment of Copyright by Isle of Capri Black Hawk L.L.C. and Isle
           of Capri Capital Corp. in favor of IBJ Schroder Bank & Trust Compa-
           ny.
 * 4.18    Assignment of Patent by Isle of Capri Black Hawk L.L.C. and Isle of
           Capri Capital Corp. in favor of IBJ Schroder Bank & Trust Company.
 * 4.19    Completion Capital Commitment of Casino America.
   5       Opinion of Mayer, Brown & Platt
 *10.1     Operating Agreement among Isle of Capri Black Hawk L.L.C., Casino
           America of Colorado, Inc. and Blackhawk Gold, Ltd.
 *10.2     Members Agreement between Casino America of Colorado, Inc. and
           Blackhawk Gold, Ltd.
 *10.3     Management Agreement between Casino America, Inc. and Isle of Capri
           Black Hawk L.L.C.
 *10.4     License Agreement between Casino America, Inc. and Isle of Capri
           Black Hawk L.L.C.
 *10.5     Land Purchase Contract between Roman Entertainment Corporation of
           Colorado and Casino America, Inc.
 *10.6     Exchange Commitment Letter between the City of Black Hawk and
           Blackhawk Gold, Ltd.
  10.7     Design/Build Agreement between Haselden Construction, Inc. and Isle of Capri Black Hawk L.L.C.
 *10.8     Subdivision Agreement to be entered into between the City of Black
           Hawk and Isle of Capri Black Hawk L.L.C.

  EXHIBIT
  NUMBER                                 EXHIBIT
  -------                                -------
 *21       List of Subsidiaries
  23.1     Consent of Mayer, Brown & Platt (included in opinion filed as Ex-
           hibit 5)
  23.2     Consent of Ernst & Young LLP
  24       Powers of Attorney (included as part of the signature page hereof).
 *25       Statement of Eligibility of Trustee
 *99       Form of Letter of Transmittal

--------
*Previously filed

  (b) Financial Statement Schedules:

  All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would have otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 437(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4,10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail to other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (f) The registrants have not entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offer and to the best of the registrants' information and belief, each person participating in the Exchange Offer is acquiring the securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offer. In this regard, the registrants will make each person participating in the Exchange Offer aware (through the Exchange Offer Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resales, any securityholder using the exchange offer to participate in a distribution of the securities to be acquired in the registered exchange offer (1) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) or similar letters and (2) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The registrants acknowledge that such a secondary resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON DECEMBER 12, 1997.

                                          Isle of Capri Black Hawk Capital
  Isle of Capri Black Hawk L.L.C.          Corp.


        /s/ John M. Gallaway                     /s/ John M. Gallaway
  By: _______________________________     By: _________________________________
           John M. Gallaway                         John M. Gallaway
     President and Chief Operating                 President and Chief
                Officer                             Operating Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Gallaway, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities indicated on December 12, 1997.

              SIGNATURE                        TITLE                 DATE

                  *                    Chief Executive
-------------------------------------   Officer of the
          BERNARD GOLDSTEIN             Company and of
                                        Capital

                  *                    President and Chief
-------------------------------------   Operating Officer
          JOHN M. GALLAWAY              of the Company and
                                        of Capital; Manager
                                        of the Company;
                                        Director of Capital

                  *                    Executive Vice
-------------------------------------   President, General
          ALLAN B. SOLOMON              Counsel and
                                        Secretary of the
                                        Company and of
                                        Capital; Manager of
                                        the Company;
                                        Director of Capital

                  *                    Vice President of
-------------------------------------   the Company and of
           H. THOMAS WINN               Capital; Manager of
                                        the Company;
                                        Director of Capital

                  *                    Vice President,
-------------------------------------   Chief Financial
         REXFORD A. YEISLEY             Officer, Treasurer
                                        and Assistant
                                        Secretary of the
                                        Company and of
                                        Capital

                  *                    Senior Vice
-------------------------------------   President of
         TIMOTHY M. HINKLEY             Operations of the
                                        Company and of
                                        Capital

*By      /s/ John M. Gallaway
  ----------------------------------
      Name: John M. Gallaway, as
           Attorney-in-Fact